As filed with the Securities and Exchange Commission on May 5, 2026.

Registration No. 333-290519

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bitwise Hyperliquid ETF

(Exact name of registrant as specified in its charter)

Delaware	39-7207937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Bitwise Investment Advisers, LLC
250 Montgomery Street, Suite 200
San Francisco, California 94104
(415) 707-3663
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and for service of process purposes)

Copies to:

Richard Coyle, Esq.

Myles O’Kelly, Esq.
Chapman and Cutler LLP

320 South Canal Street, 27th Floor

Chicago, Illinois 60606

(312) 845-3724

Hunter Horsley

Bitwise Investment Advisers, LLC

250 Montgomery Street, Suite 200

San Francisco, California 94104

(415) 707-3663

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated May 5, 2026

PROSPECTUS

Shares

Bitwise Hyperliquid ETF

The Bitwise Hyperliquid ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are anticipated to be listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BHYP.” The Trust’s primary investment objective is to seek to provide exposure to the value of Hyperliquid held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s secondary investment objective is to seek to derive additional Hyperliquid through staking. In seeking to achieve its primary investment objective, the Trust will hold Hyperliquid and establish its net asset value (“NAV”) by reference to the CF Hyperliquid-Dollar US Settlement Price (the “Pricing Benchmark”). The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major Hyperliquid trading platforms (“Constituent Platforms”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

The Trust will pay to the Sponsor a unitary management fee of 0.34% per annum of the Trust’s Hyperliquid holdings (the “Sponsor Fee”). For a 1-month period commencing on the day the Shares are initially listed on the Exchange, the Sponsor has agreed to waive the entire Sponsor Fee on the first $500 million of Trust assets.

When the Trust creates or redeems its Shares, it will do so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of Hyperliquid attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the “Basket Amount”). For an order to create (purchase) a Basket, the purchase shall be in the amount of Hyperliquid represented by the Basket Amount or the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall either arrange for the Basket Amount of Hyperliquid to be distributed in-kind or sold and the cash proceeds (minus a per-order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to create or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Anchorage Digital Bank N.A. (“Anchorage Custody” or the “Hyperliquid Custodian”) serves as the custodian for the Trust’s Hyperliquid holdings and is responsible for the secure safekeeping of the Trust’s Hyperliquid. Anchorage Custody was appointed by the Sponsor and is tasked with establishing and maintaining segregated accounts to hold the Trust’s Hyperliquid (the “Trust Hyperliquid Accounts”). In connection with its investment objective of seeking to derive additional Hyperliquid through staking, the Trust will stake some or all of the Hyperliquid held in the Trust Hyperliquid Accounts. The Sponsor will select one or more trusted staking agents (the “Staking Agents”). Such Staking Agents operate the validators associated with the Trust’s staked Hyperliquid.

Bitwise Asset Management, Inc., the parent of the Sponsor, served as seed capital investor to the Trust (the “Seed Capital Investor”). The Seed Capital Investor agreed to purchase $200 in Shares on November 24, 2025, and on November 24, 2025 took delivery of 8 Shares at a per-Share price of $25 (the “Seed Shares”). The $200 the Trust received in consideration for the sale of the Seed Shares served as the basis of the audit described in the sections entitled “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “STATEMENT OF ASSETS AND LIABILITIES.”

Bitwise Investment Manager, LLC, an affiliate of the Sponsor, is expected to purchase the initial Baskets of Shares for $1,000,000, at a per-Share price of $25 for these 40,000 Shares (the “Seed Baskets”). Such proceeds are expected to be used by the Trust to purchase Hyperliquid at or prior to the listing of Shares on the Exchange. Bitwise Investment Manager, LLC will act as a statutory underwriter in connection with the initial purchase of the Seed Baskets.

Investors who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. Investing in the Trust involves risks similar to those involved with an investment directly in Hyperliquid and other significant risks. See “RISK FACTORS” beginning on page 10.

The offering of the Shares is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares. The offering is intended to be a continuous offering. The Trust is not a fund registered or subject to regulation under the Investment Company Act of 1940 (the “Investment Company Act”). The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936 (the “Commodity Exchange Act”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator or a commodity trading adviser.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD HYPERLIQUID OR INTERESTS RELATED TO HYPERLIQUID. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _____________, 2026

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

Until _____________, 2026 (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on _____________, 2026.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events, or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans, and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this Prospectus;

●	general economic, market and business conditions;

●	technology developments regarding the use of Hyperliquid and other digital assets, including the systems used by the Sponsor and the Trust’s custodian in their provision of services to the Trust;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and

●	other world economic and political developments, including, without limitation, global pandemics and the societal and government responses thereto.

See “RISK FACTORS.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions other than as required by applicable laws.

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) its having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

ii

Prospectus Summary

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Bitwise Hyperliquid ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are anticipated to be listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BHYP.” The Trust’s primary investment objective is to seek to provide exposure to the value of Hyperliquid held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s secondary investment objective is to seek to derive additional Hyperliquid through staking. In seeking to achieve its primary investment objective, the Trust will hold Hyperliquid and establish its net asset value (“NAV”) by reference to the CF Hyperliquid-Dollar US Settlement Price (“Pricing Benchmark”). The Trust is sponsored and managed by Bitwise Investment Advisers, LLC (the “Sponsor”).

The net assets of the Trust and its Shares are valued on a daily basis with reference to the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd. (the “Benchmark Provider”) that is designed to reflect the performance of Hyperliquid in U.S. dollars. The Pricing Benchmark is calculated by the Benchmark Provider based on an aggregation of executed trade flow of major Hyperliquid trading platforms (“Constituent Platforms”). The Pricing Benchmark is calculated as of 4:00 p.m. Eastern time (“ET”).

Anchorage Digital Bank N.A. (“Anchorage Custody” or the “Hyperliquid Custodian”) serves as the custodian for the Trust’s Hyperliquid holdings and is responsible for the secure safekeeping of the Trust’s Hyperliquid pursuant to a custody agreement (the “Hyperliquid Custody Agreement”). Anchorage Custody was appointed by the Sponsor and is tasked with establishing and maintaining segregated accounts to hold the Trust’s Hyperliquid (the “Trust Hyperliquid Accounts”). In connection with its investment objective of seeking to derive additional Hyperliquid through staking, the Trust will stake a portion of the Hyperliquid held in the Trust Hyperliquid Accounts. The Sponsor will select one or more trusted staking agents (the “Staking Agents”). Such Staking Agents operate the validators associated with the Trust’s staked Hyperliquid.

Hyperliquid is a digital asset. Like all digital assets, buying, holding and selling Hyperliquid is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of Hyperliquid does not entitle its holders to any portion of a company’s profits or any stream of income payments. Hyperliquid is a decentralized digital asset and ownership of it is reflected on a decentralized ledger.

The Trust provides investors with the opportunity to access the market for Hyperliquid through a traditional brokerage account without the potential barriers to entry or risks involved with acquiring and holding Hyperliquid directly. The Trust will not use derivatives. The Sponsor believes that the design of the Trust will enable certain investors to more effectively and efficiently implement strategic and tactical asset allocation strategies that use Hyperliquid by investing in the Shares rather than purchasing, holding and trading Hyperliquid directly.

Hyperliquid, the Hyperliquid Blockchain and the Hyperliquid Network

Hyperliquid is a digital asset that is created and transmitted through the operations of the peer-to-peer Hyperliquid Network, a decentralized network of computers that operates on cryptographic protocols. The Hyperliquid Network allows participants to exchange tokens of value called Hyperliquid or HYPE. As of May 1, 2026, Hyperliquid was believed to be the 13th largest digital asset by market capitalization of the more than 18,000 digital assets tracked across over 1,200 exchanges.

Transactions of Hyperliquid are processed by a distributed network of computers called validators, and recorded on the Hyperliquid Blockchain, a secure digital ledger where all Hyperliquid transactions are recorded. These validators are rewarded with Hyperliquid for their efforts. No single entity owns or operates the Hyperliquid Network or manages the Hyperliquid Blockchain. Instead, the infrastructure is collectively maintained by a decentralized community of users.

Hyperliquid can be used to pay for goods and services, including to send transactions on the Hyperliquid Network, or it can be converted to fiat currencies, such as the U.S. dollar. The primary goal of the Hyperliquid Network, however, is to support high-performance cryptocurrency trading via an on-chain central limit order book. This activity occurs on a component of the Hyperliquid Network known as HyperCore. An additional component known as HyperEVM provides a scalable, and efficient decentralized platform that supports decentralized applications and smart contracts, which are self-executing computer programs stored on a blockchain that automatically carry out the terms of an agreement between parties once predetermined conditions are met. These smart contracts can utilize trading infrastructure of HyperCore.

Unlike centralized systems, no single entity controls the Hyperliquid Network. Instead, a network of independent nodes validates transactions and reaches consensus using a proof-of-stake mechanism, ensuring security and trustless operations. Each transaction on the Hyperliquid Blockchain is validated by the network’s nodes, which participate in the consensus process.

Unlike the proof-of-work mechanism used by bitcoin, which relies on miners solving computational puzzles, proof-of-stake allows validators to secure the network based on the number of Hyperliquid they hold and stake. This system improves energy efficiency while maintaining robust security. Validators on the Hyperliquid Network play a critical role in maintaining the blockchain’s integrity, ensuring that each block follows the protocol’s rules and contains valid transactions. Holders of Hyperliquid must stake the required minimum amount to become a Hyperliquid validator. For a validator to begin earning rewards or be considered active, two conditions must be met: (1) the validator must maintain a self-delegation of, as of the date of this Prospectus, at least 10,000 Hyperliquid (which is initially locked for one year), and (2) the validator must rank in the top 24 validators by stake weight.

Hyperliquid was initially conceptualized and developed by a team of quantitative trading experts to provide a high-performance platform for cryptocurrency trading.

Hyperliquid has three primary uses within the Hyperliquid Network: (1) it is used to pay for transactions on the network, those fees being burned and permanently removed from circulation; (2) it can be staked to derive rewards, as described above; and (3) staked, it allows individuals to participate in governance decisions for the Hyperliquid Blockchain.

For more information on Hyperliquid and the Hyperliquid Blockchain, see the relevant sections on HYPERLIQUID, HYPERLIQUID MARKET, AND REGULATION OF HYPERLIQUID below.

The Trust’s Investment Objectives and Strategies

The Trust’s primary investment objective is to seek to provide exposure to the value of Hyperliquid held by the Trust, less the expenses of the Trust’s operations. The Trust’s secondary investment objective is to seek to derive additional Hyperliquid through staking. In seeking to achieve its primary investment objective, the Trust will hold Hyperliquid and accrue the Sponsor’s management fee (the “Sponsor Fee”) in U.S. dollars. The Trust will stake a portion of its Hyperliquid with the Hyperliquid Custodian. As consideration for participating in staking activities, the Trust will receive a portion of the reward generated from such participation in the form of additional Hyperliquid, which may be treated as income to the Trust. The additional Hyperliquid generated by the Trust’s staking program will be subject to fees shared among the Staking Agent(s) and the Sponsor. The amounts owed or paid to the Staking Agent(s) and the Sponsor are collectively referred to as the “Staking Expenses”. The Staking Expenses will equal 25% of the amount of the additional Hyperliquid generated by the staking of the Trust’s Hyperliquid. The Trust will ultimately receive approximately 75% of the Hyperliquid generated by its staking activities.

The Trust will value its Hyperliquid holdings, net assets and the Shares daily based on the Pricing Benchmark. The Trust is passively managed and does not pursue active management investment strategies, and the Sponsor does not actively manage the Hyperliquid held by the Trust. This means that the Sponsor does not sell Hyperliquid at times when its price is high or acquire Hyperliquid at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Hyperliquid investors to attempt to reduce the risks of losses resulting from price decreases. The Trust will not utilize leverage or any similar arrangements in seeking to meet its investment objectives. Hyperliquid will be the only digital asset held by the Trust.

Although the Shares are not the exact equivalent of a direct investment in Hyperliquid, they provide investors with an alternative that constitutes a relatively cost-effective way to obtain Hyperliquid exposure through the securities market.

The Trust may either create and redeem Shares in-kind for Hyperliquid (“In-Kind Creations” and “In-Kind Redemptions,” respectively) or for cash (“Cash Creations” and “Cash Redemptions,” respectively). When the Trust creates or redeems its Shares, it will do so in blocks of 10,000 Shares (each, a “Basket”) based on the quantity of Hyperliquid attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the “Basket Amount”). For an order to purchase (create) a Basket, the purchase shall be in the amount of Hyperliquid represented by the Basket Amount (in the case of an In-Kind Creation) or the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below) (in the case of a Cash Creation). For an order to redeem a Basket, the Sponsor shall either arrange for the Basket Amount of Hyperliquid to be distributed in-kind (in the case of an In-Kind Redemption) or sold and the cash proceeds (minus a per-order transaction fee) distributed (in the case of a Cash Redemption). The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to create or redeem Shares with the Trust (each, an “Authorized Participant”). In the case of In-Kind Creations and In-Kind Redemptions, an Authorized Participant or an Authorized Participant’s designee (“Authorized Participant Designee”) deposits Hyperliquid directly with the Trust or receives Hyperliquid directly from the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Hyperliquid constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of Hyperliquid that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of Hyperliquid held by the Trust as of the opening of business on that business day, adjusted for the amount of Hyperliquid constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business divided by 10,000. Fractions of Hyperliquid smaller than 0.00000001 are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares.

Staking

Pursuant to its secondary investment objective, the Trust will seek to generate additional Hyperliquid through staking. The Trust will stake the Hyperliquid held in the Trust Hyperliquid Account(s) maintained at the Hyperliquid Custodian. Under normal circumstances, the Sponsor anticipates that it will engage in staking with respect to all of the Trust’s Hyperliquid, except for Hyperliquid held in the “Liquidity Reserve,” which is the portion of the Trust’s Hyperliquid holdings that are unstaked and are thus freely transferable and available to meet Redemption Orders. In addition to the Hyperliquid held in the Liquidity Reserve, the Trust may, on a short-term and temporary basis and in connection with one or more of the following events, hold Hyperliquid that is not staked, provided that the Trust shall make such Hyperliquid available for staking as soon as and to the extent reasonably possible: (i) Hyperliquid to be sold to pay Trust expenses; (ii) Hyperliquid received in connection with In-Kind Creations or to be distributed in connection with In-Kind Redemptions; (iii) Hyperliquid acquired with cash in connection with Cash Creations or sold in connection with Cash Redemptions; or (iv) Hyperliquid received or available for receipt as staking rewards. In addition to Hyperliquid held in the Liquidity Reserve, the Trust also may, in connection with one or more of the following events, hold additional unstaked Hyperliquid, provided that the Trust shall make such Hyperliquid available for staking as soon as and to the extent reasonably possible: (i) the borrowing, purchase or sale of Hyperliquid pursuant to a contingent liquidity arrangement (“Contingent Liquidity Arrangement”) described in the section entitled “STAKING”; (ii) the sale of Hyperliquid in connection with the Trust’s liquidation; (iii) the need to take protective measures against potential system vulnerabilities in the Hyperliquid Network’s protocol, staking smart contracts or validator client software; (iv) the cessation of the Hyperliquid Custody Agreement, but only with respect to the Hyperliquid affected by the cessation; (v) the cessation of the arrangement between the Hyperliquid Custodian and a Staking Agent, but only with respect to the staked Hyperliquid affected by the cessation; and (vi) a change in applicable law or regulation.

Given that the Trust anticipates staking a substantial portion of its Hyperliquid holdings, the Trust has adopted liquidity policies and procedures (“Liquidity Policies”) reasonably designed to ensure that the Trust is able to satisfy Redemption Orders without incurring the risk of significant dilution of the remaining Shareholders’ interest in the Trust.

The Liquidity Policies set forth the operation of the Liquidity Reserve. At the outset of the Trust, the Liquidity Reserve is expected to be composed of approximately 30% of the Trust’s Hyperliquid holdings. However, the amount of Hyperliquid comprising the Liquidity Reserve may be changed by the Sponsor in its sole discretion pursuant to the terms of the Liquidity Policies. The Liquidity Policies specify that, on at least a monthly basis, the Sponsor will seek to determine the appropriate percentage of the Trust’s Hyperliquid to comprise the Liquidity Reserve. In making this determination, the Sponsor may consider any information it deems relevant, including, but not limited to, (i) the average, median and maximum daily value of Shares redeemed over the preceding month; (ii) the day-over-day performance of Hyperliquid over the preceding month; (iii) the thirty-day realized volatility of Hyperliquid; (iv) any changes to the mechanics of Hyperliquid Network staking; and (v) any information available to the Sponsor regarding the likelihood that Shareholders will redeem Shares. Following its review of these factors, the Sponsor may choose to adjust the percentage of Hyperliquid holdings that comprise the Liquidity Reserve. The Trust will disclose on its website the percentage of the Trust’s Hyperliquid that was staked as of the beginning of each trading day. In the unlikely event that the Sponsor ever suspends the Trust’s staking program, the Trust will file a current report on Form 8-K.

The Staking Agent(s) will operate the validators associated with the Trust’s staked Hyperliquid. The Trust will enter into an agreement with each Staking Agent (each, a “Staking Services Agreement”) setting forth the terms of the services provided by the Staking Agent to the Trust in connection with the Trust’s staking activities. In order to preserve and protect the Trust assets and ensure that the validators will properly perform validations the Sponsor will exercise diligence to (i) ensure the performance and reliability of each Staking Agent; (ii) ensure the adequacy of the safety and security policies and procedures of each Staking Agent, and (iii) consider any other factor(s) the Sponsor deems appropriate in making the allocation determination as necessary to achieve its investment objective and preserve and protect the Trust’s assets. The Sponsor may preference the use of Attestant, Ltd., an affiliate of the Sponsor, as Staking Agent. The Trust intends to arrange its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority.

Staking provides the Trust with the opportunity to create and earn additional Hyperliquid. The Trust will be entitled to all Hyperliquid generated by the Trust’s staking, after deduction of certain staking-related expenses. This additional Hyperliquid will increase the net assets of the Trust, benefiting Shareholders. Certain of such Hyperliquid may be treated as income to the Trust and may be held for future distribution to Shareholders, pursuant to any requirement that such Hyperliquid be distributed to Shareholders in order for the Trust to maintain its status as a grantor trust for U.S. federal income tax purposes.

Purchases and Sales of Hyperliquid

When the Trust conducts Cash Creations or Cash Redemptions, the Sponsor, on behalf of the Trust, will be responsible for purchasing and selling Hyperliquid. The Trust may also be required to sell Hyperliquid to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor. Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell Hyperliquid at a price as close to the Pricing Benchmark as practical.

The Sponsor, on behalf of the Trust, is responsible for acquiring Hyperliquid from a Hyperliquid trading counterparty that has been approved by the Sponsor (each, an “Hyperliquid Trading Counterparty”). As of May 1, 2026, FalconX (d/b/a Solios, Inc.), Flowdesk, Nonco LLC, Virtu Financial Singapore Pte. Ltd. and Wintermute Trading Ltd. have been approved as Hyperliquid Trading Counterparties. Virtu Financial Singapore Pte Ltd. is an affiliate of Virtu Americas LLC, which is an Authorized Participant to the Trust. The Sponsor has entered into contractual agreements with the Hyperliquid Trading Counterparties, and these agreements set forth the general parameters under which a transaction in Hyperliquid will be effectuated, should any transaction with a Hyperliquid Trading Counterparty occur. These agreements do not require the Sponsor to utilize any particular Hyperliquid Trading Counterparty, and do not create any contractual obligations on the part of any Hyperliquid Trading Counterparty to participate in cash or in-kind orders for creations or redemptions. All transactions between the Sponsor, on behalf of the Trust, and a Hyperliquid Trading Counterparty will be done on an arm’s-length basis. The Sponsor will not assume the fees of Hyperliquid Trading Counterparties in connection with their purchase and sale of Hyperliquid. The Hyperliquid Trading Counterparties will pay their own fees associated with their purchase and sale of Hyperliquid.

The CF Hyperliquid-Dollar US Settlement Price

The Pricing Benchmark was designed to provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one Hyperliquid that may be used to develop financial products. The Pricing Benchmark is representative of the Hyperliquid trading activity on the Constituent Platforms, which include, as of the date of this Prospectus, Bitget, Kucoin, MEXC and Gate.io. For more information on the Pricing Benchmark, see “THE TRUST AND HYPERLIQUID PRICES” below.

The Trust uses the Pricing Benchmark to calculate its daily NAV and utilizes the CF Hypecoin-Dollar Spot Rate Index to calculate an Indicative Trust Value (the “ITV”). The ITV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. It is calculated by using the prior day’s holdings at close of business and the most recently reported price level of the CF Hypecoin-Dollar Spot Rate Index. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. ET.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act (the “DSTA”). The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of December 9, 2025. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and the Sponsor Agreement, dated as of December 9, 2025, between the Trust and the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on June 4, 2018. Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders do not have any voting rights and take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Trust Agreement and the Sponsor Agreement set forth the terms pursuant to which the Trust is operated, including the amount of the Sponsor Fee and any other fees and expenses charged to the Trust. These agreements may be amended without Shareholder approval. Although not currently intended, such amendments could potentially increase the amount of fees and expenses paid by the Trust. In the event of a material amendment to the Trust Agreement or Sponsor Agreement, including an increase in the Sponsor Fee, Shareholders will be provided notice of such amendment on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC serves as the Sponsor for the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares and will operate the marketing plan of the Trust on an ongoing basis. The Sponsor also oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement.

The Trustee

CSC Delaware Trust Company serves as the Trustee, as required to create a Delaware statutory trust in accordance with the Trust Agreement and the DSTA.

The Administrator

The Bank of New York Mellon (“BNY Mellon”) serves as the Trust’s administrator (in such capacity, the “Administrator”). Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.

The Transfer Agent

BNY Mellon serves as the transfer agent for the Trust (in such capacity, the “Transfer Agent”). The Transfer Agent: (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Hyperliquid Custodian

Anchorage Digital Bank N.A. serves as the Trust’s Hyperliquid Custodian pursuant to the Hyperliquid Custody Agreement. Anchorage Digital is a national trust bank with a principal address at 101 South Reid Street, Suite 329, Sioux Falls, SD 57103. Under the Hyperliquid Custody Agreement, the Hyperliquid Custodian is responsible for safekeeping the Hyperliquid owned by the Trust. The Hyperliquid Custodian was selected by the Sponsor. The Hyperliquid Custodian has responsibility for opening the Trust Hyperliquid Accounts and implementing the controls designed by the Sponsor for the Trust Hyperliquid Accounts, as well as facilitating the transfer of Hyperliquid required for the operation of the Trust. The Hyperliquid Custodian will also enter into an agreement with the Sponsor to open a custody account to receive payment of the Sponsor Fee (the “Sponsor Hyperliquid Account”).

The Hyperliquid Custodian is a national trust bank regulated by the Office of the Comptroller of the Currency. The Sponsor believes that the Hyperliquid Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s Hyperliquid holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys. The Trust Hyperliquid Accounts and the Sponsor Hyperliquid Account are segregated accounts and are therefore not commingled with corporate or other customer assets.

The Trust may retain additional Hyperliquid custodians from time to time pursuant to a Hyperliquid custodian agreement to perform certain services that are typical of a Hyperliquid custodian. The Sponsor may, in its sole discretion, add or terminate Hyperliquid custodians at any time.

The Cash Custodian

BNY Mellon also serves as the Cash Custodian pursuant to an agreement between it and the Trust (the “Cash Custody Agreement”). The Cash Custodian is the custodian of the Trust’s cash holdings. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for: (1) working with the Transfer Agent to review and approve, or reject, creation and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.34% per annum of the Trust’s Hyperliquid holdings. For a 1-month period commencing on the day the Shares are initially listed on the Exchange, the Sponsor has agreed to waive the entire Sponsor Fee on the first $500 million of Trust assets.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods in which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily and will be payable in Hyperliquid monthly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a 0.34% annualized rate to the Trust’s total Hyperliquid holdings, and the amount of Hyperliquid payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark.

The NAV of the Trust is reduced each day by the amount of the Sponsor Fee calculated each day. On or about the last day of each month, an amount of Hyperliquid will be transferred from the Trust Hyperliquid Account to the Sponsor Hyperliquid Account equal to the sum of all daily Sponsor Fees accrued for the month in U.S. dollars divided by the Pricing Benchmark on the last day of the month. The Trust is not responsible for paying any fees or costs associated with the transfer of Hyperliquid to the Sponsor. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the Prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, Hyperliquid Custodian, Marketing Agent, Transfer Agent and Administrator), exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion based upon prevailing circumstances to assume legal fees and expenses of the Trust in excess of $500,000 per annum. The Sponsor will also pay the costs of the Trust’s organization.

The additional Hyperliquid generated by the Trust’s staking program will be subject to fees shared among the Staking Agent(s) and the Sponsor. The amounts owed or paid to the Staking Agent(s) and the Sponsor are collectively referred to as the “Staking Expenses”. The Staking Expenses will equal 25% of the amount of the additional Hyperliquid generated by the staking of the Trust’s Hyperliquid. The Staking Expenses will reduce the amount of Hyperliquid generated from the staking of the Trust’s Hyperliquid that is ultimately retained by the Trust. The Trust will ultimately receive approximately 75% of the Hyperliquid generated by its staking activities. The Trust’s NAV will reflect the amount of Hyperliquid the Trust is entitled to under its staking program after deduction of all Staking Expenses.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, borrowing or financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the Hyperliquid Blockchain, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, Hyperliquid Custodian, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. The Administrator and/or the Sponsor will direct the Hyperliquid Custodian to transfer Hyperliquid from the Trust Hyperliquid Account to the Sponsor Hyperliquid Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s Hyperliquid as necessary to pay such expenses.

Transfers of Hyperliquid to and from the Trust Hyperliquid Account to the Hyperliquid Trading Counterparty are “on-chain” transactions represented on a blockchain. Transfer fees with respect to this on-chain transfer of Hyperliquid will be paid by the Hyperliquid Custodian. The Hyperliquid Custodian will not pay such transfer fees with the Trust’s assets.

Custody of the Trust’s Assets

The Trust’s Hyperliquid Custodian will maintain custody of all of the Trust’s Hyperliquid in the Trust Hyperliquid Account. The Hyperliquid Custodian provides safekeeping of digital assets using hardware security modules (“HSMs”) with embedded built-in custom business logic designed to provide security of the digital assets held by the Hyperliquid Custodian. The Hyperliquid Custodian has procured industry standard insurance coverage for services rendered under the Hyperliquid Custody Agreement. The insurance programs do not cover, insure or guarantee the performance of the Trust. There is no third-party insurance held on behalf of the Trust Hyperliquid Account. The Hyperliquid held by the Hyperliquid Custodian is not FDIC-insured. The insurance maintained by the Hyperliquid Custodian is shared among all of the Hyperliquid Custodian’s customers, is not specific to the Trust or to customers holding Hyperliquid with the Hyperliquid Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Hyperliquid in the Trust Hyperliquid Account may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Hyperliquid Custodian:

●	HSMs with Built-in Logic: Built-in logic refers to the custom policy rules embedded directly inside the Hyperliquid Custodian’s HSMs, allowing the hardware itself to validate and approve or reject transactions. Instead of blindly signing data, the HSM checks consensus requirements, whitelists, and other policies before any transactions are approved. This ensures that even if external systems are compromised, unauthorized transactions involving the Trust’s Hyperliquid cannot be approved.

●	Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Hyperliquid Custodian-owned hardware vaults in secure environments. No customers or third parties are given access to the Hyperliquid Custodian’s private keys.

●

Whitelisting: Transactions are only sent to vetted, known addresses. The Hyperliquid Custodian’s platform supports pre-approval. The Hyperliquid Custodian requires authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Anchorage Custody platform. When a whitelist addition or removal request is initiated, the authorized users will be prompted to authenticate the request using multiple layers of biometric authentication. A consensus mechanism on the Anchorage Custody platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the Hyperliquid Custodian.

●	Audit Trails: Audit trails exist for all movement of Hyperliquid within Hyperliquid Custodian-controlled Hyperliquid wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Hyperliquid Custody Agreement, Hyperliquid held in custody with the Hyperliquid Custodian will be segregated from both the proprietary property of the Hyperliquid Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of the Hyperliquid Custodian, assets held in the segregated accounts of the Hyperliquid Custodian would not become property of the Hyperliquid Custodian’s estate and would not be available to satisfy claims of creditors of the Hyperliquid Custodian.

The Hyperliquid Custodian maintains internal audit teams that perform periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on each of the Hyperliquid Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

To the extent that the Trust engages an additional Hyperliquid Custodian in the future (a “Future Hyperliquid Custodian,” and with Anchorage Custody, the “Hyperliquid Custodians”), the Sponsor will allocate the Trust’s Hyperliquid between the Trust Hyperliquid Account at Anchorage Custody and the special account that holds the Trust’s Hyperliquid at the Future Hyperliquid Custodian (the “Future Trust Hyperliquid Account,” and with the Trust Hyperliquid Account, the “Trust Hyperliquid Accounts”). In selecting a Future Hyperliquid Custodian, the Sponsor, on behalf of the Trust, will consider a number of factors, including, but not limited to, regulatory compliance, operational security, insurance coverage, institutional reputation, and demonstrated experience safely storing large digital asset holdings. In determining the amount and percentage of the Trust’s Hyperliquid to allocate to each Trust Hyperliquid Account, the Sponsor will consider (i) the concentration of the Trust’s Hyperliquid at each Hyperliquid Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Hyperliquid Custodian, (iii) the insurance policies of each Hyperliquid Custodian, (iv) the fees and expenses associated with the storage of the Trust’s Hyperliquid at each Hyperliquid Custodian, (v) the fees and expenses associated with the transfer to or from the Trust Hyperliquid Account at each Hyperliquid Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s Hyperliquid held at either Anchorage Custody or the Future Hyperliquid Custodian, and the Sponsor may change the allocation between the Hyperliquid Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of Hyperliquid between the Trust Hyperliquid Account at each Hyperliquid Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of Hyperliquid between the Trust Hyperliquid Accounts at each Hyperliquid Custodian will occur “on-chain” over the Hyperliquid Blockchain. On-chain transactions are subject to all of the risks of the Hyperliquid Blockchain, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust relies on the Cash Custodian to hold any cash related to the Cash Creation and Cash Redemption of Shares, purchase or sale of Hyperliquid or held for payment of expenses not assumed by the Sponsor.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation and redemption orders from Authorized Participants.

Plan of Distribution

When the Trust sells or redeems its Shares, it will do so in Baskets. The Trust only creates and redeems Baskets in transactions with Authorized Participants. In connection with an order to purchase Shares pursuant to an In-Kind Creation (an “In-Kind Creation Order”), an Authorized Participant shall deliver or cause to be delivered by an Authorized Participant Designee to the Hyperliquid Custodian the amount of Hyperliquid represented by the Basket Amount. In connection with an order to purchase Shares pursuant to a Cash Creation (a “Cash Creation Order,” and, with In-Kind Creation Orders, “Creation Orders”), an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of Hyperliquid, as well as the per-order transaction fee. In connection with an order to redeem Shares, an Authorized Participant shall deliver or cause to be delivered to the Trust’s account at the Depository Trust Company (“DTC”) the Basket(s) to be redeemed. To the extent such redemption order indicated that the redemption was to be done as an In-Kind Redemption (an “In-Kind Redemption Order”), the Sponsor shall arrange for a Basket Amount of Hyperliquid to be distributed to a Hyperliquid account designated by the Authorized Participant or Authorized Participant Designee. To the extent such redemption order indicated that the redemption was to be done as a Cash Redemption (a “Cash Redemption Order,” and, with In-Kind Redemption Orders, “Redemption Orders”), the Sponsor shall arrange for the Basket Amount of Hyperliquid to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant. BNY Mellon will facilitate the processing of Creation Orders and Redemption Orders in Baskets from the Trust in its capacity as Transfer Agent and will custody the Trust’s cash holdings in its capacity as Cash Custodian.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares.

Investors who decide to buy or sell Shares will place their trade orders through their brokers and may incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “BHYP.”

Federal Income Tax Considerations

Owners of Shares are treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. They are also viewed as if they directly received a proportionate share of any income of the Trust, or as if they had incurred a proportionate share of the expenses of the Trust. Consequently, each sale of Hyperliquid by the Trust (which includes under current Internal Revenue Service (“IRS”) guidance using Hyperliquid to pay expenses of the Trust) constitutes a taxable event to Shareholders. See “UNITED STATES FEDERAL INCOME TAX CONSEQUENCES—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust in connection with the issuance of Baskets consist of Hyperliquid and cash. In addition, the Trust will receive proceeds derived from its staking program that consist of Hyperliquid. Deposits of Hyperliquid received by the Trust pursuant to an In-Kind Creation are held by the Hyperliquid Custodian on behalf of the Trust until (i) delivered out in connection with an In-Kind Redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash proceeds received by the Trust in connection with Cash Creation Orders will be used to acquire Hyperliquid. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire Hyperliquid, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with Cash Redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves risks. Investors may choose to use the Trust as a means of investing indirectly in Hyperliquid. Because the value of the Shares is correlated with the value of the Hyperliquid held by the Trust, it is important to understand the investment attributes of, and the market for, Hyperliquid. As noted, there are significant risks and hazards inherent in the Hyperliquid market that may cause the price of Hyperliquid to widely fluctuate. Investors considering a purchase of Shares should carefully consider how much of their total assets should be exposed to the Hyperliquid market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust.

In addition, the Trust intends to create and earn additional Hyperliquid through the staking of its Hyperliquid. Staking involves certain risks, including the loss of Hyperliquid. None of the Trust’s assets, including any Hyperliquid that is staked, are insured or otherwise protected by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). While “slashing” does not currently exist as a part of the Hyperliquid Network, in the future this mechanism could be added to the protocol in which case slashing penalties may be incurred if a validator to which Hyperliquid is delegated acts maliciously, such as by attesting to conflicting versions of the blockchain, or fails to maintain required uptime. Anchorage Custody’s and the Staking Agent’s liability to the Trust in connection with its actions or performance as the Hyperliquid Custodian and Staking Agent is limited, and Anchorage Custody and the Staking Agent may not maintain sufficient assets or insurance coverage to compensate the Trust for any resulting losses. As a result, there is no guarantee that the Trust would be able to recover any staked Hyperliquid, or the corresponding value thereof, in the event that it becomes subject to slashing or other staking-related penalties in the future. During the period when the Trust’s Hyperliquid is staked, any staked Hyperliquid will be inaccessible. Hyperliquid staked is subject to a one-day lockup during which it cannot be unstaked. Additionally, after the one-day lockup period, any unstaked Hyperliquid enters a seven-day unstaking queue before it becomes freely transferable.

Hyperliquid is a relatively new technological innovation with a limited history. There is no assurance that usage of the Hyperliquid Blockchain or Hyperliquid will continue to grow. A contraction in the use or adoption of Hyperliquid may result in increased volatility or a reduction in the price of Hyperliquid, which could adversely impact the value of the Shares. The ongoing issuance of new Hyperliquid may cause the price of Hyperliquid to decline over time. Hyperliquid markets have a limited history, Hyperliquid trading prices have exhibited high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, Shareholders could lose all or substantially all of their investment in the Trust. Regulation of the use of Hyperliquid and the Hyperliquid Blockchain continues to evolve both in the United States and in foreign jurisdictions, which may restrict the use of Hyperliquid or otherwise impact the demand for Hyperliquid. Disruptions at digital asset trading platforms could adversely affect the availability of Hyperliquid and the ability of Authorized Participants to purchase or sell Hyperliquid and, therefore, their ability to create and redeem Shares.

Spot markets on which Hyperliquid trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions on Hyperliquid spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of Hyperliquid and the ability of Authorized Participants (as defined below) to purchase or sell Hyperliquid or Hyperliquid derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Hyperliquid Custodian, could prevent the Trust from accessing its Hyperliquid. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer Hyperliquid in the face of a redemption request and forcing the Trust to consider liquidation.

Custody of digital assets such as Hyperliquid includes unique risks of loss. The loss or destruction of private keys could prevent the Trust from accessing its Hyperliquid. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Similarly, transactions on the Hyperliquid Blockchain generally may not be reversed or corrected, meaning that errors in transactions from the Trust Hyperliquid Account could result in the loss of all or substantially all of an investment in the Trust.

There is no assurance as to whether the Trust will be profitable or whether the Trust will meet its expenses and liabilities. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s return may not match the performance of the Pricing Benchmark because the Trust incurs operating expenses. The NAV of the Trust may not always correspond to the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise. As a result, Baskets may be created or redeemed at a U.S. dollar value that differs from the market price of the Shares.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Related to Digital Assets

A determination that Hyperliquid or any other digital asset is offered or sold as a “security” may adversely affect the value of Hyperliquid and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset, including Hyperliquid, may be considered a “security” under U.S. federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Whether a digital asset is a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the Howey and Reves tests.

In March 2026, the SEC issued an interpretive release addressing the application of U.S. federal securities laws to digital assets and transactions involving digital assets. The interpretive release does not supersede or replace the Howey test but rather sets forth how the SEC applies the Howey test to digital assets and transactions involving digital assets. The SEC states within the release that it classifies digital assets into five categories based on their characteristics, uses and functions: (1) digital commodities; (2) digital collectibles; (3) digital tools; (4) stablecoins; and (5) digital securities. The release also stipulates that the SEC believes that digital assets classified as digital commodities, digital collectibles and digital tools are not securities. In the release, the SEC explained that a “digital commodity” generally refers to a digital asset that is intrinsically linked to and derives its value from the programmatic operation of a crypto system that is functional, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. It further noted that a digital commodity does not have intrinsic economic properties or rights, such as generating passive yield or conveying rights to future income, profits, or assets of a business enterprise or other entity, promisor or obligor. Additionally, the release stated that a digital commodity is necessary to participate in or use certain aspects of an associated functional crypto system. The programmed purpose of a digital commodity is to facilitate and incentivize the validation, ordering and confirmation of transactions on the associated functional crypto system, serve as a mechanism to maintain the functioning and/or security of the associated functional crypto system, and foster network effects. Accordingly, a digital commodity is integral to the operation of the associated functional crypto system. The SEC stated that digital assets classified as digital commodities are not securities because they do not constitute any of the financial instruments enumerated in the definition of “security” because, among other things, they do not represent a digitized form of any such instruments, including investment contracts.

Notwithstanding the foregoing, the release is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The release also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security, including a digital commodity such as Hyperliquid, may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

Accordingly, there can be no assurance that the SEC, a court, or another regulatory authority will not in the future determine that Hyperliquid, or transactions in Hyperliquid, involve a security, including as a result of changes in the characteristics, governance, or decentralization of the Hyperliquid Network, the role or influence of developers, validators, or other ecosystem participants, or the manner in which Hyperliquid is marketed, distributed, or utilized. Any such determination, or any material change in the regulatory framework applicable to digital assets, could have a material adverse effect on the value and liquidity of Hyperliquid and, consequently, the value of the Shares.

If the Sponsor determines that Hyperliquid is a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that Hyperliquid is a security, the Sponsor does not intend to permit the Trust to continue holding Hyperliquid in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act). In determining whether Hyperliquid is a security, the Sponsor does not engage in legal analysis on Hyperliquid nor perform any analysis based upon any legal standard. Instead, the Sponsor reviews the following information to inform its determination: (1) public information to determine if the SEC, any other U.S. regulatory agency or any court has made any statements regarding Hyperliquid, (2) public information regarding how digital asset markets view Hyperliquid, including whether Hyperliquid has been listed on reputable digital asset trading platforms that would have had access to a reasonable amount of information when making their determinations to list Hyperliquid, (3) public information to undertake reasonable diligence into the structure and technology of Hyperliquid, and (4) any other information gained from reputable sources that may impact the Sponsor’s view of Hyperliquid, including a review of any websites associated with Hyperliquid’s development. It is critical to note that such analyses are risk-based judgments made by the Sponsor and not a legal standard or determination binding on any regulatory body or court.

Any enforcement action by the SEC or a state securities regulator asserting that Hyperliquid is a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of Hyperliquid, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is a security by the SEC or another regulatory authority may have similar effects.

If Hyperliquid is found by a court or other regulatory body to be a security, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the Securities Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court or regulatory body will agree with the Trust’s assessment of Hyperliquid as a non-security.

The trading prices of many digital assets, including Hyperliquid, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading price of Hyperliquid, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including Hyperliquid, have experienced extreme volatility in recent periods and may continue to do so. For instance, digital asset prices increased significantly during 2019, decreased significantly in the first quarter of 2020 amid broader market declines as a result of the novel coronavirus outbreak, and increased significantly again over the remainder of 2020 and the first quarter of 2021. Digital asset prices continued to experience significant and sudden changes throughout 2021 followed by steep drawdowns in the fourth quarter of 2021. Digital assets, including Hyperliquid, continued to see steep drawdowns in 2022, and digital asset prices, including Hyperliquid, have continued to fluctuate through 2023 and 2025, and to date, in 2026. Hyperliquid has exhibited a historical annualized volatility of 128.92% and maximum annual price decrease of 68.32% since the token’s inception on November 29, 2024.

Extreme volatility in the future, including further declines in the trading price of Hyperliquid, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception and a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of Hyperliquid and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of Hyperliquid.

Digital assets, including Hyperliquid, are subject to a number of risks related to the digital asset ecosystem.

The value of the Shares relates directly to the value of the Hyperliquid held by the Trust. The value of Hyperliquid is impacted by factors specific to Hyperliquid and also factors relating to the digital asset ecosystem generally, including:

●	market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

●	trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

●	the adoption of digital assets, such as Hyperliquid, as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol (such as the Hyperliquid Blockchain) and their ability to meet user demands;

●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated;

●	the needs of decentralized applications, smart contracts, their users, and users of the Hyperliquid Blockchain generally for Hyperliquid to pay transaction fees to execute transactions;

●	governmental or regulatory actions by, or investigations or litigation in, countries around the world targeting well-known decentralized applications or smart contracts that are built on the Hyperliquid Blockchain, or other developments or problems, and associated publicity, involving or affecting such decentralized applications or smart contracts;

●	increased competition from other forms of digital assets or payment services, including digital currencies constituting legal tender that may be issued in the future by central banks, or digital assets meant to serve as a medium of exchange by major private companies or other institutions;

●	increased competition from other blockchain networks combining smart contracts, programmable scripting languages, and an associated runtime environment, with blockchain-based recordkeeping, particularly where such other blockchain networks are able to offer users access to a larger consumer user base, greater efficiency, reliability, or processing speed, or more economical transaction processing fees than the Hyperliquid Blockchain;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Hyperliquid, and digital asset exchange rates;

●	consumer preferences and perceptions of Hyperliquid specifically and digital assets generally, the Hyperliquid Blockchain relative to competing blockchain protocols, and Hyperliquid relative to competing digital assets;

●	negative events, publicity, and social media coverage relating to the digital assets and blockchain technology industry;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

●	business failures, bankruptcies, hacking, fraud, crime, government investigations, or other negative developments affecting digital asset businesses, including digital asset trading platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

●	the use of leverage in digital asset markets, including the unwinding of positions, “margin calls”, collateral liquidations and similar events;

●	investment and trading activities of large or active consumer and institutional users, speculators, validators and investors;

●	a “short squeeze” resulting from speculation on the price of Hyperliquid, if aggregate short exposure exceeds the number of shares available for purchase;

●	an active derivatives market for Hyperliquid or for digital assets generally;

●	monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Hyperliquid as a form of payment or the purchase of Hyperliquid on the digital asset markets;

●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	fees associated with processing a Hyperliquid transaction and the speed at which Hyperliquid transactions are settled;

●	the maintenance, troubleshooting, and development of the Hyperliquid Blockchain including by validators and developers worldwide;

●	financial strength of market participants;

●	the availability and cost of funding and capital;

●	the liquidity and credit risk of digital asset trading platforms;

●	interruptions in service from or closures or failures of major digital asset trading platforms or their banking partners, or outages or system failures affecting the Hyperliquid Blockchain;

●	decreased confidence in digital assets and digital assets trading platforms;

●	poor risk management or fraud by entities in the digital assets ecosystem;

●	increased competition from other forms of digital assets or payment services; and

●	the Trust’s own acquisitions or dispositions of Hyperliquid, since there is no limit on the number of Hyperliquid that the Trust may acquire.

Although returns from investing in Hyperliquid have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that Hyperliquid will maintain its value in the long, intermediate, short, or any other term. In the event that the price of Hyperliquid declines, the Sponsor expects the value of the Shares to decline proportionately.

The price of the Shares of the Trust is represented by the Pricing Benchmark that may also be subject to momentum pricing due to speculation regarding future appreciation in value of Hyperliquid, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of Hyperliquid has resulted, and may continue to result, in speculation regarding future appreciation in the value of Hyperliquid, inflating and making the Pricing Benchmark more volatile. As a result, Hyperliquid may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Trust.

The Trust is not actively managed and does not and will not have any strategy relating to the development of the Hyperliquid Blockchain, nor will the Trust seek to avoid or mitigate losses from declines in the Hyperliquid price. Furthermore, the impact of the expansion of the Trust’s Hyperliquid holdings on the digital asset industry and the Hyperliquid Blockchain is uncertain. A decline in the popularity or acceptance of the Hyperliquid Blockchain, or the value of Hyperliquid, would harm the value of the Trust.

Many digital assets, including Hyperliquid, were only introduced within the past fifteen years, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Many digital assets, including Hyperliquid, were only introduced within the past decade, and the medium-to-long-term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development; their dependence on the internet and other technologies; their dependence on the role played by users, developers and validators; and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks, including networks and networks utilizing the Hyperliquid Network, are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because Hyperliquid is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Hyperliquid Network, would affect the ability to transfer digital assets, including Hyperliquid, and, consequently, a disruption may impact their value.

●	Although unlikely, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the Hyperliquid Network, could theoretically result in a “fork” in such network’s blockchain, including the Hyperliquid Blockchain, resulting in the operation of multiple separate networks.

●	Governance of the Hyperliquid Network is by voluntary consensus. As a result, there may be a lack of consensus or clarity on the governance of the Hyperliquid Network, which may stymie the Hyperliquid Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Hyperliquid Network, especially long-term problems.

●	Many digital asset networks, including the Hyperliquid Network, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Hyperliquid Network and the value of Hyperliquid.

●	In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the Hyperliquid Blockchain and Hyperliquid Network could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Hyperliquid Network or take the Trust’s Hyperliquid, which would adversely affect the value of the Shares. Moreover, functionality of the Hyperliquid Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for Hyperliquid. Even if another digital asset other than Hyperliquid were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including Hyperliquid, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of Hyperliquid and applications built on the Hyperliquid Network.

The first digital asset, bitcoin, was launched in 2009. The Hyperliquid Network launched in 2023. In general, digital asset networks, including the Hyperliquid Network and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Hyperliquid and Hyperliquid-based applications today have limited use. As a result, the price of Hyperliquid may be influenced to a significant extent by speculators, thus contributing to price volatility.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of Hyperliquid and withdrawal of assets from the Hyperliquid Custodian even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

●	Certain privacy-preserving features have been or are expected to be introduced to digital asset networks. For example, some prominent contributors to other blockchain networks have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Hyperliquid Network, any exchanges or businesses that facilitate transactions in Hyperliquid may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

●	Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Hyperliquid Network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Hyperliquid Network and will not attempt to avoid or mitigate losses caused by declines in the price of Hyperliquid.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX, the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the CFTC, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. In June 2023, the SEC brought charges against Binance and Coinbase, two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken, alleging that it operated as an unregistered securities exchange, brokerage and clearing agency.

In February 2025, March 2025 and May 2025, Coinbase, Kraken and Binance, respectively, each entered into a joint stipulation to dismiss the SEC’s lawsuit against them with prejudice.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including Hyperliquid and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including Hyperliquid, which could have a negative effect on the value of Hyperliquid, which in turn would have a negative effect on the value of the Trust’s Shares.

These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Risks Associated with Hyperliquid and the Hyperliquid Blockchain

The value of the Shares relates directly to the value of Hyperliquid, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the Hyperliquid held by the Trust and fluctuations in the price of Hyperliquid could adversely affect the value of the Shares. The market price of Hyperliquid may be highly volatile, and subject to a number of factors, including:

●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;

●	the adoption of Hyperliquid as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Hyperliquid Blockchain and Hyperliquid Network;

●	forks in the Hyperliquid Blockchain;

●	investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, Hyperliquid);

●	consumer preferences and perceptions of Hyperliquid specifically and digital assets generally;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;

●	investment and trading activities of large investors that invest directly or indirectly in Hyperliquid;

●	a “short squeeze” resulting from speculation on the price of Hyperliquid, if aggregate short exposure exceeds the number of Shares available for purchase;

●	a determination that Hyperliquid is a security or changes in Hyperliquid’s status under the federal securities laws;

●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Hyperliquid as a form of payment or the purchase of Hyperliquid on digital asset trading platforms;

●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	fees associated with processing a Hyperliquid transaction and the speed at which transactions are settled on the Hyperliquid Blockchain;

●	interruptions in service from or closures or failures of major digital asset trading platforms;

●	decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

●	increased competition from other forms of digital assets or payment services; and

●	the Trust’s own acquisitions or dispositions of Hyperliquid, since there is no limit on the number of Hyperliquid that the Trust may acquire.

In addition, there is no assurance that Hyperliquid will maintain its value in the long or intermediate term. In the event that the price of Hyperliquid declines, the Sponsor expects the value of the Shares to decline proportionately. The value of Hyperliquid as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of Hyperliquid has resulted, and may continue to result, in speculation regarding future appreciation in the value of Hyperliquid, inflating and making the value of Hyperliquid more volatile. As a result, Hyperliquid may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.

Hyperliquid is a relatively new technological innovation with a limited operating history.

Hyperliquid has a relatively limited history of existence and operations. Hyperliquid began trading on major global cryptocurrency exchanges – including US exchanges – on June 6, 2025. There is a limited established performance record for the price of Hyperliquid and, in turn, a limited basis for evaluating an investment in Hyperliquid. Although past performance is not necessarily indicative of future result, if Hyperliquid had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Mathematical or technological advances could undermine the Hyperliquid Blockchain’s consensus mechanism.

The Hyperliquid Blockchain relies on cryptographic algorithms for various operations, including address generation, transaction verification and smart contract execution. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Hyperliquid Blockchain. Quantum computing technology is an emerging phenomenon which, because it is still developing, makes it difficult to predict its ultimate effect on the future value of Hyperliquid and other digital assets. However, recent announcements by computer technology companies have suggested that quantum computing technology may be advancing faster than previously anticipated. For example, in February 2025, Microsoft announced its Majorana 1 chip, which is claimed to have the potential to support a one-million-qubit quantum computer. If quantum computing technology is able to advance and significantly increase its capacity relative to the capacity of today’s leading quantum computers, it could potentially undermine the viability of many of the cryptographic algorithms used across the world’s information technology infrastructure, including the cryptographic algorithms used for digital assets like Hyperliquid. If quantum computing is able to advance in that way, there is a risk that quantum computing could result in the cryptography underlying the Hyperliquid Blockchain becoming ineffective, which, if realized, could compromise the security of the Hyperliquid Blockchain, or allow a malicious actor to compromise the wallets holding Hyperliquid owned by the Trust or others on the Hyperliquid Blockchain, which would result in losses to Shareholders. While various actors in the Hyperliquid community are taking steps to enable the uses of cryptographic algorithms that would be resistant to advanced quantum computers, there is no guarantee that new quantum-proof architectures will be built and appropriate transitions will be implemented across the network at scale in a timely manner; any such changes could require the achievement of broad consensus within the Hyperliquid Blockchain community and a fork (or multiple forks), and there can be no assurance that such consensus would be achieved or the changes implemented successfully. If any of the foregoing were to occur, it could result in losses to Shareholders. Moreover, normal operations and functionality of the Hyperliquid Blockchain may be negatively affected. Such losses of functionality could lead to the Hyperliquid Blockchain losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for Hyperliquid. Even if another digital asset other than Hyperliquid were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

A decline in the adoption of Hyperliquid or the Hyperliquid Blockchain could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of Hyperliquid and the Hyperliquid Network. However, a lack of expansion in usage of Hyperliquid and the Hyperliquid Network could adversely affect an investment in Shares.

The further development and acceptance of the Hyperliquid Network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the Hyperliquid Network may adversely affect the price of Hyperliquid and therefore an investment in the Shares. The further adoption of Hyperliquid may require an accommodating regulatory environment.

The use of digital assets such as Hyperliquid to, among other things, buy and sell goods or services or execute smart contract applications is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. The Hyperliquid Network is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve.

Today, there is limited use of Hyperliquid and, on a relative basis, speculators make up a significant portion of users. This may contribute to outsized price volatility, which in turn can make Hyperliquid less attractive to end users, whether as a smart contract platform, a means of payment, or other applications. A lack of expansion in the use of Hyperliquid, or a contraction of such use, may result in a reduction in the price of Hyperliquid, which could adversely affect an investment in the Trust.

In addition, there is no assurance that Hyperliquid will maintain its value over the long term. The value of Hyperliquid is subject to risks related to its usage. Even if growth in Hyperliquid Network adoption occurs in the near or medium term, there is no assurance that Hyperliquid usage will continue to grow over the long term. A contraction in use of Hyperliquid may result in increased volatility or a reduction in the price of Hyperliquid, which would adversely impact the value of the Shares.

A single party – whether an individual, corporation, or mining pool – could come to control a significant portion of the Hyperliquid Network, and could enact amendments that are deemed undesirable to other user.

The governance of decentralized networks, such as the Hyperliquid Network, is by voluntary consensus. As a result, should a single party – whether an individual, corporation, or mining pool – gain majority control of the network, it may be able to enact changes or amendments to the network that are otherwise undesirable to other participants. Were this to happen, it could harm the value of Hyperliquid and therefore the value of the Trust.

Competition from other digital assets – including existing or future “forks” of the Hyperliquid Network – could have a negative impact on the price of Hyperliquid and adversely affect an investment in the Shares.

The Hyperliquid Network is built using open-source software, and is therefore easy to copy. If new assets emerge that imitate on or are modeled on the Hyperliquid Network, that could cause the price of Hyperliquid to fall and would affect the value of the Shares.

Even beyond directly similar assets, any new competing digital assets may result in a reduction in demand for Hyperliquid, which could have a negative impact on the price of Hyperliquid and may have a negative impact on the performance of the Trust.

Hyperliquid also faces significant competition from other technologies. There is no guarantee that Hyperliquid will become a dominant or significant platform for decentralized applications, or even that decentralized applications will gain significant traction.

Any name change and any associated rebranding initiative may not be favorably received by the digital asset community, which could negatively impact the value of Hyperliquid and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on Hyperliquid. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand-name recognition or status that is comparable to the recognition or status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of Hyperliquid and the value of the Shares.

Validators may suffer losses due to staking, which could make the Hyperliquid Network less attractive.

Validation on the Hyperliquid Network requires Hyperliquid to be placed in escrow not under the Trust’s or anyone else’s control. If the Hyperliquid Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. Although “slashing” (the forfeiture of a portion of the staked coins from validators engaging in malicious activity) does not occur automatically on the Hyperliquid Network as of the date of this Prospectus, slashing could be implemented as part of amendments to the Hyperliquid Network’s source code or protocol. As part of the staking process, Hyperliquid staked by a validator is placed in escrow and will be subject to a “lockup period” of one day, as well as a seven-day unstaking queue. The Hyperliquid will only become withdrawable when the lockup period and unstaking queue expire. Validators that do not meet performance requirements can be “jailed” and no longer receive rewards for their work. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Hyperliquid Network’s adoption or the price of Hyperliquid. Any disruption of validation on the Hyperliquid Network could interfere with network operations and cause the Hyperliquid Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Hyperliquid to decrease. The limited liquidity during the “lockup period” of the staking process could dissuade potential validators from participating, which could interfere with network operations or security and cause the Hyperliquid Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of Hyperliquid to decrease.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the Hyperliquid Network, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Hyperliquid Network, and their associated digital assets—including the Hyperliquid held by the Trust—have not been tested at scale over as long of a period of time or been subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, could lead to outright failure to function entirely causing a total outage or disruption of network activity, or could cause the blockchains to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

The loss or destruction of a private key required to access Hyperliquid may be irreversible. The Hyperliquid Custodian’s loss of access to a private key associated with the Trust’s Hyperliquid could adversely affect an investment in the Shares.

The creation of a Hyperliquid transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular Hyperliquid, the Hyperliquid is inaccessible. The custody of the Trust’s Hyperliquid is handled by the Hyperliquid Custodian and the transfer of Hyperliquid to and from the Hyperliquid Custodian is directed by the Sponsor. The Sponsor has evaluated the procedures and internal controls of the Trust’s Hyperliquid Custodian to safeguard the Trust’s Hyperliquid holdings. If the Hyperliquid Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s Hyperliquid holdings, and the Trust’s private key(s) is(are) lost, destroyed or otherwise compromised and no backup of the private key(s) is(are) accessible, the Trust will be unable to access its Hyperliquid, which could adversely affect an investment in the Shares. In addition, if the Trust’s private key(s) is(are) misappropriated and the Trust’s Hyperliquid holdings are stolen, the Trust could lose some or all of its Hyperliquid holdings, which could adversely impact an investment in the Shares.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the value of Hyperliquid and other digital assets.

Central banks in various countries have introduced digital forms of legal tender (“CBDCs”). China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Hyperliquid and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, Hyperliquid. As a result of any of the foregoing factors, the value of Hyperliquid could decrease, which could adversely affect an investment in the Trust.

The price of Hyperliquid may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the Hyperliquid market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar, at a certain value. Although the prices of stablecoins are intended to be stable, their market value may fluctuate. This volatility has in the past apparently impacted the price of Hyperliquid. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the Hyperliquid market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for Hyperliquid, could cause artificial rather than genuine demand for Hyperliquid, artificially inflating the price of Hyperliquid, and also argue that those associated with certain stablecoins may be involved in laundering money. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the Hyperliquid market. While USDC is designed to maintain a stable value at US $1.00 at all times, on March 10, 2023, the value of USDC fell below US $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for Hyperliquid. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including Hyperliquid), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the Hyperliquid market, and affect the value of Hyperliquid, and in turn impact an investment in the Shares.

Validators may cease participating in validating if certain jurisdictions limit or otherwise regulate validating activities, which could negatively impact the value of Hyperliquid and the value of the Shares.

Entities or individuals running validators in certain jurisdictions may be limited or prohibited from continuing to run validators as a result of regulation or governmental decree. Validators ceasing operations or participation in the consensus mechanism would make the Hyperliquid Network more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process and security of the Hyperliquid Blockchain may adversely affect the Trust’s investments in Hyperliquid. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the Hyperliquid Network’s functionality, security and overall existence.

The Hyperliquid Network has been the subject of news reports concerning suspicious wallet activity potentially attributable to North Korean threat actors, which coincided with declines in the price of Hyperliquid and the total value locked on the Hyperliquid Network.

In December 2024, news outlets and on-chain analysts reported observations of unusual wallet and trading activity on the Hyperliquid Network that some commentators attributed, without confirmation, to threat actors associated with the Democratic People’s Republic of Korea (the “DPRK”). The reporting suggested that the wallets in question had engaged in significant losses on the Hyperliquid Network’s perpetual futures markets and that the activity may have constituted reconnaissance of the Hyperliquid Network’s defenses in advance of a possible cyberattack. There has been no public confirmation that the activity was attributable to DPRK-associated threat actors, and to the Sponsor’s knowledge no exploit, theft or breach of the Hyperliquid Network has occurred in connection with such activity.

Notwithstanding the absence of any confirmed exploit, the reporting and resulting investor concern coincided with a sharp decline in the price of Hyperliquid and a decline in the total value of digital assets locked on the Hyperliquid Network. Over an approximately 24-hour period beginning on December 23, 2024, the price of Hyperliquid declined by approximately 20%, and the total value locked on the Hyperliquid Network declined by approximately 20% to 25% over a comparable period, reflecting both the price decline and observed withdrawals of staked or deposited assets from the Hyperliquid Network.

Although the Hyperliquid Network’s core development team and the Hyperliquid Foundation publicly responded to the reporting and stated that no funds had been lost in connection with such activity, perceived security vulnerabilities, whether or not actually exploited, can adversely affect confidence in a digital asset network. If the Hyperliquid Network were to be the target of a successful cyberattack by the DPRK or any other threat actor in the future, or if market participants come to perceive (whether or not correctly) that the Hyperliquid Network is unable to protect against such an attack, the price of Hyperliquid, the total value locked on the Hyperliquid Network, the volume of activity on the Hyperliquid Network and the willingness of market participants to interact with the Hyperliquid Network could each decline materially. Any of the foregoing could adversely affect the value of the Trust’s investments and the value of the Shares.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Hyperliquid Blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Hyperliquid Blockchain may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump-and-dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset were used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.

The Hyperliquid Network is a permissionless, decentralized blockchain network on which any participant may transact, deploy a smart contract or operate a node without identifying itself to a centralized intermediary. The decentralized perpetual futures exchange built into the Hyperliquid Network and the other decentralized applications operating on the Hyperliquid Network do not, as a general matter, conduct customer identification, know-your-customer (“KYC”), anti-money laundering (“AML”) or other counterparty due diligence on the persons or wallets that interact with them. The absence of such processes is a structural feature of the Hyperliquid Network and other public blockchain networks, which are designed to allow any market participant to access the network on a self-custodial basis using a public-key wallet, without registering an account, providing identifying information or undergoing screening. The Sponsor does not control, and has no ability to compel, the developers of the Hyperliquid Network or the operators of the decentralized applications running on the Hyperliquid Network to implement KYC, AML, customer identification or sanctions screening procedures with respect to the persons that interact with the network. As a result, the Hyperliquid Network may be used by sanctioned persons, persons engaged in money laundering or other unlawful activity, or other persons whose participation would be prohibited under U.S. law, and the volume of activity (and Hyperliquid earned in transaction fees and burned) attributable to such use may be material to the price and overall functioning of the Hyperliquid Network.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for Hyperliquid. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or their respective affiliates could face civil or criminal liability, fines, penalties, or other punishments; be subject to investigation; have their assets frozen; lose access to banking services or services provided by other service providers; or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or could cause losses in value of the Shares.

The Trust and the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know-your-customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough KYC process, such as the Authorized Participants, Hyperliquid Trading Counterparties and Hyperliquid Custodian. The Hyperliquid Custodian must undergo counterparty due diligence by the Sponsor. Each Authorized Participant must undergo onboarding by the Sponsor prior to placing Creation Orders or Redemption Orders with respect to the Trust.

Furthermore, Authorized Participants, as broker-dealers, and the Hyperliquid Custodian, as a national trust bank regulated by the Office of the Comptroller of the Currency, respectively, are “financial institutions” subject to the U.S. Bank Secrecy Act, as amended (“BSA”), and U.S. economic sanctions laws. The Trust will only accept Creation Orders and Redemption Orders from Authorized Participants who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. The Trust will not hold any Hyperliquid except that which has been delivered by approved Hyperliquid Trading Counterparties.

The Hyperliquid Custodian has adopted and implemented anti-money laundering and sanctions compliance programs that provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Hyperliquid Custodian performs screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Hyperliquid Custodian’s blockchain analytics screening programs, any Hyperliquid that is delivered to the Trust Hyperliquid Account will undergo screening designed to assess whether the origins of that Hyperliquid are illicit.

Although the Sponsor arranges for such diligence to be performed, including by the Trust’s service providers, there is no guarantee such diligence will prove effective in identifying all possible sources of illicit financing risks. Hyperliquid Trading Counterparties represent to the Sponsor that they conduct due diligence on their own counterparties from whom they source the Hyperliquid they deposit with the Trust, and that they have formed a reasonable belief that such Hyperliquid being transferred by the Hyperliquid Trading Counterparty to the Trust was not derived from, or associated with, unlawful or criminal activity. However, there is the risk that Hyperliquid Trading Counterparties may not conduct sufficient due diligence processes on the sources of their Hyperliquid or that their representations to the Sponsor may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or Hyperliquid Trading Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence proves to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust or the Sponsor under such laws, including governmental fines, penalties, and other punishments. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

The interface that the Hyperliquid Foundation makes available to access the Hyperliquid Network is, by its terms of use, not available to U.S. persons, and the use of virtual private networks by U.S. persons to circumvent the geographic restrictions could result in regulatory or enforcement actions that adversely affect the Hyperliquid Network and the value of the Shares.

The website-based interface that the Hyperliquid Foundation makes available to access the Hyperliquid Network (the “Hyperliquid Interface”) is, pursuant to its terms of use, not available to “Restricted Persons,” which include, among others, persons or entities that reside in, are located in, are incorporated in, or have a registered office in the United States, as well as persons subject to applicable sanctions. The Hyperliquid Interface is not the only means by which a market participant can access the Hyperliquid Network (a user may interact with the Hyperliquid Network directly through any wallet or application that is compatible with the Hyperliquid Blockchain) but the Hyperliquid Interface remains a primary entry point for many users.

News reports have indicated that some U.S.-based market participants may use virtual private networks (“VPNs”) to mask their geographic location in order to circumvent the Hyperliquid Interface’s geographic restrictions and access the Hyperliquid Interface in violation of its terms of use. To the extent that U.S. persons access the Hyperliquid Interface through a VPN or otherwise, the operator of the Hyperliquid Interface, the Hyperliquid Foundation or other persons associated with the Hyperliquid Network could become subject to regulatory inquiries, investigations, enforcement actions or other proceedings under U.S. federal or state securities, commodities, money transmission, sanctions or other laws. Any such proceedings could result in fines, penalties, restrictions or curtailments on the operation of the Hyperliquid Interface or other components of the Hyperliquid Network, or could damage the reputation of the Hyperliquid Network. Although the Trust does not access or use the Hyperliquid Interface in connection with its activities, any of the foregoing could result in declines in the price of Hyperliquid, declines in trading volume or activity on the Hyperliquid Network, or other adverse effects on the Hyperliquid Network that could in turn adversely affect the value of the Trust’s investments and the value of the Shares.

A temporary or permanent “fork” of the Hyperliquid Blockchain could adversely affect the value of the Shares.

A fork in the Hyperliquid Blockchain could adversely affect the value of the Shares or the ability of the Trust to operate. A hard fork could also adversely affect the price of Hyperliquid at the time of announcement or adoption, or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. If the hard fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Hyperliquid Blockchain and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and created a new digital asset, Ethereum Classic, as a result of the Ethereum community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic, with an unknown impact on assets issued on the Ethereum Blockchain.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum network and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum network trading platforms through at least October 2016. An Ethereum network trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a fracturing of the network. After a hard fork, it may become easier for an individual validator or validating pool’s power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, making it more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of Hyperliquid at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell-off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

The only digital asset that will be held by the Trust is Hyperliquid. If Hyperliquid were to fork into two digital assets, the Trust may hold, in addition to its existing Hyperliquid balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving Hyperliquid. Furthermore, the Pricing Benchmark does not track airdrops involving Hyperliquid or the Hyperliquid Blockchain. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets airdropped to holders of Hyperliquid. By investing in the Trust rather than directly in Hyperliquid, you forgo potential economic benefits associated with airdrops. Before the Trust claims any digital asset resulting from a fork in the Hyperliquid Blockchain or an airdrop (other than Hyperliquid), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part, and approval of an application by the Exchange to amend its listing rules. If such approvals are not obtained, the Sponsor will cause the Trust to irrevocably abandon such digital asset.

If a malicious actor obtains control of the oracle nodes that supply market data to the network, such actor could manipulate the data being provided to the Hyperliquid Network, which could adversely affect the value of the Shares or the ability of the Trust to operate.

The Hyperliquid Network relies on markets data provided by oracle nodes to compute funding rates that support the derivatives trading platform. If a malicious actor were able to control a large portion of the oracle nodes supporting Hyperliquid, or otherwise influence oracle nodes on the Hyperliquid Network, they might feed inaccurate data into the system. This could cause liquidations to occur and lead to financial losses by the users of Hyperliquid’s derivatives trading platform. Any sustained attack on Hyperliquid Network nodes could lead to a loss of trust in its services, impacting the value of the Shares.

The Hyperliquid Protocol provides base layer infrastructure that can be used for multiple types of applications, including applications that may be unregulated or face significant regulatory risks.

The Hyperliquid Protocol is a Layer 1 blockchain that can host a variety of applications. Today, the largest such application is Hyperliquid, a crypto trading application that offers (among other things) the ability to buy, sell, and manage derivative crypto exposure. Regulatory standards around decentralized finance applications and specifically around derivatives platforms are under-developed and emergent, and such platforms may face significant risks. In the event that the Hyperliquid application was found to be in violation of regulatory standards in the US or other geographies, that could reduce activity on that application and thereby reduce demand for Hyperliquid, which would have a negative impact on the trust.

In the event of a hard fork of the Hyperliquid Blockchain, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate blockchain for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Hyperliquid Blockchain, the Sponsor will use its discretion to determine, promptly and in good faith, which digital asset network, among a group of incompatible forks of the Hyperliquid Blockchain, is generally accepted as the Hyperliquid Blockchain and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Hyperliquid, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, and validator and community engagement with, the Hyperliquid Blockchain, along with market capitalization and trading activity. There is no guarantee that the Sponsor will choose the cryptocurrency that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Hyperliquid Custodian, security vendors and the Benchmark Provider on what is generally accepted as Hyperliquid and should therefore be considered “Hyperliquid” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Hyperliquid Blockchain, the Hyperliquid Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s Hyperliquid holdings.

In the event of a hard fork of the Hyperliquid Blockchain, the Hyperliquid Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer Hyperliquid on the Hyperliquid Custodian’s platform. Such a delay may be intended to permit the Hyperliquid Custodian to assess the resulting versions of the Hyperliquid Blockchain, to determine how best to securely “split” the Hyperliquid from the Forked Asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Hyperliquid Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Hyperliquid Custodian’s operations are halted.

In addition, any losses experienced by the Hyperliquid Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Shareholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset, including Hyperliquid, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are not uncommon on the Hyperliquid Blockchain. Airdrops may be conducted by sending a token to the holders of set amounts of Hyperliquid or to particular public addresses on the Hyperliquid Blockchain. Airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. A user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Shareholders may not receive the benefits of any forks; the Trust may not choose, or be able, to participate in an airdrop; and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right is known as an “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable and, if possible, immediately, distribute such assets to the Sponsor. Once such assets have been acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition thereof. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) should be one word and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to take custody of the Incidental Right or IR Asset;

●	the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceeds the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to take custody of and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Right or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop on the Hyperliquid Blockchain (other than Hyperliquid), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

If a malicious actor obtains control of a vast majority of the staked Hyperliquid on the Hyperliquid Network, or otherwise obtains control over the Hyperliquid Blockchain through its influence over trusted validators or otherwise, such actor could manipulate the Hyperliquid Blockchain, which could adversely affect the value of the Shares or the ability of the Trust to operate.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Hyperliquid Network contains certain vulnerabilities. The Hyperliquid Network relies on a decentralized network of validator nodes that agree on the order and validity of transactions, using a proof-of-stake mechanism. These nodes form the backbone of the consensus process. If a malicious actor were able to control more than 50% of the staked Hyperliquid, or otherwise influence validator nodes on the Hyperliquid Network, they would be able to bring the network to a halt. If a malicious actor were to control two-thirds or more of the stake, they would be able to reorder transactions and compromise the blockchain.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attack resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Hyperliquid Network, which could negatively impact the value of Hyperliquid and the value of the Shares.

The Hyperliquid Blockchain could also be subject to a “Sybil attack.” A Sybil attack occurs when an individual user creates multiple fake identities and/or wallets in an attempt to extract value or gain inordinate influence over a blockchain. Sybil attacks are particularly common in digital assets when the blockchain is airdropping (or distributing) tokens to early adopters.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

Lastly, if a malicious actor discovers a vulnerability in the Hyperliquid Blockchain software, the actor could exploit it to disrupt the consensus process or to gain control over it.

Market Structure Risk.

The Hyperliquid Network supports decentralized perpetual futures markets operated by smart contracts deployed on the network. These markets are not issued, offered or maintained by a centralized entity, but instead function through the Hyperliquid Protocol’s permissionless infrastructure that allows network participants to create and trade perpetual contracts referencing various digital assets.

In March 2025, trading activity on one such market (the “JELLY” perpetual market) resulted in approximately $13.5 million in losses to liquidity provider vaults (“HLP Vaults”) after a trader executed large, coordinated positions that exploited the Hyperliquid Protocol’s liquidation and margin parameters. A similar event reportedly caused approximately $4 million in losses. These incidents did not involve unauthorized access or a protocol exploit, but rather adverse outcomes within the network’s existing market mechanics.

Losses from such events were borne by participants providing liquidity to the HLP Vaults and did not directly impact holders or stakers of Hyperliquid. However, there can be no assurance that future incidents arising from market manipulation, oracle malfunction, insufficient collateralization or design flaws in the liquidation engine would not affect the operation, stability or perceived integrity of the Hyperliquid Network. Because the Trust’s exposure to Hyperliquid and related Hyperliquid Network activity depends on the continued functionality and reliability of the Hyperliquid Protocol, any such event could negatively affect the value of the Trust’s investments or its ability to achieve its investment objective. This incident is described in further detail below.

In October 2025, the Hyperliquid Network was disproportionately affected during a massive liquidation event arising from losses incurred in digital asset markets. Over a 24-hour period, approximately $19 billion in leveraged digital asset positions were forcibly liquidated across the broader market, with the Hyperliquid Network’s perpetual futures markets reportedly accounting for a significant share of that activity. During this period, aggregate open interest in the Hyperliquid Network’s perpetual futures markets reportedly declined by more than half, and trading volumes in Hyperliquid and Hyperliquid Network participation fell sharply. The Hyperliquid Protocol’s fully on-chain liquidation engine, driven by decentralized oracle feeds and lacking discretionary circuit breakers, executed liquidations automatically in response to rapid price movements, which may have amplified the magnitude of market dislocation relative to other venues. This event illustrates the degree to which high leverage, concentration of open interest and the design of the Hyperliquid Network’s risk-management mechanics can contribute to extreme volatility. Adverse market conditions or further system liquidations could impair network stability, reduce liquidity for Hyperliquid and negatively impact the value of the Trust’s investments.

The relatively limited number of validators on the Hyperliquid Network and the resulting concentration of staking power could enable price manipulation, governance interventions or other coordinated actions that adversely affect markets on the Hyperliquid Network and the value of the Shares.

The Hyperliquid Network secures consensus through a delegated proof-of-stake mechanism in which the active validator set is limited, as of the date of this prospectus, to the top 24 validators by stake weight. As a result, the Hyperliquid Network’s validator set is materially smaller and more concentrated than the validator sets of certain other major proof-of-stake blockchain networks. A relatively small number of validators may be able to coordinate, formally or informally, to influence transaction ordering, perpetual futures market parameters, listing or delisting decisions, governance proposals or remediation actions on the Hyperliquid Network. Because the Hyperliquid Network’s perpetual futures markets, liquidation engine and risk-management parameters are tightly integrated with the network’s consensus and governance layers, validator concentration creates a risk that markets on the Hyperliquid Network could be subject to coordinated price manipulation, manual intervention or other validator-level actions that affect market outcomes.

Two recent events illustrate these risks. As described above, in March 2025, a trader using a relatively small amount of capital opened a highly leveraged position in the perpetual futures market for the “JELLY” token on the Hyperliquid Network and engaged in coordinated trading activity in the JELLY token in the spot market on other venues. The resulting movement in the JELLY price triggered an automatic liquidation of the position into the HLP Vault, exposing the HLP Vault to significant unrealized losses. In response, the Hyperliquid validator set voted to delist the JELLY perpetual market and to settle outstanding positions at a price determined by the validators rather than at then-prevailing market prices. The decision was characterized by certain commentators as inconsistent with the principles of a decentralized exchange, resulted in negative publicity and contributed to declines in the price of Hyperliquid and to questions about the Hyperliquid Network’s neutrality and resistance to validator-level intervention. Although the validator action was viewed by other commentators as having protected the HLP Vault from further losses, the action illustrated that, given the limited number of validators on the Hyperliquid Network, the validator set has the practical ability to alter market outcomes through governance action.

In November 2025, a separate price-manipulation attack involving the perpetual futures market for the “POPCAT” token on the Hyperliquid Network caused significant losses on the Hyperliquid Network and contributed to a temporary suspension of deposits to, and withdrawals from, certain Arbitrum-based bridges that Hyperliquid Network market participants use to move stablecoins and other digital assets onto and off of the Hyperliquid Network. The temporary halt impaired participant access to liquidity and again called into focus the susceptibility of the Hyperliquid Network’s markets to coordinated trading strategies that exploit the design of the network’s liquidation engine, the depth of liquidity provided by the HLP Vaults and the limited number of validators that ultimately determine remediation outcomes.

If similar manipulation attacks, validator coordination or governance interventions occur in the future (whether involving Hyperliquid itself or a perpetual futures or other market on the Hyperliquid Network), they could result in losses to the HLP Vaults or other Hyperliquid Network participants, declines in the price of Hyperliquid, declines in the total value locked on the Hyperliquid Network, increased regulatory scrutiny of the Hyperliquid Network, reduced confidence in the Hyperliquid Network’s neutrality or decentralization, or temporary or extended impairments to the operation of the Hyperliquid Network or the bridges through which assets enter or leave the network, any of which could adversely affect the value of the Trust’s investments and the value of the Shares.

Nevertheless, subsequent to these events, the Hyperliquid Network has undergone structural changes that may reduce certain of the risks described above. Professional market makers have significantly expanded their presence on the network, reducing the HLP Vaults’ proportional contribution to overall market liquidity and, correspondingly, the potential losses to the HLP Vaults in the event of future manipulation attempts. Additionally, the Hyperliquid Network has transitioned from reliance on Arbitrum-based bridges to native Circle CCTP integration for USDC transfers, eliminating the specific bridge infrastructure whose temporary suspension impaired participant liquidity access during the November 2025 incident.

The digital asset trading platforms on which Hyperliquid trades are relatively new and largely unregulated or may not be complying with existing regulations.

Digital asset markets, including spot markets for Hyperliquid, are growing rapidly. The digital asset trading platforms through which Hyperliquid and other digital assets trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of Hyperliquid for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring Hyperliquid from a personal account to a third party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as Hyperliquid on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. Consequently, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No digital asset trading platform on which Hyperliquid trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Hyperliquid Blockchain and can slow down the mass adoption of Hyperliquid. Further, digital asset trading platform failures or the failure of any other major component of the overall Hyperliquid ecosystem can have an adverse effect on Hyperliquid markets and the price of Hyperliquid, and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of Hyperliquid trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in Hyperliquid generally and result in greater volatility in the market price of Hyperliquid and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a Hyperliquid trading platform may impact the Trust’s ability to determine the value of its Hyperliquid holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Digital asset trading platforms may be exposed to security breaches.

The nature of the assets held at Hyperliquid trading platforms makes them appealing targets for hackers and a number of Hyperliquid trading platforms have been victims of cybercrimes. Over the past several years, some digital asset trading platforms have been closed due to security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences both for users of digital asset trading platforms and for the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset trading platform. The value of bitcoin and other digital assets immediately decreased by more than 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-e, a now-defunct digital asset trading platform, for facilitating crimes such as drug sales and ransomware attacks. In December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In January 2018, the Japanese digital asset trading platform, Coincheck was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset trading platform Bitgrail was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset trading platforms, Binance, was hacked, resulting in losses of approximately $40 million. In May 2025, Coinbase disclosed the loss of $300 million in a hack.

Digital asset trading platforms may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others, (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating that asset’s pricing; (3) hacking of a digital asset custody or trading platforms; (4) malicious control of the underlying ledger; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in a digital asset, new sources of demand for a digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms.

Over the past several years, a number of digital asset trading platforms have been closed or faced issues due to fraud. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset trading platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300 million to $600 million of digital assets were removed from FTX. The full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion of ether was stolen from the Dubai-based Bybit exchange. Bybit claims the hack occurred when the company was making a routine transfer of ether from an offline “cold” wallet to a hot wallet, with attacker suspected to be agents of North Korea exploiting security controls to gain control of the assets.

The potential consequences of a digital asset trading platform’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in Hyperliquid, may adversely impact pricing trends in Hyperliquid markets broadly, as well as an investment in Shares of the Trust.

Digital asset trading platforms may be exposed to wash trading.

Digital asset trading platforms on which Hyperliquid trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

In the United States, there have been allegations of wash trading even on regulated trading venues. Any actual or perceived false trading in the digital asset trading venue market, and any other fraudulent or manipulative acts and practices, could adversely affect the price of Hyperliquid and/or negatively affect the market perception of Hyperliquid.

To the extent that wash trading either occurs or appears to occur on trading platforms on which Hyperliquid trades, investors may develop negative perceptions about Hyperliquid and the digital assets industry more broadly, which could adversely impact the price Hyperliquid and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms on which Hyperliquid trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized digital asset trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulation of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset trading platforms and digital assets more generally.

Momentum pricing.

The market price of Hyperliquid is not based on any kind of claim, nor is it backed by any physical asset. Instead, the market price depends in part on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market price is the basis for the current (and probable future) volatility of the market price of Hyperliquid and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, Hyperliquid may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of Hyperliquid and, in turn, an investment in the Trust.

The value of Hyperliquid as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of Hyperliquid has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of Hyperliquid, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of digital assets will fall to a fraction of their current value, or even to zero. Hyperliquid has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Limited recourse.

The Hyperliquid Custodian has limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its Hyperliquid and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of the Hyperliquid Custodian. In addition, the Hyperliquid Custodian is generally not liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Hyperliquid Custodian’s policies and procedures that have been disclosed to the Trust, a force majeure event or certain actions determined by the Hyperliquid Custodian to be necessary or advisable to inspect and protect the security of the Trust’s assets. Furthermore, the Hyperliquid Custodian is generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Hyperliquid Custodian or any system failure (other than a system failure caused by the negligence, willful misconduct or fraud of the Hyperliquid Custodian or the Hyperliquid Custodian’s affiliates), that prevents the Hyperliquid Custodian from fulfilling its obligations.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark or benchmark calculation, errors, omissions or interruptions of the Pricing Benchmark or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

Political or economic crises may motivate large-scale sales of Hyperliquid, which could result in a reduction in the price of Hyperliquid and adversely affect an investment in the Shares.

Political or economic crises may motivate large-scale acquisitions or sales of Hyperliquid, either globally or locally. Large-scale sales of Hyperliquid would result in a reduction in its price and adversely affect an investment in the Shares.

Ownership of Hyperliquid is pseudonymous, and the supply of accessible Hyperliquid is unknown, as some amount of Hyperliquid may have been removed from circulation and is now technologically inaccessible. Entities with substantial holdings in Hyperliquid may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of Hyperliquid and adversely affect an investment in the Shares.

There is no comprehensive registry showing all of the individuals or entities that own Hyperliquid or the quantity of Hyperliquid that is owned by particular people or entities in a comprehensive manner. It is possible, and in fact, reasonably likely, that a small group of early Hyperliquid adopters hold a significant proportion of the Hyperliquid that has been created to date. Although some Hyperliquid is locked in smart contracts for a certain period of time, there are no regulations in place that would necessarily prevent a large holder of Hyperliquid from selling Hyperliquid it holds. To the extent such large holders of Hyperliquid engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of Hyperliquid and adversely affect an investment in the Shares.

Irrevocable nature of blockchain-recorded transactions.

Hyperliquid transactions recorded on the Hyperliquid Blockchain are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Hyperliquid Blockchain’s aggregate stakers. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of Hyperliquid or a theft of Hyperliquid generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s Hyperliquid could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s Hyperliquid through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Hyperliquid. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

A disruption of the internet may affect Hyperliquid Network operations, which may adversely affect the Hyperliquid industry and an investment in the Trust.

The Hyperliquid Network relies on the internet. A significant disruption of internet connectivity could disrupt the Hyperliquid Network’s functionality until such disruption is resolved. A disruption in the internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and validators are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Hyperliquid Network, participants may lose faith in the security of Hyperliquid, which could affect Hyperliquid’s value and consequently the value of the Shares.

Any internet failures or internet connectivity-related attacks that impact the ability to transfer Hyperliquid could have a material adverse effect on the price of Hyperliquid and the value of an investment in the Shares.

Potential amendments to the Hyperliquid Blockchain’s protocols and software could, if accepted and authorized by the Hyperliquid Blockchain community, adversely affect an investment in the Trust.

The Hyperliquid Blockchain uses cryptographic protocols to govern the interactions within the Hyperliquid Network. Development and maintenance of the source code for the Hyperliquid Blockchain is largely driven by Hyperliquid Labs. Hyperliquid Labs proposes changes to the source code that, if accepted by validators and users, could alter the protocols and software of the Hyperliquid Blockchain and the properties of Hyperliquid. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new Hyperliquid or changes to the issuance rate for Hyperliquid, which could undermine the appeal and market price of Hyperliquid. Alternatively, software upgrades and other changes to the protocols of the Hyperliquid Blockchain could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or they could otherwise adversely affect, the speed, security, usability, or value of the Hyperliquid Blockchain or Hyperliquid. As a result, the Hyperliquid Blockchain could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

The main developer of Hyperliquid, Hyperliquid Labs, may suffer a loss of critical staff.

Although Hyperliquid is maintained by a decentralized network of node operators, the main entity that founded the network, Hyperliquid Labs, continues to play a major role in its development. If Hyperliquid Labs were to suffer a loss of critical staff, including its co-founder Jeff Yan, the pace of development on Hyperliquid may slow. This may hinder the adoption of Hyperliquid Network technology, which could cause the price of Hyperliquid to decrease.

Decentralized governance of the Hyperliquid Network could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the Hyperliquid Network, is achieved through voluntary consensus and open competition. In other words, the Hyperliquid Network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect Hyperliquid’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. To the extent lack of clarity in corporate governance of the Hyperliquid Network leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

Double-spending risks.

The Hyperliquid Network is designed to be resistant to double-spending risks through its consensus algorithm. The consensus protocol ensures that once a transaction is confirmed by a majority of trusted validators, it is difficult to reverse. If the consensus mechanism fails (e.g., due to a significant portion of validators being compromised), conflicting transactions could potentially be validated by different parts of the network. Additionally, if a malicious actor controlled or colluded with a majority of validators, they could attempt to manipulate the ledger to allow a double spend. Additionally, a highly sophisticated network attack that isolates parts of the network could theoretically lead to inconsistent views of the ledger.

Flaws in source code.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying Hyperliquid could prove to be flawed or ineffective, or developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing, could make cryptography ineffective. In any of these circumstances, a malicious actor may be able to steal Hyperliquid held by others, which could adversely affect the demand for Hyperliquid and therefore adversely impact the price of Hyperliquid and the value of the Shares. Even if a digital asset other than Hyperliquid were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including Hyperliquid, and therefore adversely affect the value of the Shares.

Competition from the emergence or growth of other digital assets could have a negative impact on the price of Hyperliquid and adversely affect the value of the Shares.

As of May 1, 2026, Hyperliquid was the 13th largest digital asset by market capitalization as tracked by CoinGecko. As of May 1, 2026, there were over 18,000 alternative digital assets, having a total market capitalization of approximately $2.67 trillion (including the approximately $9.7 billion market cap of Hyperliquid), as calculated using market prices and total available supply of each digital asset. Competition from the emergence or growth of alternative digital assets could adversely affect the value of the Shares.

Investors may invest in Hyperliquid through means other than the Shares, including through direct investments in Hyperliquid and other potential financial vehicles, possibly including securities backed by or linked to Hyperliquid and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Hyperliquid directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of Hyperliquid are formed and represent a significant proportion of the demand for Hyperliquid, large creations or redemptions of the securities of these digital asset financial vehicles, or private funds holding Hyperliquid, could negatively affect the Pricing Benchmark, the Trust’s Hyperliquid holdings, the price of the Shares, and the NAV of the Trust.

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded Hyperliquid products. If the SEC were to approve multiple exchange-traded Hyperliquid products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor’s Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. The Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of Hyperliquid.

Congestion or delay in the Hyperliquid Network may delay purchases or sales of Hyperliquid by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Hyperliquid Network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Hyperliquid Blockchain. Any delay in the Hyperliquid Blockchain could affect an Authorized Participant’s ability to buy or sell Hyperliquid at an advantageous price resulting in decreased confidence in the Hyperliquid Network. Over the longer term, delays in confirming transactions could reduce the attractiveness to uses of applications built on Hyperliquid. As a result, the Hyperliquid Network and the value of the Trust would be adversely affected.

Risks Associated with the Pricing Benchmark

The Pricing Benchmark has a limited history.

The Pricing Benchmark has a limited history and its value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of Hyperliquid in the future. The Benchmark Provider has no obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Pricing Benchmark or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Benchmark Provider.

Although the Pricing Benchmark is intended to accurately capture the market price of Hyperliquid, third parties may be able to purchase and sell Hyperliquid on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of Hyperliquid on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated price of Hyperliquid based on the volume-weighted price of Hyperliquid on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the value of Hyperliquid as represented by the Pricing Benchmark. It is possible that the price of Hyperliquid on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of Hyperliquid, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Hyperliquid, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of Hyperliquid. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of Hyperliquid, which could adversely affect the value of the Shares.

The pricing sources (Constituent Platforms) used by the Pricing Benchmark are digital asset trading venues that facilitate the buying and selling of Hyperliquid and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of Hyperliquid may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of Hyperliquid used in Pricing Benchmark calculations and, therefore, could adversely affect the Hyperliquid price as reflected by the Pricing Benchmark.

The Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Pricing Benchmark, see “THE TRUST AND HYPERLIQUID PRICES—The CF Hyperliquid-Dollar US Settlement Price.”

The Pricing Benchmark is based on various inputs which may include price data from various third-party digital asset trading platforms. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Pricing Benchmark to establish its NAV and NAV per Share. In the event that the Pricing Benchmark is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The CF Hypecoin-Dollar Spot Rate Index also has a limited history and shares some of the same structural and methodological features and risks as the Pricing Benchmark. The Trust utilizes the CF Hypecoin-Dollar Spot Rate Index to establish its ITV. While investors are capable of assessing the intra-day movement of the price of the Shares and the Hyperliquid market price of Hyperliquid, Shareholders may use the ITV as a data point in their assessment of the value of the Shares. In the event that the CF Hypecoin-Dollar Spot Rate Index is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the ITV to Shareholders.

Although the Pricing Benchmark and the CF Hypecoin-Dollar Spot Rate Index are designed to accurately capture the market price of Hyperliquid, third parties may be able to purchase and sell Hyperliquid on public or private markets not included among the Constituent Platforms of the Pricing Benchmark and CF Hypecoin-Dollar Spot Rate Index, and such transactions may take place at prices materially higher or lower than the level of the Pricing Benchmark used to establish the NAV. To the extent such prices differ materially from the level of the Pricing Benchmark used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of Hyperliquid, which could adversely affect an investment in the Shares.

The Benchmark Provider could experience systems failures or errors.

If the computers or other facilities of the Benchmark Provider, data providers and/or relevant stock exchange malfunction for any reason, calculation and dissemination of the Pricing Benchmark may be delayed. Errors in Pricing Benchmark data, the Pricing Benchmark computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the Pricing Benchmark, which may lead to a different investment outcome for the Trust and its Shareholders than would have been the case had such events not occurred. The Pricing Benchmark is the reference price for calculating the Trust’s NAV. Consequently, losses or costs associated with the Pricing Benchmark’s errors or other risks described above will generally be borne by the Trust and the Shareholders and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing.

If the Pricing Benchmark is not available, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate Hyperliquid price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value Hyperliquid, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of Hyperliquid provided by a secondary pricing source (“Secondary Source”). It is currently expected that the Trust may utilize the Lukka Digital Asset Reference Rate – Hyperliquid (the “Lukka Reference Rate”) as a Secondary Source. If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” Hyperliquid will be a common occurrence.

To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of Hyperliquid, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Hyperliquid, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of Hyperliquid. To the extent such prices differ materially from the market price for Hyperliquid, investors may lose confidence in the Shares’ ability to track the market price of Hyperliquid, which could adversely affect the value of the Shares. The Sponsor does not anticipate that the need to “fair value” Hyperliquid will be a common occurrence.

The Pricing Benchmark could fail to track the global Hyperliquid price, and a failure of the Pricing Benchmark could adversely affect the value of the Shares.

Although the Pricing Benchmark is intended to accurately capture the market price of Hyperliquid, third parties may be able to purchase and sell Hyperliquid on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. Moreover, there may be variances in the price of Hyperliquid on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Pricing Benchmark provides a U.S. dollar-denominated composite for the price of Hyperliquid based on the volume-weighted price of Hyperliquid on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of Hyperliquid as represented by the Pricing Benchmark. It is possible that the price of Hyperliquid on the Constituent Platforms could be materially higher or lower than the Pricing Benchmark price. To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Platform, or from the global market price of Hyperliquid, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Hyperliquid, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of Hyperliquid. To the extent such prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of Hyperliquid, which could adversely affect the value of the Shares.

The Sponsor can discontinue using the Pricing Benchmark and use a different pricing or valuation methodology instead.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategies. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of Hyperliquid differs materially from the global market price of Hyperliquid and/or that third parties are able to purchase and sell Hyperliquid on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

The Pricing Benchmark price used to calculate the value of the Trust’s Hyperliquid may be volatile, adversely affecting the value of the Shares.

The price of Hyperliquid on public digital asset trading platforms has a limited history, and during this history, Hyperliquid prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Pricing Benchmark is designed to limit exposure to the interruption of individual digital asset trading platforms, the Pricing Benchmark price, and the price of Hyperliquid generally, remains subject to volatility experienced by digital asset trading platforms, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Pricing Benchmark will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Benchmark Provider would have limited ability to remove such digital asset trading platform from the Pricing Benchmark, which could skew the price of Hyperliquid as represented by the Pricing Benchmark. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of Hyperliquid and, therefore, could have an adverse effect on the value of the Shares.

The Pricing Benchmark price being used to determine the NAV of the Trust may not be consistent with the U.S. generally accepted accounting principles (“GAAP”). To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Pricing Benchmark pricing.

The Trust will determine the NAV of the Trust on each business day based on the value of Hyperliquid as reflected by the Pricing Benchmark. The methodology used to calculate the Pricing Benchmark price to value Hyperliquid in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor Fee and other expenses borne by the Trust will be determined using the Trust’s NAV determined daily based on the Pricing Benchmark. Such NAV of the Trust determined using the Pricing Benchmark price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.

Risks Related to Pricing.

The Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of Hyperliquid in U.S. dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s Hyperliquid holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of Hyperliquid trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of Hyperliquid.

Shareholders also should note that the size of the Trust in terms of total Hyperliquid held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s Hyperliquid holdings or Hyperliquid holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Risks Associated with Staking

Staking may subject the Trust to risks, which in the future may include loss of rewards, slashing penalties, and operational uncertainties.

The Trust will stake a portion of its Hyperliquid from a Trust Hyperliquid Account maintained at the Hyperliquid Custodian. Staking on the Hyperliquid Network occurs through a delegated proof-of-stake (DPoS) staking model pursuant to which Hyperliquid is staked to validator nodes that participate in the network’s proof-of-stake consensus process. The Trust’s Hyperliquid will remain in the custody of the Hyperliquid Custodian at all times. The Staking Agents will have no ability to withdraw, rehypothecate or otherwise use the Trust’s Hyperliquid.

When seeking to stake the Trust’s Hyperliquid, the Sponsor will instruct the Hyperliquid Custodian to delegate such Hyperliquid to a validator operated by a Staking Agent for staking. The staked Hyperliquid remains in the custody of the Hyperliquid Custodian, but is locked during the staking process, subject to a lockup period of one day and, upon undelegation, a seven day unstaking queue before it becomes fully liquid and transferable again.

While staking Hyperliquid offers the potential to derive additional Hyperliquid, it also exposes the Trust to several risks. Validation on the Hyperliquid Network requires Hyperliquid to be placed in escrow not under the Trust’s or anyone else’s control. If the Hyperliquid Network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. Although “slashing” (the forfeiture of a portion of the staked coins from validators engaging in malicious activity) does not occur automatically on the Hyperliquid Network as of the date of this Prospectus, slashing could be implemented as part of amendments to the Hyperliquid Network’s source code or protocol. Validators that do not meet performance requirements can be “jailed” and no longer receive rewards for their work.

Additionally, staking involves operational reliance on the Hyperliquid Custodian and Staking Agents. The Trust relies on the Hyperliquid Custodian to safeguard the Trust’s Hyperliquid and to facilitate staking. The Trust is subject to the risk that the Hyperliquid Custodian may fail to properly perform its obligations, whether due to operational error, systems failure, cybersecurity incident, insolvency, regulatory restriction, or other factors. In addition, the Hyperliquid Custodian’s role in transmitting staking instructions and managing validator credentials creates dependency risk as the Trust cannot independently stake its Hyperliquid without the Hyperliquid Custodian’s cooperation. Any disruption in the Hyperliquid Custodian’s services, including a suspension of staking operations, or mismanagement of validator credentials, could have a material adverse effect on the value of the Trust’s Hyperliquid, the Trust’s ability to meet its investment objective, and the value of the Shares.

The Trust also relies on the Staking Agents to operate validator nodes on the Hyperliquid on behalf of the Trust. The performance and reliability of the validator nodes operated by the Staking Agents directly affects the rewards earned by the Trust’s staking activities. The Trust is dependent on the competence, integrity, and continued service of the Staking Agents, and has limited ability to independently monitor or control their validator operations. Any disruption, negligence, or misconduct by a Staking Agent could materially and adversely affect the value of the Trust’s staked Hyperliquid, the Trust’s ability to achieve its investment objective, and the value of the Shares.

Replacing a Staking Agent or addressing other issues with vendors and service providers could entail significant delay, expense and disruption for the Trust. As a result, if these vendors and service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of intellectual property agreements or raise their prices, and the Sponsor is unable to replace them with other vendors and service providers, particularly on a timely basis, the Trust’s staking could be interrupted or disrupted, or the Trust could suffer a loss. The Hyperliquid Custodian’s and a Staking Agent’s liability for their performance or misconduct is limited pursuant to the terms of the Hyperliquid Staking Custody Agreement and Staking Services Agreement, as applicable, which could limit the Trust’s recourse.

Further, the Trust’s assets (including any amounts created or earned through staking) are not insured by the FDIC, SIPC or any other governmental or private agency. In the event of a service disruption, or other failure, there can be no guarantee that the Trust will recover any of its staked Hyperliquid, or the corresponding value of such assets. Staking rewards are also subject to fluctuation and may vary depending on network participation rates, protocol-level parameters, validator performance, and other on-chain dynamics beyond the control of the Trust, the Sponsor, the Hyperliquid Custodian or the Staking Agents.

The Trust’s staking could impair its ability to satisfy Redemption Orders on a timely basis.

Under normal circumstances, the Sponsor anticipates that it will engage in staking with respect to all of the Trust’s Hyperliquid, except for Hyperliquid held in the Liquidity Reserve and pursuant to other short-term and temporary exigencies described in the section entitled “STAKING.” On the Hyperliquid Network, Hyperliquid is locked during the staking process, subject to a lockup period of one day and, upon undelegation, a seven day unstaking queue before it becomes fully liquid and transferable again.

Accordingly, the Trust intends to maintain a Liquidity Reserve composed of an amount of unstaked Hyperliquid that is freely transferable that will be used to satisfy Redemption Orders. However, there may be circumstances pursuant to which an insufficient amount of Hyperliquid comprising the Liquidity Reserve, impairing the Trust’s ability to satisfy Redemption Order(s) that it receives on a given day. This means that the Trust will not be able to make redemption distributions on the business day following a properly submitted and accepted Redemption Order, without taking additional action. This risk is especially heightened during periods of heightened market volatility. A circumstance where the Trust was unable to satisfy Redemption Orders could have significant negative consequences for the Trust. Disruptions to the Trust’s creation and redemption mechanism could widen the bid-ask spreads for the Shares or cause Shares to trade at an increased premium or discount to NAV. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust.

Although the Sponsor monitors and manages liquidity risk pursuant to the Liquidity Policies, there remains a possibility that Redemption Orders could exceed the unstaked Hyperliquid available for immediate withdrawal. In such cases, the Sponsor may delay settlement of a Redemption Order (i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely. Monitoring and risk management procedures, while designed to mitigate such risks, cannot eliminate them entirely, particularly in the event of extreme or unforeseen market conditions, sudden spikes in Redemption Orders, or operational disruptions. There is no assurance that the Sponsor’s Liquidity Policies will prove successful and that there may be times when the Trust may delay settlement of a Redemption Order or temporarily suspend the right of redemption entirely. While pursuant to the terms of the Authorized Participant Agreements the Trust may have the ability to defer settlement for a certain time if there are insufficient unstaked assets to meet Redemption Orders (long settlement), there can be no assurance that this will be sufficient to meet all Redemption Orders or that the Trust’s contractual long settlement right will be adequate to meet the Trust’s settlement obligation to Authorized Participants. If not, the Trust could be in default to such Authorized Participants. As a result, investors may still face delays or restrictions on redemptions if the volume of requests surpasses the Trust’s available unstaked Hyperliquid, or the Trust could face penalties, costs, damages, or other losses in connection with its settlement obligations to Authorized Participants, which could adversely affect the value or liquidity of, or cause losses in connection with an investment in the Shares. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust. Investors seeking an investment that is not subject to heightened liquidity risk should not purchase Shares.

In order to manage this risk, the Trust has adopted the Liquidity Policies to provide the Sponsor with the means by which to manage the liquidity of the Trust’s assets in times of stress. While the Sponsor believes that the Liquidity Policies provide viable options to protect the Trust, there can be no guarantee that the implementation of the Liquidity Policies will be fully protective of the Trust.

In the event that on a given day the amount of Hyperliquid comprising the Liquidity Reserve is insufficient to meet Redemption Orders received by the Trust, pursuant to the Liquidity Policies, the Trust may utilize a Contingent Liquidity Arrangement. Under such an arrangement, the Trust may enter into a credit facility that allows the Trust to borrow cash or Hyperliquid to meet its current obligations. If the Trust draws cash or Hyperliquid under any such credit facility, the Trust may incur additional expenses in the form of interest on its indebtedness or other costs of borrowing. In addition, the Sponsor, on behalf of the Trust, may seek to engage in a transaction with a third-party pursuant to which the Trust will exchange staked Hyperliquid (that will be freely transferable upon completion of the lock-up period and withdrawal queue) (“Moderately Liquid Hyperliquid”) for Hyperliquid that is unstaked and freely transferable (“Highly Liquid Hyperliquid”). The Highly Liquid Hyperliquid that the Trust receives in this transaction will be used to satisfy the applicable Redemption Orders. The amount of Hyperliquid sold by the Trust under such circumstances will be the minimum necessary to satisfy the applicable Redemption Orders. Such trades are expected to occur at a spread, requiring the Trust to deliver a greater quantity of Moderately Liquid Hyperliquid in order to receive an equivalent amount of Highly Liquid Hyperliquid.

For additional information on the Liquidity Policies, please see “STAKING – LIQUIDITY POLICIES AND PROCEDURES.”

The treatment of staking under U.S. federal securities laws may be unsettled.

On May 29, 2025, the staff of the SEC’s Division of Corporation Finance issued its “Statement on Protocol Staking Activities” (the “Staking Statement”). The Staking Statement gave the staff’s view regarding staking on networks that use PoS as a consensus mechanism that certain of such activities do not involve the offer and sale of securities within the meaning of the 1933 Act and the 1934 Act. Accordingly, under such an interpretation, the participants of such staking activities do not need to register such transactions with the SEC under the 1933 Act. Immediately following the issuance of the Staking Statement, SEC Commissioner Crenshaw provided a dissenting statement indicating her belief the conclusion expressed in the Staking Statement were erroneous and that certain transactions covered by the Staking Statement do involve the purchase and sale of securities within the meaning of the federal securities laws. The Sponsor believes its staking program is of the type described in the Staking Statement and therefore does not involve the purchase and sale of securities. However, if the staff or the SEC were to disagree with the Sponsor’s position, or if the SEC or the staff were to take a position contrary to the views expressed in the Staking Statement, the Trust or its service providers may be deemed to be in violation of the 1933 Act, the 1934 Act, the 1940 Act or other applicable law.

Hyperliquid staking may result in adverse tax consequences for Shareholders.

The staking of the Trust’s Hyperliquid is expected to result in the Trust obtaining additional Hyperliquid. It is possible that some or all of such obtained Hyperliquid may be treated as ordinary income for tax purposes. To the extent that such Hyperliquid is regarded as ordinary income, an investor in the Shares is expected to experience a taxable event. Thus, the Trust’s participation in Hyperliquid staking could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in Hyperliquid and, consequently, the Trust, is speculative. The price of Hyperliquid is volatile, and market movements of Hyperliquid are difficult to predict. Supply-and-demand changes rapidly and are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objectives or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The Trust is subject to market risk.

Market risk refers to the risk that the market price of Hyperliquid held by the Trust will rise or fall, sometimes rapidly or unpredictably. An investment in the Shares is subject to market risk, including the possible loss of the entire principal of the investment.

Different from directly owning Hyperliquid.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased Hyperliquid directly. The differences in performance may be due to factors such as fees and transaction costs and proceeds from staking activities. Investors will also forgo certain rights conferred by owning Hyperliquid directly, such as the right to claim airdrops. See “RISK FACTORS—Risks Associated with Investing in the Trust—Shareholders may not receive the benefits of any forks or ‘airdrops.’”

The Trust is a passive investment vehicle. The Trust is not actively managed and will be affected by a general decline in the price of Hyperliquid.

The Sponsor does not actively manage the Hyperliquid held by the Trust. This means that the Sponsor does not sell Hyperliquid at times when its price is high, or acquire Hyperliquid at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Hyperliquid investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Trust will adversely affect the value of the Shares.

The value of the Shares may be influenced by a variety of factors unrelated to the value of Hyperliquid.

The value of the Shares may be influenced by a variety of factors unrelated to the price of Hyperliquid that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of Hyperliquid have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Hyperliquid Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy-enhancing features to the Hyperliquid Network may increase the potential for Hyperliquid to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Liquidity risk.

The Trust’s and the Authorized Participants’ ability to buy or sell Hyperliquid may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. It is also possible that an Hyperliquid spot market or governmental authority may suspend or restrict trading in Hyperliquid altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting Hyperliquid or other issues affecting counterparties. Hyperliquid is a relatively new asset with a very limited trading history. Therefore, the markets for Hyperliquid may be less liquid and more volatile than other markets for more established products.

The NAV may not always correspond to the market price of Hyperliquid and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s Hyperliquid holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility; trading activity; the closing of digital asset trading platforms due to fraud, failure, security breaches or otherwise; and the fact that supply-and-demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply-and-demand forces influencing the market price of Hyperliquid.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although some creations or redemptions may take place in kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of Hyperliquid per Share.

Shareholders also should note that the size of the Trust in terms of total Hyperliquid held may change substantially over time and as Baskets are created and redeemed.

When acquiring Hyperliquid in connection with a Cash Creation Order, it is possible that the Trust will pay a higher price for Hyperliquid than the value ascribed to Hyperliquid by the Pricing Benchmark, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a Cash Creation Order for Baskets on the price the Trust actually paid for the Hyperliquid rather than on the value of Hyperliquid ascribed by the Pricing Benchmark. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time.

The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between the Exchange and digital asset trading platforms. Non-concurrent trading hours may also result in the Shares gapping at the open of trading on the Exchange.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and various digital asset trading platforms, including the Constituent Platforms of the Pricing Benchmark. Additionally, Shares may be traded at other times and in other venues. While U.S. equity markets are open for trading in the Shares for a limited period each day, the Hyperliquid market is a 24-hour marketplace; however, trading volume and liquidity on the Hyperliquid market are not consistent throughout the day and digital asset trading platforms, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial-of-service attacks and other reasons. As a result, during periods when U.S. equity markets are open but large portions of the Hyperliquid market are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

During periods when U.S. equity markets are closed but digital asset trading platforms are open, significant changes in the price of Hyperliquid could result in a difference in performance between the price of Hyperliquid and the most recent Share price. To the extent that the price of Hyperliquid moves significantly in a negative direction after the close of U.S. equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the price of Hyperliquid drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

Additionally, differences between the strike time (4:00 p.m. ET) of the Pricing Benchmark and the time at which the Trust’s shares trade could create a difference between the fund’s NAV and its market price.

The Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Buying activity associated with purchases of Hyperliquid by the Sponsor, an Authorized Participant or Authorized Participant Designee in connection with Cash Creation Orders may cause the price of Hyperliquid to increase, which will result in higher prices for the Shares. Increases in Hyperliquid prices may also occur as a result of Hyperliquid purchases by other market participants who attempt to benefit from an increase in the market price of Hyperliquid when Baskets are created. The market price of Hyperliquid may therefore decline immediately after Baskets are created.

Selling activity associated with sales of Hyperliquid by the Sponsor, an Authorized Participant or Authorized Participant Designee in connection with Cash Redemption Orders may decrease Hyperliquid prices, which will result in lower prices for the Shares. Decreases in Hyperliquid prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of Hyperliquid by the Sponsor, an Authorized Participant or Authorized Participant Designee and other market participants may have on the price of Hyperliquid, other exchange-traded products or large private investment vehicles with similar investment objectives (if developed) could represent a substantial portion of demand for Hyperliquid at any given time and the sales and purchases by such investment vehicles may impact the price of Hyperliquid. If the price of Hyperliquid declines, the trading price of the Shares will generally also decline.

Redemption Liquidity Risk.

Although the Sponsor monitors and manages liquidity risk pursuant to the Liquidity Policies, there remains a possibility that Redemption Orders could exceed the unstaked Hyperliquid available for immediate withdrawal. In such cases, the Sponsor may delay settlement of a Redemption Order (i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely. Monitoring and risk management procedures, while designed to mitigate such risks, cannot eliminate them entirely, particularly in the event of extreme or unforeseen market conditions, sudden spikes in Redemption Orders, or operational disruptions. There is no assurance that the Sponsor’s Liquidity Policies will prove successful and that there may be times when the Trust may delay settlement of a Redemption Order or temporarily suspend the right of redemption entirely. While pursuant to the terms of the Authorized Participant Agreements the Trust may have the ability to defer settlement for a certain time if there are insufficient unstaked assets to meet Redemption Orders (long settlement), there can be no assurance that this will be sufficient to meet all Redemption Orders or that the Trust’s contractual long settlement right will be adequate to meet the Trust’s settlement obligation to Authorized Participants. If not, the Trust could be in default to such Authorized Participants. As a result, investors may still face delays or restrictions on redemptions if the volume of requests surpasses the Trust’s available unstaked Hyperliquid, or the Trust could face penalties, costs, damages, or other losses in connection with its settlement obligations to Authorized Participants, which could adversely affect the value or liquidity of, or cause losses in connection with an investment in the Shares. If Authorized Participants are unable to reliably redeem Baskets within the expected timeframe, they may decline to provide such services to the Trust, which would cause additional increases in bid-ask spreads and larger premiums and discounts. Furthermore, the Sponsor and the Trust’s service providers could face reputational and regulatory scrutiny which could ultimately have a negative impact on the Trust. Investors seeking an investment that is not subject to heightened liquidity risk should not purchase Shares.

The inability of Authorized Participants and market makers to hedge their Hyperliquid exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Creation Orders and Redemption Orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient Hyperliquid liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of Hyperliquid, wide spreads between prices quoted on different Hyperliquid trading platforms, the closing of Hyperliquid trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to Hyperliquid may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of Hyperliquid may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of Hyperliquid to and by the Hyperliquid Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of Hyperliquid, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the Hyperliquid Custodian, an Authorized Participant or Authorized Participant Designee, the closing of Hyperliquid trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Hyperliquid Blockchain, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to create or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Hyperliquid may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Hyperliquid Blockchain, the processing of transactions on the Hyperliquid Blockchain may be disrupted, which in turn may prevent Hyperliquid Trading Counterparties, Authorized Participants, Authorized Participant Designees or other market participants from depositing or withdrawing Hyperliquid from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of Hyperliquid and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for Hyperliquid should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering Hyperliquid in return for Baskets, the price of Shares may diverge from the value of Hyperliquid.

Investors may be adversely affected by Creation Orders or Redemption Orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or creation settlement date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a Creation Order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Hyperliquid Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Hyperliquid Blockchain, hacking, cybersecurity breach, or power, internet, or Hyperliquid Blockchain outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of Hyperliquid or the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying Hyperliquid.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation method employed on the date of the NAV calculation.

In certain circumstances, the Trust’s Hyperliquid investments may be valued using techniques other than reliance on the price established by the Pricing Benchmark. The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. The value of Hyperliquid or other digital asset investments valued using techniques other than those employed by the Pricing Benchmark, including “fair valuation measures,” may differ from the value of Hyperliquid determined by reference to the Pricing Benchmark.

If the Pricing Benchmark is not available, or if the Sponsor determines, in its sole discretion, that the Pricing Benchmark does not reflect an accurate Hyperliquid price, the Trust’s holdings may be “fair valued” in accordance with the valuation policies approved by the Sponsor. Those valuation policies stipulate that when seeking to fair value Hyperliquid, the Sponsor may apply all available factors the Sponsor deems relevant at the time of the determination, and may be based on analytical values determined by the Sponsor using third-party valuation models. Pursuant thereto, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of Hyperliquid provided by a Secondary Source. If a Secondary Source is not available or the Sponsor in its sole discretion determines the Secondary Sources are unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be considered for utilization. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value based upon all available factors. The Sponsor does not anticipate that the need to “fair value” Hyperliquid will be a common occurrence.

As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.

Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of the Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights described under “MANAGEMENT; VOTING BY SHAREHOLDERS.”

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement or Sponsor Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the Prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement and Sponsor Agreement as amended without specific agreement to such increase.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset class: Hyperliquid. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with Hyperliquid. By concentrating its investment strategy solely on Hyperliquid, any losses suffered as a result of a decrease in the price of Hyperliquid can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing Hyperliquid or other digital asset, commodity or currency exposure or to speculate on the price of Hyperliquid. Speculation on the price of Hyperliquid may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of Hyperliquid.

As the Sponsor and its management have a limited history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has no history of past performance in managing a Hyperliquid exchange-traded product, which is a novel type of investment product. In addition, the Sponsor is not, and the Sponsor believes it is not required to be, registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) or a commodity pool operator or commodity trading adviser under the Commodity Exchange Act. The past performance of the Sponsor’s management in other positions are an imperfect indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of Hyperliquid and other digital assets from other holders may have occurred in the past. Because of the pseudonymous nature of the Hyperliquid Blockchain, thefts can be difficult to trace, which may make Hyperliquid a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Transfer Agent, the Marketing Agent, the Administrator, the Cash Custodian, the Hyperliquid Custodian or an Authorized Participant) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of the internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s Hyperliquid held in the Trust Hyperliquid Account at the Hyperliquid Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s Hyperliquid and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, Sponsor or Hyperliquid Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s Hyperliquid may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, storage in hardware security modules (“HSMs”) with built-in logic, multiple encrypted private key “shards,” and other measures, are reasonably designed to safeguard the Trust’s Hyperliquid. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Hyperliquid Custodian’s operations or implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in HSMs with built-in logic, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in HSMs with built-in logic.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, Hyperliquid Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust Hyperliquid Account with the Hyperliquid, the private keys (and therefore Hyperliquid) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, Hyperliquid Custodian or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor or Hyperliquid Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust Hyperliquid Account with the Hyperliquid Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of Hyperliquid are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Hyperliquid Custodian has limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Hyperliquid Custodian’s actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s Hyperliquid. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s Hyperliquid.

The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Sponsor believes that the security procedures that the Sponsor and Hyperliquid Custodian utilize, such as hardware redundancy, segregation and built-in logic (i.e., the custom policy rules embedded directly inside the Hyperliquid Custodian’s hardware, allowing the hardware itself to validate and approve or reject transactions) protocols are reasonably designed to safeguard the Trust’s Hyperliquid from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Hyperliquid Custodian employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. Notwithstanding the above, the Sponsor and Hyperliquid Custodian are responsible for their own gross negligence, willful misconduct or bad faith. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s Hyperliquid and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor in recruiting and retaining qualified personnel. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. If the SEC were to approve multiple applications for exchange-traded Hyperliquid products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. For exchange-traded products similar to the Trust, there have been significant “first-mover” advantages in terms of asset gathering, trading volume and media coverage. In many cases, the first mover in an asset class has been able to maintain these advantages for extended periods. In the event that the SEC were to approve other exchange-traded Hyperliquid products prior to approving the Trust, the Trust could be significantly negatively affected.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of Hyperliquid.

In addition, the Trust will compete with direct investments in Hyperliquid, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest directly or in other vehicles, which could adversely affect the performance of the Trust.

To the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other extraordinary expenses that are not borne by the Sponsor, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although Shares are expected to be publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Trust will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

Hyperliquid is a novel asset with a very limited trading history. Therefore, the markets for Hyperliquid may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities or more well-known digital assets such as bitcoin or ether. As of December 4, 2025, the market capitalization of Hyperliquid was $9.06 billion and had an average daily trading volume of $325.9 million. Comparatively, bitcoin had a market capitalization of $1.84 trillion and an average daily trading volume of $48 billion and ether had a market capitalization of $379.8 billion and an average daily trading volume of $28.5 billion. Both bitcoin and ether are held by exchange-traded products with a structure substantially similar to the Trust.

It may be difficult to execute a Hyperliquid trade at a specific price when there is a relatively small volume of buy and sell orders in the Hyperliquid market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire will increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so should the Trust need to liquidate its Hyperliquid. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will typically invest in Hyperliquid, which is highly concentrated.

The Trust’s Hyperliquid may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s Hyperliquid could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Hyperliquid Custodian associated with Trust’s Hyperliquid. The Sponsor believes that the Hyperliquid Custodian’s operations are an appealing target to hackers or malware distributors seeking to destroy, damage or steal Hyperliquid or private keys. Although the Hyperliquid Custodian uses multiple means and layers of security to minimize the risk of loss, damage and theft, neither the Hyperliquid Custodian, nor the Sponsor can guarantee that such security will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to the Trust’s Hyperliquid could also be restricted by natural events (such as an earthquake or flood), human actions (such as a terrorist attack) or security or compliance measures (such as in response to a hard fork). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Several factors may affect the Trust’s ability to achieve its investment objectives on a consistent basis.

There is no guarantee that the Trust will meet its investment objectives. Factors that may affect the Trust’s ability to meet its investment objectives include: (1) the Sponsor’s, an Authorized Participant’s or an Authorized Participant Designee’s ability to purchase and sell Hyperliquid in an efficient manner to effectuate Creation Orders and Redemption Orders; (2) transaction fees associated with the Hyperliquid Network; (3) the Hyperliquid market becoming illiquid or disrupted; (4) the Share prices being rounded to the nearest cent and/or valuation methodologies; (5) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (6) early or unanticipated closings of the markets on which Hyperliquid trades, resulting in the inability of the Authorized Participants to execute intended portfolio transactions; (7) operational or methodological issues with the Pricing Benchmark that result in the benchmark used by the Trust not accurately representing the true value of the Trust’s Hyperliquid holdings; and (8) accounting standards.

The amount of Hyperliquid represented by a Share will decline over time.

The amount of Hyperliquid represented by a Share will continue to be reduced during the life of the Trust due to the transfer of the Trust’s Hyperliquid to pay the Sponsor Fee and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. This dynamic will occur irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of Hyperliquid.

Each outstanding Share represents a unit of undivided beneficial ownership of the Trust. The Trust does not generate any income and transfers Hyperliquid to pay the Sponsor Fee, and to pay for extraordinary, non-recurring expenses not assumed by the Sponsor. Therefore, the amount of Hyperliquid represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional deposits of Hyperliquid or cash used to acquire Hyperliquid over time, as the amount of Hyperliquid required to create Shares proportionally reflects the amount of Hyperliquid represented by the Shares outstanding at the time of such Basket being created. Assuming a constant Hyperliquid price, the trading price of the Shares is expected to gradually decline relative to the price of Hyperliquid as the amount of Hyperliquid represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of Hyperliquid represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of Hyperliquid.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “ADDITIONAL INFORMATION ABOUT THE TRUST—The Trust’s Fees and Expenses.” Extraordinary, non-recurring expenses that are not assumed by the Sponsor are borne by the Trust and paid through the sale of the Trust’s Hyperliquid. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Administrator, the Transfer Agent, the Hyperliquid Custodian or the Cash Custodian.

Under the Trust Agreement and the Trust’s service provider agreements, each of the Trustee, Administrator, Transfer Agent, Hyperliquid Custodian, Cash Custodian and Sponsor may have a right to be indemnified by the Trust for any liability or expense it incurs, subject to certain exceptions. Therefore, the Trustee, Administrator, Transfer Agent, Hyperliquid Custodian, Cash Custodian or Sponsor may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net assets of the Trust and the NAV.

Unforeseeable risks.

Hyperliquid launched relatively recently and there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the Hyperliquid market, including advancements in the underlying technology, changes to Hyperliquid may expose investors in the Trust to additional risks that are impossible to predict.

Regulatory Risk

Regulatory Risk.

As Hyperliquid and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Although such actions were dismissed in 2025, since 2023 the SEC has charged certain large U.S. digital asset trading platforms (Binance, Coinbase and Kraken) with supporting the trading and settlement of securities in violation of the U.S. federal securities laws.

The U.S. Congress is also actively preparing new legislation to address certain market structure issues relating to digital assets and stablecoins. The outcome of this legislation is unknown. Both the outcome of the pending SEC enforcement actions and federal legislation are highly uncertain and may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Although neither the SEC nor the CFTC has exerted direct authority over Hyperliquid or Hyperliquid spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the Commodity Exchange Act, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts on the price of digital assets, including Hyperliquid.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of Hyperliquid and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of May 2025, only California, Louisiana and Rhode Island have adopted the model law, while Iowa has introduced the model law. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

In August 2021, the previous chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and Hyperliquid held by the Trust specifically. OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether Hyperliquid that has been associated with such addresses in the past can be easily sold. This “tainted” Hyperliquid may trade at a substantial discount to untainted Hyperliquid. Reduced fungibility in the Hyperliquid markets may reduce the liquidity of Hyperliquid and therefore adversely affect its price.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force aimed to develop a comprehensive and clear regulatory framework for crypto assets. In March 2026, the SEC issued an interpretive release addressing the application of U.S. federal securities laws to digital assets and transactions involving digital assets. The interpretive release does not supersede or replace the Howey test but rather sets forth how the SEC applies the Howey test to digital assets and transactions involving digital assets. The SEC states within the release that it classifies digital assets into five categories based on their characteristics, uses and functions: (1) digital commodities; (2) digital collectibles; (3) digital tools; (4) stablecoins; and (5) digital securities. The release also stipulates that the SEC believes that digital assets classified as digital commodities, digital collectibles and digital tools are not securities. In the release, the SEC explained that a “digital commodity” generally refers to a digital asset that is intrinsically linked to and derives its value from the programmatic operation of a crypto system that is functional, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. It further noted that a digital commodity does not have intrinsic economic properties or rights, such as generating passive yield or conveying rights to future income, profits, or assets of a business enterprise or other entity, promisor or obligor. Additionally, the release stated that a digital commodity is necessary to participate in or use certain aspects of an associated functional crypto system. The programmed purpose of a digital commodity is to facilitate and incentivize the validation, ordering and confirmation of transactions on the associated functional crypto system, serve as a mechanism to maintain the functioning and/or security of the associated functional crypto system, and foster network effects. Accordingly, a digital commodity is integral to the operation of the associated functional crypto system. The SEC stated that digital assets classified as digital commodities are not securities because they do not constitute any of the financial instruments enumerated in the definition of “security” because, among other things, they do not represent a digitized form of any such instruments, including investment contracts.

Notwithstanding the foregoing, the release is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The release also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security, including a digital commodity such as Hyperliquid, may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the passage of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act, which was passed by the House of Representatives but awaits consideration by the Senate, was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti-money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

The GENIUS Act, signed into law in July 2025, establishes the first federal regulatory framework for the issuance and operation of payment stablecoins—digital assets designed to maintain a stable value relative to a fiat currency, such as the U.S. dollar. The GENIUS Act requires that all payment stablecoins be fully backed on a one-to-one basis by high-quality liquid assets, such as U.S. dollars or short-term U.S. Treasury securities, and subjects issuers to rigorous reserve, audit, and disclosure requirements.

The GENIUS Act introduces a dual licensing regime, allowing stablecoin issuers to operate under either federal or state regulatory oversight, provided that state regimes are “substantially similar” to federal standards. Issuers with more than $10 billion in outstanding stablecoins must obtain a federal license. The GENIUS Act also imposes strict AML, sanctions compliance, and consumer protection obligations, including prioritizing stablecoin holders’ claims in the event of issuer insolvency. Notably, the Act prohibits non-financial public companies from issuing stablecoins without special approval and restricts the payment of interest or yield on stablecoins.

These legislative efforts were accompanied by additional measures, such as the Anti-CBDC Surveillance State Act, which prohibits the Federal Reserve from issuing a retail central bank digital currency without congressional authorization. While the CLARITY Act and the GENIUS Act represent significant progress toward a comprehensive regulatory regime for digital assets, substantial uncertainty remains regarding the implementation and interpretation of these new laws. The effectiveness of these frameworks will depend on subsequent rulemaking by federal and state regulators, interagency coordination, and the evolving approach to enforcement. Market participants may face transitional risks as regulatory standards are developed and applied, and there is potential for further legislative or regulatory changes as the digital asset ecosystem continues to evolve.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and Hyperliquid, specifically.

Hyperliquid’s status as a “security” under U.S. federal securities laws remains unsettled.

If Hyperliquid is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for Hyperliquid as a digital asset and the Trust. The Trust could be considered an unregistered “investment company” under SEC rules, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

It may also become more difficult for Hyperliquid to be traded, cleared and custodied as compared to other digital assets that are not considered to be securities, which could in turn negatively affect the liquidity and general acceptance of Hyperliquid and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for Hyperliquid as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be offered or sold as securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of Hyperliquid markets. As such, any determination that Hyperliquid or any other digital asset is a security under federal or state securities laws may adversely affect the value of Hyperliquid and, as a result, the value of the Shares.

To the extent that Hyperliquid is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s Hyperliquid at a time that is disadvantageous to Shareholders.

Future and current regulations by a U.S. or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

The regulation of Hyperliquid and related products and services continues to evolve, may take many different forms and will, therefore, impact Hyperliquid and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for ether businesses to provide services, which may impede the growth of the Hyperliquid economy and have an adverse effect on consumer adoption of Hyperliquid. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of Hyperliquid’s status as not being a security, changes to regulations surrounding Hyperliquid futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over Hyperliquid, the Hyperliquid Blockchain, Hyperliquid trading, or related activities impacting other parts of the digital asset market, may adversely impact Hyperliquid and therefore may have an adverse effect on the value of your investment in the Trust.

Hyperliquid and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including Hyperliquid. The effect of any existing regulation or future regulatory change on the Trust or Hyperliquid is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect digital assets, particularly with respect to digital asset exchanges, trading venues and service providers that fall within such jurisdictions’ regulatory scope. For example, on May 21, 2021, Chinese Vice Premier Liu He and the State Council issued a statement aiming to crack down on bitcoin mining in China. Over the subsequent weeks, multiple regions began to shut down mining operations, including what was estimated to be the three largest Chinese mining regions in Xinjiang, Sichuan, and Inner Mongolia. This resulted in a material decrease in the global bitcoin hash rate. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital assets economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of digital assets, including Hyperliquid, and, in turn, the value of the Shares.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or commodity pools under the Commodity Exchange Act.

The Investment Company Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the Investment Company Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the Investment Company Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the Investment Company Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools.

Trading on digital asset trading platforms outside the United States is not subject to U.S. regulation and may be less reliable than U.S. trading platforms.

To the extent any of the Trust’s trading is conducted on digital asset trading platforms outside the United States, trading on such trading platforms is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. trading platforms. Certain foreign markets may be more susceptible to disruption than U.S. trading platforms. These factors could adversely affect the performance of the Trust.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the implementation of an anti-money laundering program, the submission of certain reports to FinCEN and the maintenance of certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Hyperliquid in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently Hyperliquid is not regulated or is lightly regulated in most countries, including the United States, one or more countries such as China, India or Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use Hyperliquid or to exchange Hyperliquid for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to Shareholders, or may adversely affect an investment in the Shares.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

It is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of Hyperliquid or the sale of Hyperliquid to pay Trust expenses or facilitate redemption transactions. Some or all of the Hyperliquid obtained through staking may constitute ordinary income to you as it is obtained by the Trust. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. Shareholders receiving redemption proceeds after a sale to fund a redemption in cash may be allocated a larger portion of income or gain than those that do not. Shareholders receiving a redemption in-kind will not generally be taxed on the distribution in-kind. Sales of Hyperliquid to fund cash redemptions are expected to result in gains and losses, with such gains and losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the Hyperliquid and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the Hyperliquid held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in-kind will not generally be taxable on the distribution in-kind. If a Shareholders sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The IRS may disagree with or seek to challenge the Trust’s treatment as a grantor trust.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.

In order to qualify as a grantor trust, the Trust must not be in a trade or business and no person may have a power to vary the investment of the Shareholders to take advantage of market fluctuations. The IRS has generally classified digital assets as “property”, so the mere holding of digital assets would not raise issues in regard to grantor trust classification. However, the Trust will expand and contract over time with creations and redemptions of Baskets by Authorized Participants. The Trust is relying on informal guidance from the IRS that receipt of contributions in cash do not create a power to vary if they are required to be immediately converted into the assets identical to those already held by the Trust. The receipt of Incidental Rights and IR Assets also create a potential issue because the Trust may from time to time be granted property that the Trust did not voluntarily acquire. Again, the Trust is relying on informal guidance from the IRS that acquiring different property without choosing to acquire the different property is not itself a power to vary. Further, as described in “Incidental Rights and IR Assets” below, the Trust expressly disclaims all ownership of the Incidental Rights and IR Assets, will not include those rights in computing its NAV, and will cause such rights to be distributed to the Sponsor as soon as reasonably practicable.

On November 10, 2025, the IRS released Revenue Procedure 2025-31, which provides a safe harbor under which a widely held fixed investment trust may stake digital assets without preventing the trust from qualifying as an investment trust under Treasury Regulation Section 301.7701-4 and as a grantor trust under Sections 671 et seq. of the Code, provided that fourteen separate requirements are met. Revenue Procedure 2025-31 states that no inferences should be drawn as to any Federal income tax consequences not expressly addressed in Revenue Procedure 2025-31, including with respect to whether income attributable to staking would be treated as income effectively connected with the conduct of a trade or business within the United States or as unrelated business taxable income. To the extent that any future staking by the Trust does not comply with all of the requirements of the Revenue Procedure, the safe harbor would not be available to assure the Trust’s status as a grantor trust. There can be no assurance that any future staking by the Trust will comply with Revenue Procedure 2025-31. Accordingly, the Trust may rely on principles of underlying law in respect of grantor trusts that hold other assets, such as rental real estate and securities, which conclude that limited or ministerial actions with respect to the Trust corpus does not represent a power to vary the investment of the Trust certificate holders. Further, the Trust has arranged its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant legal authority. However, there can be no assurance that in the event the safe harbor’s requirements are not met the IRS will not take a contrary view or that any such contrary view would not be sustained by a Court if challenged.

If the Trust is incorrect in its interpretation of authority, the Trust could be classified either as a partnership or as an association taxable as a corporation. If the Trust is classified as a partnership, the Trust would not generally be taxable at the Trust level, but would be required to issue Form K-1s to the Shareholders. If the Trust is classified as an association taxable as a corporation, the Trust will be subject to corporate tax at the Trust level, and the Shareholder’s return on investment may be reduced.

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of Hyperliquid (including deemed sales of Hyperliquid as a result of the Trust using Hyperliquid to pay its expenses, including the Sponsor Fee) that is otherwise not associated with a distribution to Shareholders, or in connection with the receipt of cash from the Sponsor in connection with the Sponsor’s sale of Incidental Right(s) and/or IR Asset(s). Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

The tax treatment of Hyperliquid and transactions involving Hyperliquid for U.S. federal income tax purposes may change.

The tax treatment of digital assets is still evolving and subject to change. Current IRS guidance indicates that Hyperliquid should be treated as property for federal income tax purposes. Such guidance allows transactions in Hyperliquid to qualify for beneficial capital gains treatment. However, because Hyperliquid is a new technological innovation, the U.S. federal income tax treatment of an investment in Hyperliquid or in transactions relating to investments in Hyperliquid, including without limitation the tax treatment of a fork or airdrop, may evolve and change from those described in this Prospectus, possibly with retroactive effect. For example, current guidance indicates that digital asset currencies are neither collectibles nor currencies for the purposes of determining the applicable tax rate; however, this guidance could change, and if it were determined that digital assets were collectibles or a currency, the tax rate incurred by investors would be higher. Additional disclosure requirements may also apply to an investment in digital assets. Investors should consult their individual tax advisers to determine if such disclosure requirements apply to them.

Any change in the U.S. federal income tax treatment of Hyperliquid may have a negative effect on the price of Hyperliquid and may adversely affect the value of the Shares. Whether any additional guidance will adversely affect the U.S. federal income tax treatment of an investment in Hyperliquid or in transactions relating to investments in Hyperliquid is unknown. There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Rulings & FAQs.

The tax treatment of Hyperliquid and transactions involving Hyperliquid for state and local tax purposes is not settled.

Because Hyperliquid is a new technological innovation, the tax treatment of Hyperliquid for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of Hyperliquid for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of Hyperliquid may have negative consequences, including the imposition of a greater tax burden on investors in Hyperliquid or the imposition of a greater cost on the acquisition and disposition of Hyperliquid generally. Any such treatment may have a negative effect on the price of Hyperliquid and may adversely affect the value of the Shares.

A “fork” of the Hyperliquid Blockchain or an airdrop could result in Shareholders incurring a tax liability.

If a fork occurs in the Hyperliquid Blockchain, the Trust Agreement requires that the Sponsor analyze the transaction according to several criteria and promptly determine which digital asset network is generally accepted as the Hyperliquid Blockchain and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then-relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Hyperliquid, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Hyperliquid Blockchain. The outcome of such determination shall determine which network maintains the asset “Hyperliquid” and which is the Forked Asset, an IR Asset. Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets, including Forked Assets. Such assets are not considered assets of the Trust at any point in time. Once it has been determined by the Sponsor which asset is Hyperliquid and which is the Forked Asset, the Sponsor will, as soon as practicable, and, if possible, immediately, distribute the Forked Asset to the Sponsor. Once acquired, the Sponsor may take any lawful action necessary or desirable in connection with its acquisition of such asset. In the event that the Sponsor decides to sell the Forked Asset, it will seek to do so for cash. This may be a sale of the Forked Asset directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. The receipt of cash in connection with this distribution may cause Shareholders to incur a U.S. federal, state, local, or foreign tax liability. In addition, the IRS may not accept the Trust’s position that disclaimed Incidental Rights or IR Assets do not represent a taxable incident. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns. Any tax liability could adversely impact an investment in the Shares and may require Shareholders to prepare and file tax returns.

Under the IRS guidance on digital assets, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.

Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

U.S. tax law does not specify whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Shareholders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) may withhold 30% of any such income recognized by a non-U.S. Shareholder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of cash in connection with the Sponsor’s sale of an IR Right and/or IR Asset and contributing such cash back to the Trust.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment of the Shareholders to take advantage of market fluctuations. Thus, the Trust may be required to hold when an actively managed fund would sell. The Trust may be required to distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, the Trust, as a fund treated as a grantor trust, will not be permitted to participate in trading or lending activity. This means that the returns of the Trust may be less than a successfully actively managed fund.

WHFIT reporting risks.

In general, the widely held fixed investment trust (“WHFIT”) regulations require asset-by-asset reporting. This can result in large and complex information statements to Shareholders. To qualify for certain simplified reporting rules under the WHFIT regulations, the Trust intends to manage its annual expenses and sales proceeds (other than proceeds from pro rata sales to fund redemptions) to no more than five percent of the net asset value of the Trust. However, the Trust is not required to meet this limitation. If the Trust were to fail the five percent test, the general asset-by-asset rules would apply, and the information statements given to Shareholders would be complex.

In the final year of the Trust, it would not be unusual for expenses and sales proceeds and to exceed five percent of the Trust’s net asset value. The WHFIT regulations provide a special exception to the five percent test in the final year of the Trust. To meet this exception, Shareholders receiving a distribution in kind on the termination of the Trust would be required to be treated as exchanging their Shares for cash. The Trust currently has no scheduled termination date.

Other Risks

As a new fund, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a new fund, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s Hyperliquid at a time that is disadvantageous to an investor in the Shares. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders.

In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of Hyperliquid.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the price of Hyperliquid is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s Hyperliquid is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the price of Hyperliquid were higher at the time of sale. See “ADDITIONAL INFORMATION ABOUT THE TRUST—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

The Exchange on which the Shares are listed may halt trading in the Shares, which would adversely impact an investor’s ability to sell Shares.

The Shares are listed for trading on the Exchange under the market symbol “BHYP.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Shares withdraw or “step away” from participation in the creation or redemption of Shares, the liquidity of Shares will likely decrease, which could adversely affect the market price of Shares and result in investors incurring a loss on their investment.

The market infrastructure of the Hyperliquid spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Hyperliquid is extremely volatile, and concerns exist about the stability, reliability and robustness of many digital asset trading platforms where Hyperliquid trades. In a highly volatile market, or if one or more digital asset trading platforms supporting the Hyperliquid market face an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Digital asset trading platforms are not subject to the same regulatory oversight as traditional equity exchanges, which could negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for Hyperliquid occurs on multiple digital asset trading platforms that have various levels and types of regulation, but are not regulated in the same manner as traditional stock and bond exchanges. If these digital asset trading platforms do not operate smoothly or face technical, security or regulatory issues, that could impact the ability of Authorized Participants to make markets in the Shares. In such an event, trading in the Shares could occur at a material premium or discount against the NAV.

The Authorized Participants may serve in such capacity for several competing exchange-traded Hyperliquid products, which could adversely affect the market for the Shares.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. Some or all of the Trust’s Authorized Participants may in the future serve as authorized participants or market makers for one or more exchange-traded Hyperliquid products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. Furthermore, because there is no obligation on the part of the Authorized Participants to engage in creation and redemption or market making activities with respect to the Trust’s Shares, decisions by the Authorized Participants to not engage with the Trust or its Shares may result in a decline in the liquidity of the Shares and the price of the Shares may fluctuate independently of the price of Trust’s Hyperliquid (i.e., at a greater premium or discount to the Trust’s NAV).

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities.

The Sponsor is leanly staffed and relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Conducting creations and redemptions for cash has drawbacks.

The Trust may conduct some or all of its creations and redemptions for cash, rather than in kind. The use of Cash Creations and Cash Redemptions may cause Shares to trade in the market at greater bid-ask spreads or greater premiums or discounts to their NAV per Share. The use of cash for redemptions will also limit the tax efficiency of the Trust. Additionally, the Trust’s need to purchase Hyperliquid in connection with Creation Orders introduces the possibility that the Trust will pay a higher price for Hyperliquid than the value ascribed to Hyperliquid by the Pricing Benchmark, the rate used to calculate the Trust’s NAV. This is known as “slippage.” While transactions in any asset are subject to the risk of slippage, it is possible that transactions in digital assets may be more susceptible. The Trust seeks to minimize the risk of slippage by basing the amount of cash an Authorized Participant is required to deposit to consummate a Cash Creation Order for Baskets on the price the Trust actually paid for the Hyperliquid rather than on the value of Hyperliquid ascribed by the Pricing Benchmark. Nonetheless, there can be no guarantee that the Trust will not be negatively affected by slippage from time to time. The Trust will also incur transaction costs it would not otherwise have incurred if it received and distributed Hyperliquid in kind and was not required to purchase and sell Hyperliquid in connection with Cash Creation Orders and Cash Redemption Orders.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

The Trust operations will be managed by the Sponsor. It is possible that conflicts may arise between the Sponsor, affiliates, the Trust and its Shareholders.

In resolving conflicts of interest, the Sponsor is allowed to take into account the interests of other parties. Conflicts of interest may arise as a result of:

●	Sponsor and its affiliates will be indemnified pursuant to the Trust Agreement;

●	The Sponsor’s allocation of resources (including the time and attention of management and business development) among different clients and potential future business ventures, to each of which they may owe fiduciary duties, the determination of which is the responsibility of the Sponsor and its affiliates;

●	The staff of the Sponsor may also directly or indirectly serve affiliates and clients of the Sponsor;

●	The Trust Agreement does not prohibit the Sponsor, its respective affiliates and their respective officers and employees from engaging in other businesses or activities that might be in direct competition with the Trust;

●	The Sponsor and its staff may take direct positions in Hyperliquid or in other investments, or may advise other clients to take such positions, that may be in conflict with the Trust’s investment objectives or that may be of a size that could impact the price of Hyperliquid;

●	There has been no independent due diligence conducted with respect to this offering, where applicable, and there is an absence of arm’s-length negotiation with respect to certain terms of the Trust;

●	The Sponsor may preference the use of an affiliated Staking Agent when allocating the Trust’s Hyperliquid among Staking Agents; and

●	The Sponsor decides whether to obtain third-party services for the Trust.

By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement.

For a further discussion of the conflicts of interest among the Sponsor, Hyperliquid Custodian, Cash Custodian, Trust and others, see “CONFLICTS OF INTEREST.”

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor has operating practices that require personnel to pre-clear personal trading activity in which Hyperliquid is the referenced asset and the trade exceeds $4,999 in value. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Even with the implementation of pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase and sale of Hyperliquid. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to Hyperliquid. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to Hyperliquid, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the Hyperliquid held by the Trust and, consequently, on the market price of Hyperliquid.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor. Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context. Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Sponsor may discontinue its services, which may be detrimental to the Trust.

Sponsor may be unwilling or unable to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities and is unable to be replaced, the Trust may have to terminate and liquidate the Hyperliquid held by the Trust. A substitute sponsor’s appointment will not guarantee the Trust’s continued operation even if a substitute sponsor is found, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Trust may terminate.

Any of the service providers could resign or be removed by the Trust, which could trigger early termination of the Trust.

Any service provider may resign or be removed under its respective governing agreement. The Trust may dissolve in accordance with the terms of the Trust Agreement if any service provider resigns or is removed and is unable to be replaced.

The lack of independent advisers representing investors in the Trust may cause Shareholders to be adversely affected.

Counsel, accountants and other advisers have been consulted by the Sponsor regarding the formation and operation of the Trust. Potential investors should consult their own legal, tax and financial advisers regarding the desirability of an investment in the Shares. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Failure to consult with their own legal, tax and financial advisers may lead to Shareholders making an undesirable investment decision with respect to investment in the Shares.

No separate counsel; no responsibility or independent verification.

Chapman and Cutler LLP represents the Sponsor. The Trust does not have counsel separate and independent from counsel to the Sponsor. Chapman and Cutler LLP does not represent Shareholders, and no independent counsel has been retained to represent Shareholders. Chapman and Cutler LLP is not responsible for any acts or omissions of the Sponsor, the Administrator, the Trustee, the Hyperliquid Custodian, the Cash Custodian, a Hyperliquid Trading Counterparty, the Transfer Agent or the Trust (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian or other service provider to the Sponsor, Trustee or the Trust. This Prospectus was prepared based on information provided by the Sponsor, the Administrator, the Hyperliquid Custodian, the Cash Custodian, the Transfer Agent, and the Trustee, in good faith and based on reasonable best efforts to ensure the information is accurate as of the date of this Prospectus, and Chapman and Cutler LLP has not independently verified such information.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights under the Trust Agreement. For example, except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights and take no part in the management or control of, and have no voice in, the Trust’s operations or business. The Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions. The Trust will not have regular Shareholder meetings. The right to authorize actions, appoint service providers or take other actions will not be held by Shareholders, unlike shareholders of other trusts.

An investment in the Trust may be adversely affected by competition from other investment vehicles focused on Hyperliquid or other digital assets.

The Trust will compete with direct investments in Hyperliquid, other digital assets and other potential financial vehicles, possibly including securities backed by or linked to digital assets and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond the Trust’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of the Trust.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Investors cannot be assured that the Sponsor will be able to continue to service the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust, the Trust may be adversely affected, as there may be no entity servicing the Trust for a period of time. Such an event could result in termination of the Trust.

The liability of the Sponsor and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of its Shares.

Shareholders’ limited rights of legal recourse against the Trust, Sponsor, Administrator, Transfer Agent, Cash Custodian and Hyperliquid Custodian and the Trust’s lack of direct insurance protection expose the Trust and its Shareholders to the risk of loss of the Trust’s Hyperliquid for which no person is liable.

The Trust is not a banking institution and is not a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Trust’s assets held with the Hyperliquid Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insures the Trust’s Hyperliquid. Any insurance coverage obtained by or for the Hyperliquid Custodian is solely for the benefit of the Hyperliquid Custodian and does not guarantee or insure the Trust in any way. There is no third-party insurance held on behalf of the Trust Hyperliquid Accounts.

Furthermore, under the Hyperliquid Custody Agreement, except for Anchorage Custody’s gross negligence, willful misconduct or fraud, Anchorage Custody shall not be liable for any losses, whether in contract, tort or otherwise, incurred by the Trust, for any amount in excess of fees paid by the Trust in the twelve (12) months prior to when the liability arises. Further, in no event will Anchorage Custody be liable (i) for acts or omissions under a mere negligence standard, (ii) losses which arise from Anchorage Custody’s compliance with applicable laws, including sanctions laws administered by OFAC; or (iii) special, indirect or consequential damages, or lost profits or loss of business arising in connection with the Hyperliquid Custody Agreement. This limitation of liability shall not limit any losses or claims arising from the Hyperliquid Custodian’s gross negligence, willful misconduct or fraud. Furthermore, the Hyperliquid Custodian shall not be liable to the Trust for delays, suspension of operations, whether temporary or permanent, failure in performance of the Hyperliquid Custody Agreement, or interruption of service in each case to the extent it is directly due to a cause or condition entirely beyond the reasonable control of the Hyperliquid Custodian.

Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of Hyperliquid by the Hyperliquid Custodian absent gross negligence, bad faith or willful misconduct on the part of the Sponsor. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of Hyperliquid by the Hyperliquid Custodian, is limited.

The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of Hyperliquid or the provision of instructions relating to the movement of Hyperliquid, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Hyperliquid Custodian. Consequently, a loss may be suffered with respect to the Trust’s Hyperliquid that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

A loss of confidence or breach of the Hyperliquid Custodian may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s Hyperliquid are provided by Anchorage Custody, although the Trust may retain one or more additional custodians at a later date. Hyperliquid held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s Hyperliquid holdings may be custodied by Anchorage Custody and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the Hyperliquid.

If the Hyperliquid Custody Agreement is terminated or the Hyperliquid Custodian fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s Hyperliquid, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Hyperliquid Custodian to operate. The Hyperliquid Custodian performs essential functions in terms of safekeeping the Trust’s Hyperliquid in the Trust Hyperliquid Account. If the Hyperliquid Custodian fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

Alternatively, the Sponsor could decide to replace Anchorage Custody as the Hyperliquid Custodian with custody of the Trust’s Hyperliquid, pursuant to the Hyperliquid Custody Agreement. Similarly, Anchorage Custody could terminate services under the Hyperliquid Custody Agreement. Transferring maintenance responsibilities of the Trust Hyperliquid Account at the Hyperliquid Custodian to another custodian will likely be complex and could subject the Trust’s Hyperliquid to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. Also, if the Hyperliquid Custodian becomes insolvent, suffers business failure, ceases business operations, defaults on or fails to perform its obligations under its contractual agreements with the Trust, or abruptly discontinues the services it provides to the Trust for any reason, the Trust’s operations would be adversely affected.

The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s Hyperliquid under the same terms as the current Hyperliquid Custody Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s Hyperliquid. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Hyperliquid Custody Agreement that is less favorable for the Trust, the value of the Shares could be adversely affected.

Anchorage Custody may serve as the custodian for several competing exchange-traded Hyperliquid products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

By virtue of the relatively limited number of institutionally capable providers of crypto asset custody services, Anchorage Custody may serve as the custodian for several exchange-traded products in the crypto category. If multiple competing companies file to launch Hyperliquid ETPs, they may work with Anchorage Custody. Anchorage Custody may then fail to properly resource their operations to adequately support all such products that use their services that could harm the Trust, the Shareholders and the value of the Shares.

The Sponsor may need to find and appoint a replacement Hyperliquid Custodian or Cash Custodian quickly, which could pose a challenge to the safekeeping of the Trust’s Hyperliquid and cash.

The Sponsor may need to replace Anchorage Custody as the Hyperliquid Custodian of the Trust’s Hyperliquid or BNY Mellon as the cash custodian of the Trust’s cash and cash equivalents as a result of the insolvency, business failure or interruption, default, failure to perform, security breach or other problems. Transferring maintenance responsibilities of the Trust’s accounts with the Hyperliquid Custodian and/or Cash Custodian to another party will likely be complex and could subject the Trust’s Hyperliquid to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. The Sponsor may not be able to find a party willing to serve as the Hyperliquid Custodian or Cash Custodian under the same terms as the current Hyperliquid Custody Agreement or Cash Custody Agreement, respectively. To the extent that Sponsor is not able to find a suitable party willing to serve as the Hyperliquid Custodian or Cash Custodian, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s Hyperliquid. In addition, to the extent that the Sponsor finds a suitable party but must enter into modified custodial services agreements that cost more, the value of the Shares could be adversely affected.

The Hyperliquid Custodian could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.

If the Hyperliquid Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of the Hyperliquid Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets.

The Hyperliquid Custody Agreement contains an agreement by the parties to treat the Hyperliquid credited to the Trust as “financial assets” under Article 8 of the Uniform Commercial Code as adopted and implemented by South Dakota law (“Article 8”), in addition to stating that the Hyperliquid Custodian will serve as a “securities intermediary” within the meaning of Article 8 with respect to such assets. Under Article 8, the Trust’s Hyperliquid held in the Trust Hyperliquid Account(s) are not general assets of the Hyperliquid Custodian and are not available to satisfy claims of creditors of the Hyperliquid Custodian.

Further, the Hyperliquid Custodian has agreed to hold Trust assets for the benefit of the Trust as the entitlement holder, such assets will not be commingled with the Hyperliquid Custodian’s proprietary assets. While other types of assets held in a similarly-segregated manner have been deemed not to be part of the asset custodian’s bankruptcy estate under various regulatory regimes, bankruptcy courts have not yet fully addressed the appropriate treatment of custodial holdings of digital assets and any such determination may be highly fact-specific.

Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as the Hyperliquid Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to the Hyperliquid Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of the Hyperliquid Custodian, and that customers of the Hyperliquid Custodian, including the Trust, may be at risk of being treated as general unsecured creditors of the Hyperliquid Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of the Hyperliquid Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit the Hyperliquid Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting the Hyperliquid Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

Hyperliquid held by the Trust is not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the FDIC or SIPC and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s Hyperliquid represented by the Shares in the Trust are not insured.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize the Trust’s intellectual property or technology, including the use of its business methods and trademarks, without permission. However, the Trust may not have adequate resources to implement procedures for monitoring unauthorized uses of their trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Trust or claim that the Trust has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Trust may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Trust is successful and regardless of the merits, may result in significant costs, divert its resources from the Trust, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, the Trust is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of one or more of the Trust’s third-party service providers (including, but not limited to, the Administrator, Transfer Agent, the Sponsor, the Hyperliquid Custodian and the Cash Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the Shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Trust and its Shareholders could be negatively impacted as a result. While the Trust has established business continuity plans, there are inherent limitations in such plans.

The Trust faces risks related to the outbreak of infectious diseases or other public health issues, which could negatively impact the value of the Trust’s holdings and significantly disrupt its operations.

Health crises caused by the outbreak of infectious diseases or other public health issues, may exacerbate other pre-existing political, social, economic, market and financial risks. The impact of any such events, could negatively affect the global economy, as well as the economies of individual countries or regions, the financial performance of individual companies, sectors and industries, and the markets in general in significant and unforeseen ways. Any such impact could adversely affect the prices and liquidity of the Shares.

For example, an outbreak of a respiratory disease designated as COVID-19 was first detected in China in December 2019 and subsequently spread internationally. The transmission of COVID-19 and efforts to contain its spread resulted in international, national and local border closings and other significant travel restrictions and disruptions, significant disruptions to business operations, supply chains and customer activity, event cancellations and restrictions, service cancellations, reductions and other changes, significant challenges in healthcare service preparation and delivery, and quarantines, as well as general concern and uncertainty that negatively affected the economic environment. These impacts also caused significant volatility and declines in global financial markets, including increased volatility and uncertainty in crypto markets, which have caused losses for investors. The emergence of new COVID variants or other infectious diseases could result in a substantial economic downturn or recession.

In addition, the operations of the Trust, the Sponsor and other service providers may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel. Any disruption of operations could adversely impact the price and liquidity of the Shares, including, without limitation, the Trust’s ability to process creation or redemption orders for Baskets.

HYPERLIQUID, HYPERLIQUID MARKET AND REGULATION OF HYPERLIQUID

Hyperliquid and the Hyperliquid Blockchain

Hyperliquid (HYPE) is the native digital asset of the Hyperliquid Network, a decentralized proof-of-stake blockchain that can be used as a platform for running applications. The blockchain is maintained by a distributed network of computers and is designed to be permissionless, performant, and secure.

The Hyperliquid token can be used to pay for processing transactions and storing data on the Hyperliquid Protocol, to run a validating node as part of the network, to participate in staking, and to participate in governance processes that set the future technical direction of the blockchain and determine where network resources are allocated.

The Hyperliquid token has a maximum supply of 1 billion tokens. New tokens are issued as a reward to the stakers and validators securing the network. The rate at which new tokens are issued is dynamic, and determined by how much HYPE is staked to validators. The rate is inversely proportional to the square root of total HYPE staked.

The Hyperliquid Network is comprised of HyperCore and HyperEVM. HyperCore hosts key trading infrastructure including an on-chain order book. HyperEVM is a general-purpose smart contract platform for hosting decentralized applications. Both components are supported by the same consensus mechanism, HyperBFT. Applications built on HyperEVM can access the liquidity and trading infrastructure of HyperCore.

Hyperliquid was developed in 2022 by former quantitative trader Jeff Yan and a former Harvard classmate who goes by the pseudonym “iliensinc.” The pair sought to build a blockchain capable of supporting a fully on-chain order book.

Development of the Hyperliquid Network is overseen by Hyperliquid Labs. Growth and adoption of the network is supported by the Hyperliquid Foundation.

Hyperliquid Labs is the development company founded in 2023 that is responsible for Hyperliquid blockchain. The company’s primary role is in the creation and maintenance of the HyperBFT consensus mechanism and the HyperCore/HyperEVM execution environments. Hyperliquid Labs also builds the applications that support the trading of perpetual futures contracts on the Hyperliquid blockchain.

The Hyper Foundation, a Cayman Islands registered foundation company, formed in October 2024 ahead of the launch of the Hyperliquid Network. It oversees the growth and governance of the Hyperliquid Network. The Hyper Foundation has a budget of 60 million HYPE tokens to fund grant programs, educational initiatives and strategic partnerships. Its goal is to attract developers to build applications on the HyperEVM.

The Hyperliquid Network allows people to exchange tokens of value, Hyperliquid, which are recorded on the Hyperliquid Blockchain. Hyperliquid can be used to pay for goods and services, including to send a transaction on the Hyperliquid Network, or it can be converted to fiat currencies, such as the U.S. dollar.

Hyperliquid attempts to derive much of its value from utility. Users who want to transact on HyperEVM must pay fees in Hyperliquid. All transaction fees paid in Hyperliquid are automatically burned. The burn function partially offsets the new issuance of Hyperliquid. If demand is significant, it could create a deflationary dynamic in the token, whereby the total outstanding supply declines over time.

The total supply of 1 billion Hyperliquid is reserved for certain purposes. At launch, 31% was distributed via an airdrop to past users of the network; 38.89% was allocated for future emissions and rewards; 23.8% was allocated to core contributors; 6% was allocated to the Hyper Foundation budget; 0.3% was allocated for community grants; and 0.012% was set aside for a liquidity program.

Summary of a Hyperliquid Transaction

The following is a summary of a transaction of Hyperliquid on HyperEVM.

A transaction is initiated by a user who holds a Hyperliquid wallet. The user uses their wallet (whether it’s a software wallet, hardware wallet, or a digital asset trading platform) to create the transaction. This transaction includes details such as the destination address, the amount of Hyperliquid to be transferred, and any additional data such as the desired operation to be performed on HyperEVM and the fee the transacting party is willing to pay to have the transaction processed.

To authenticate the transaction, the user’s wallet signs the transaction using the private key associated with their Hyperliquid address. The private key is essential, as it proves ownership of the address and authorizes the movement of funds. The signing process generates a unique cryptographic signature based on the transaction details and the private key. This ensures that the transaction cannot be modified after signing.

Once signed, the transaction is broadcasted to the Hyperliquid Network. This involves sending the transaction to a decentralized network of nodes. The transaction is propagated across the network, where it is received by validators. Validators are independent nodes that maintain a copy of the Hyperliquid Blockchain and participate in the proof-of-stake consensus process.

The Hyperliquid Blockchain uses a proof-of-stake, leader-based consensus mechanism called HyperBFT. Validators participate in Hyperliquid consensus by staking a minimum of 10,000 HYPE tokens and maintaining certain performance requirements. Validators participate via delegated proof of stake; leaders produce blocks and receive new Hyperliquid as a reward. Poor performance can result in temporary “jailing,” in which the jailed validators earn no rewards. There is currently no automatic slashing.

HyperEVM has a dual-block architecture that prioritizes the fast execution of lightweight transactions while designating additional blockspace for more complex transactions. Roughly once every second the network produces a fast block to carry lightweight transactions. Up to once a minute the network produces a slow block for more computationally-intense transactions.

When a transaction is included in a block and that block is added to the blockchain, the transaction is considered confirmed. Once confirmed, the transaction is difficult to reverse, and the sender’s balance is deducted and smart contract capabilities may be triggered. Once the transaction is confirmed, it becomes part of the immutable blockchain, providing a permanent and transparent record of the transfer and activity.

Hyperliquid Markets and Exchanges

Hyperliquid can be transferred in direct peer-to-peer transactions by sending Hyperliquid over the Hyperliquid Blockchain from one Hyperliquid address to another. Users can use Hyperliquid to pay other Hyperliquid users for goods and services, resembling a barter system. Consumers can also pay merchants and businesses for products or services through direct peer-to-peer transactions on the Hyperliquid Blockchain or via third-party service providers. Hyperliquid can also be used to pay for transaction fees on the Hyperliquid Blockchain.

In addition to using Hyperliquid for transactions, investors may purchase and sell Hyperliquid to speculate on its market value or as a long-term investment to diversify their portfolios. The value of Hyperliquid within the market is influenced by factors such as supply and demand in the global Hyperliquid market, expectations for Hyperliquid’s adoption as a platform for decentralization applications, the development of applications built on the Hyperliquid Blockchain, and other purposes.

Hyperliquid spot markets generally allow investors to open accounts with digital asset trading platforms and then buy or sell Hyperliquid via websites or mobile applications. Prices for Hyperliquid trades on these markets are typically publicly reported. Investors wishing to trade Hyperliquid on a digital asset platform must deposit an accepted government-issued currency or previously acquired digital assets into their platform account before they can purchase or sell Hyperliquid. This process of setting up an account with a trading platform and executing trades is separate from, and should not be confused with, the process of transferring Hyperliquid between addresses on the Hyperliquid Blockchain. The latter involves activities directly on the Hyperliquid Network, while trading on digital platforms occurs within the exchange’s order book. The platform generally records an investor’s Hyperliquid ownership in its internal books, not on the Hyperliquid Blockchain. Hyperliquid is typically not transferred to the investor’s personal wallet unless they request a withdrawal to an off-platform Hyperliquid address.

Outside of spot markets, Hyperliquid can also be traded over-the-counter (OTC). The OTC market is predominantly institutional, with participants including firms that provide two-sided liquidity for Hyperliquid, investment managers, proprietary trading firms, high-net-worth individuals, entities holding significant amounts of Hyperliquid, and family offices. The OTC market offers a flexible environment in terms of quotes, pricing, and quantity, though it often involves large quantities of Hyperliquid. There is no formal structure to the OTC market, nor an open meeting place for transactions. Parties involved in OTC trades typically agree on the price—often by phone or email—before one party initiates the transfer by sending Hyperliquid to the buyer’s Hyperliquid address. The buyer would then transfer the agreed-upon currency to the seller’s bank account. OTC trades are sometimes hedged and eventually settled on digital asset trading platforms.

Proof-of-Stake Process

Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. As of the date of this Prospectus, “slashing” (the forfeiture of a portion of the staked coins from validators engaging in malicious activity) is not implemented on the Hyperliquid Network.

Hyperliquid Supply

The maximum supply of Hyperliquid is set to 1 billion tokens, of which 310 million tokens were issued at launch. As of December 10, 2025, approximately 383 million tokens were believed to be in circulating supply. The rate at which new tokens are issued is dynamic and determined by how much HYPE is staked to validators. The rate is inversely proportional to the square root of total HYPE staked. The rate is designed to encourage more staking, without overpaying for network security.

The network programmatically removes old tokens from circulation through a burn mechanism. 97% of trading fees are utilized to buy HYPE from the open market and burn them, removing them from circulation and partially offsetting inflationary pressures. If the utilization of Hyperliquid increases, the rate at which Hyperliquid burns tokens through trading fees will, too.

At launch, Hyperliquid’s token allocation for core contributors was subject to a 1-year vesting cliff. Locked tokens started to enter circulation beginning in late November 2025. For example, as of December 10, 2025, core contributors receive a daily unlock equivalent to 0.02% of total HYPE supply; their vesting period will run over two years. As of December 10, 2025, 22.8% of total supply remains locked for core contributors.

Modifications to the Hyperliquid Blockchain Protocol

Modifications to the Hyperliquid protocol follow a structured process. The first step is identifying a need or improvement that could benefit the Hyperliquid Network. This might involve changes to the blockchain parameters, changes to the core blockchain code, or upgrades to framework used for fixing bugs or enhancing functionality, among other items.

Hyperliquid community members discuss Hyperliquid Improvement Proposals (HIP) in off-chain community forums. The proposal is listed in the Hyperliquid GitBook HIP repository.

Validators ultimately vote on proposed HIPs. The size of their Hyperliquid stake determines the weight of their vote. Holders of staked Hyperliquid can influence the outcome of votes by allocating their tokens to specific validators. Proposals must pass a quorum of at least two thirds of total stake supporting to pass.

Forms of Attack Against the Hyperliquid Blockchain

All networked systems are vulnerable to various types of attacks, and the Hyperliquid Network is no exception. Like any decentralized computer network, Hyperliquid’ blockchain contains certain vulnerabilities. The Hyperliquid Network relies on a decentralized network of nodes and validators who maintain consensus over the validity and order of transactions.

Proof-of-work systems (e.g., Bitcoin) are susceptible to a “51% attack,” where control of a majority of mining power could enable reordering of recent blocks. Hyperliquid, however, uses a stake-weighted Byzantine Fault Tolerant (BFT) consensus. In such systems, the security thresholds differ: a coalition controlling at least one-third of validator stake, and therefore voting power, can halt finality or censor transactions, while a coalition controlling at least two-thirds network stake could finalize conflicting blocks and compromise ledger safety.

Additionally, applications built on top of the Hyperliquid Blockchain may have their own security vulnerabilities.

This is not an exhaustive list of all forms of attack against the Hyperliquid Network. For additional information, see the “RISK FACTORS” section of this Prospectus.

Market Participants

Validators

Unlike some networks, the Hyperliquid Network uses a proof-of-stake consensus mechanism to validate transactions. Validators play a key role in operating this consensus mechanism. Validators aggregate Hyperliquid and put that Hyperliquid at risk as a guarantee to faithfully process transactions on the Hyperliquid Network. Validators must stake a minimum of 10,000 Hyperliquid tokens and maintain strong performance to be a part of the active set of validators contributing to the network that are rewarded for their work. A Poorly performing validator can be “jailed” and temporarily removed from the active validator set as a penalty. As of September 11, 2025, up to 24 validators can be a part of the active set. The validator process ensures the integrity and security of the blockchain, preventing fraud and double-spending.

Banks and Financial Institutions

Banks and financial institutions may explore the potential of Hyperliquid as a medium of exchange or store of value, or may choose to build new services or applications, on HyperEVM. Financial entities interested in Hyperliquid may run full nodes or otherwise integrate Hyperliquid into their services.

Investment and Speculative Sector

The investment and speculative sector includes both private and professional investors who trade Hyperliquid as an asset. Many participants in the Hyperliquid market engage in speculative trading, buying and selling Hyperliquid to profit from market fluctuations. While institutional involvement is limited compared to more established assets, the Hyperliquid market continues to grow in popularity among retail investors, especially with Hyperliquid’ increased presence in digital asset trading platforms and rising interest in memecoins.

Retail Sector

The retail sector consists of users who engage in direct peer-to-peer Hyperliquid transactions. These users send Hyperliquid over the network to pay for goods or services. While Hyperliquid is not yet a widely accepted form of payment, there has been interest from consumers and businesses adopting Hyperliquid for various types of transactions, including online payments and tipping. However, its use as a mainstream payment method remains limited compared to other cryptocurrencies like Bitcoin.

Service Sector

The service sector includes companies that provide a variety of services related to Hyperliquid, such as buying, selling, payment processing, and custodial services. Major cryptocurrency exchanges, such as Bybit and Binance.US allow users to trade Hyperliquid. Additionally, there are custodial services that allow users to store Hyperliquid securely. As the Hyperliquid Network continues to grow in popularity, it is expected that more service providers will emerge, offering a wider range of services and expanding the overall ecosystem.

Competition

As of May 1, 2026, more than 18,000 other digital assets have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While Hyperliquid has enjoyed some success in its limited history, the aggregate value of outstanding Hyperliquid is smaller than that of bitcoin and ether and may be eclipsed by the more rapid development of other digital assets.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises, and the safety and soundness of exchanges or other service providers that hold or have custody of digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed to investors by digital assets. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force aimed to develop a comprehensive and clear regulatory framework for crypto assets. In March 2026, the SEC issued an interpretive release addressing the application of U.S. federal securities laws to digital assets and transactions involving digital assets. The interpretive release does not supersede or replace the Howey test but rather sets forth how the SEC applies the Howey test to digital assets and transactions involving digital assets. The SEC states within the release that it classifies digital assets into five categories based on their characteristics, uses and functions: (1) digital commodities; (2) digital collectibles; (3) digital tools; (4) stablecoins; and (5) digital securities. The release also stipulates that the SEC believes that digital assets classified as digital commodities, digital collectibles and digital tools are not securities. In the release, the SEC explained that a “digital commodity” generally refers to a digital asset that is intrinsically linked to and derives its value from the programmatic operation of a crypto system that is functional, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. It further noted that a digital commodity does not have intrinsic economic properties or rights, such as generating passive yield or conveying rights to future income, profits, or assets of a business enterprise or other entity, promisor or obligor. Additionally, the release stated that a digital commodity is necessary to participate in or use certain aspects of an associated functional crypto system. The programmed purpose of a digital commodity is to facilitate and incentivize the validation, ordering and confirmation of transactions on the associated functional crypto system, serve as a mechanism to maintain the functioning and/or security of the associated functional crypto system, and foster network effects. Accordingly, a digital commodity is integral to the operation of the associated functional crypto system. The SEC stated that digital assets classified as digital commodities are not securities because they do not constitute any of the financial instruments enumerated in the definition of “security” because, among other things, they do not represent a digitized form of any such instruments, including investment contracts.

However, the SEC did clarify in the release that a non-security digital asset may be sold subject to an investment contract when the issuer promises to undertake essential managerial efforts from which a purchaser would reasonably expect to profit. It is worth noting, however, that the digital asset itself does not become a security as a result. It becomes subject to an investment contract, which is a security. Such assets do not necessarily remain subject to investment contracts in perpetuity. A digital asset separates from an investment contract when purchasers can no longer reasonably expect the issuer’s representations or promises to engage in essential managerial efforts to remain connected to the asset. This separation may occur through either: (i) fulfillment of the issuer’s representations or promises regarding essential managerial efforts; or (ii) the issuer’s failure to perform, including abandonment of development. When, or if, these events have occurred will be a facts and circumstances determination and may depend on whether certain statements are “public.”

Notwithstanding the foregoing, the release is an interpretive statement of the SEC and does not have the force and effect of law, does not create binding legal rights or obligations, and is not binding on courts or other regulatory authorities. The release also makes clear that the analysis of whether a digital asset or a transaction involving a digital asset constitutes a security remains dependent on the specific facts and circumstances, including the manner in which the asset is offered, sold, or promoted. Accordingly, a digital asset that is not itself a security, including a digital commodity such as Hyperliquid, may nonetheless be offered or sold pursuant to an investment contract, and such transactions would be subject to the federal securities laws.

In the past, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings are subject to securities regulations. The outcomes of these proceedings, as well as ongoing and future regulatory actions, may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign, regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

To the extent one ever develops, the CFTC will have regulatory jurisdiction over the Hyperliquid futures markets if it determines that Hyperliquid is a “commodity” under the Commodity Exchange Act and the rules thereunder. The CFTC has asserted in enforcement actions that digital assets like Hyperliquid may constitute “commodities” under the Commodity Exchange Act. As such, the CFTC would have authority to prosecute fraud and manipulation in the cash, or spot, market for Hyperliquid pursuant to Section 6(c)(1) of the Commodity Exchange Act and CFTC Rule 180.1. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Hyperliquid that do not use collateral, leverage or financing. There are currently no Hyperliquid futures contracts that are registered with the CFTC.

In February 2023 the SEC released proposed amendments to Rule 206(4)-2 of the Investment Advisers Act that, if enacted as proposed, would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6). In June 2025, however, the SEC formally withdrew that proposed rulemaking and stated that it does not intend to issue final rules based on the proposal. However, there can be no assurance that the Hyperliquid Custodian would continue to qualify as a “qualified custodian” under a future rule that may be proposed or adopted by the SEC.

In addition, it is possible the market turbulence in late 2022, which led to the failure of FTX Trading Ltd. (“FTX”) in November 2022 and the resulting market turmoil, could lead to increased SEC, CFTC, or other governmental investigations, enforcement, and/or other regulatory activity across the digital asset ecosystem.

Various foreign jurisdictions have adopted and may continue in the near future to adopt laws, regulations or directives that affect a digital asset network, the digital asset markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example:

●	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset trading platforms.

●	South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. South Korea has also banned initial coin offerings.

●	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or selling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

●	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (the “FSMB”), has made its way through the House of Commons and is expected to work through the House of Lords and become law in 2023. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

●	The European Council of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was ratified by the European Parliament on April 20, 2023, and went into full effect at the end of 2024.

●	There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Hyperliquid by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Hyperliquid ecosystem in the United States and globally, or otherwise negatively affect the value of Hyperliquid held by the Trust.

The effect of any future regulatory change on the Trust or the Hyperliquid held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND Hyperliquid PRICES

Overview of the Trust

The Trust’s primary investment objective is to seek to provide exposure to the value of Hyperliquid held by the Trust, less the expenses of the Trust’s operations. The Trust’s secondary investment objective is to seek to derive additional Hyperliquid through staking. In seeking to achieve its primary investment objective, the Trust will hold Hyperliquid and will value its net assets and the Shares daily based on the Pricing Benchmark. Hyperliquid will be the only digital asset held by the Trust.

The Sponsor believes that the Trust will provide a cost-efficient way for investors to implement strategic and tactical asset allocation strategies that use Hyperliquid by investing in the Shares rather than purchasing, holding and trading Hyperliquid directly. The latter alternative would require an investor to acquire Hyperliquid by selecting a digital asset trading platform and opening an account or arranging a private transaction, and initiating a fiat transaction to initiate or settle such acquisition. An investor would then also be required to custody such Hyperliquid by selecting a retail or institutional custodial platform or establishing a personal computer or hardware security module-based system capable of transacting directly on the blockchain, and incurring the risk associated with cybersecurity and maintaining a private key that is irrecoverable if lost, among other difficulties.

Purchase and Sale of Hyperliquid

When the Trust conducts Cash Creations or Cash Redemptions, the Sponsor, on behalf of the Trust, is responsible for purchasing and selling Hyperliquid. The Trust may also be required to sell Hyperliquid to pay certain extraordinary, non-recurring expenses that are not assumed by the Sponsor.

Under such circumstances, the Sponsor, on behalf of the Trust, will typically seek to buy and sell Hyperliquid at a price as close to the Pricing Benchmark as practical. When choosing between potential Hyperliquid Trading Counterparties, the Sponsor may consider factors other than simply the most favorable price. However, the most favorable price will be the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a Hyperliquid Trading Counterparty’s execution capabilities, reliability and responsiveness.

The Sponsor has entered into contractual agreements with the Hyperliquid Trading Counterparties, and these agreements set forth the general parameters under which a transaction in Hyperliquid will be effectuated, should any transaction with a Hyperliquid Trading Counterparty occur. These agreements do not require the Sponsor to utilize any particular Hyperliquid Trading Counterparty, and do not create any contractual obligations on the part of any Hyperliquid Trading Counterparty to participate in cash orders for creations or redemptions. All transactions between the Sponsor, on behalf of the Trust, and a Hyperliquid Trading Counterparty will be done on an arm’s-length basis.

While it is expected and intended that the Hyperliquid Trading Counterparties are unaffiliated third-parties, it is possible that a Hyperliquid Trading Counterparty may on any given day be or become considered an affiliate of the Trust if it acquires Shares in an amount that would cause it to become considered an affiliate of the Trust, as the Shares are publicly traded. Hyperliquid Trading Counterparties are not required to have a custody account with the Hyperliquid Custodian. When seeking to purchase or sell Hyperliquid on behalf of the Trust, the Sponsor will typically seek to buy and sell Hyperliquid at a price as close to the Pricing Benchmark as practical from any of the approved Hyperliquid Trading Counterparties. Upon notification that the Trust needs to purchase or sell Hyperliquid, the Sponsor will obtain indicative prices from multiple Hyperliquid Trading Counterparties at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Hyperliquid Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers of Hyperliquid to and from the Trust Hyperliquid Account to the Hyperliquid Trading Counterparty are “on-chain” transactions represented on the Hyperliquid Blockchain. Transfer fees with respect to this on-chain transfer of Hyperliquid will be paid by the Hyperliquid Custodian. The Hyperliquid Custodian will not pay such transfer fees with the Trust’s assets.

The Sponsor maintains a process for approving and monitoring Hyperliquid Trading Counterparties, which is overseen by the Bitwise Portfolio Oversight Committee, which is responsible for investment activities and related risk, as well as counterparty risk. All Hyperliquid Trading Counterparties must be approved by the Bitwise Portfolio Oversight Committee before the Sponsor, on behalf of the Trust, will engage in transactions with the entity. The Bitwise Portfolio Oversight Committee continuously reviews all approved Hyperliquid Trading Counterparties at its quarterly meetings and will reject the approval of any previously approved Hyperliquid Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved Hyperliquid trading counterparty in doubt. In considering which Hyperliquid Trading Counterparties to approve, the Bitwise Portfolio Oversight Committee has instituted rigorous policies and procedures that include, but are not limited to, (i) a review of all sanctioned entities, including, but not limited to, the various categories of sanctioned persons and entities identified by the Office of Foreign Assets Control; (ii) a review of all publicly available information regarding the entity, including a review of all information that has been filed pursuant to the requirements of U.S. or non-U.S. regulators, with a particular emphasis on the identity of the entity’s owners, disclosure events and reports of disciplinary action; and (iii) a review of the entity’s policies and procedures regarding various topics, including, but not limited to, anti-money laundering and “know-your-customer” requirements, trade surveillance, auditing and testing and cybersecurity capabilities.

As of May 1, 2026, FalconX (d/b/a Solios, Inc.), Flowdesk, Nonco LLC, Virtu Financial Singapore Pte. Ltd. and Wintermute Trading Ltd. have been approved as Hyperliquid Trading Counterparties. Virtu Financial Singapore Pte Ltd. is an affiliate of Virtu Americas LLC, which is an Authorized Participant to the Trust.

The CF Hyperliquid-Dollar US Settlement Price

The net assets of the Trust and its Shares are valued on a daily basis with reference to the CF Hyperliquid-Dollar US Settlement Price, the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to reflect the performance of Hyperliquid in U.S. dollars. The Pricing Benchmark was created to facilitate financial products based on Hyperliquid. It serves as a once-a-day benchmark rate of the U.S. dollar price of Hyperliquid (USD/Hyperliquid), calculated as of 4:00 p.m. ET. The Pricing Benchmark aggregates the trade flow of several major Hyperliquid trading venues, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one Hyperliquid at 4:00 p.m. ET.

The Pricing Benchmark is designed based on the IOSCO Principles for Financial Benchmarks. The Trust uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. dollar value of Hyperliquid in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objectives and strategies. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Pricing Benchmark price of Hyperliquid differs materially from the global market price of Hyperliquid and/or that third parties are able to purchase and sell Hyperliquid on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Pricing Benchmark, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Pricing Benchmark Methodology

The Pricing Benchmark is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

●	The list is partitioned by timestamp into twelve (12) equally sized time intervals of five (5) minutes in length.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The Pricing Benchmark is then determined by the equally weighted average of the volume medians of all partitions.

As of May 1, 2026, the Constituent Platforms included in the Pricing Benchmark are Bitget, Kucoin, MEXC, and Gate.io.

●	Bitget: A Seychelles-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Bitget is also registered as a Virtual Asset Service Provider in several European jurisdictions and has a variety of other licenses across the globe

●	Kucoin: A global cryptocurrency exchange founded in 2017, headquartered in Seychelles, and serving users worldwide. It offers access to over 1,000 digital assets with spot, futures, margin trading, and its own native token (KCS), making it one of the largest exchanges by trading volume and user base.

●	MEXC: A Seychelles-based trading platform registered as a Digital Currency Exchange Provider with the Australian Transaction Reports and Analysis Centre and a variety of other licenses across the European region.

●	Gate.io: A Cayman Islands-based trading platform registered as a Money Services Business with the Financial Crimes Enforcement Network. Gate.io is also registered as a DLT provider by the Gibraltar Financial Services Commission and a variety of other licenses across the European and Asia-Pacific regions.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity. The Pricing Benchmark is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts-of-interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Pricing Benchmark is subject to oversight by the CF Cryptocurrency Index Family Oversight Function. The Oversight Function is undertaken on a permanent basis by an individual employed within the Crypto Facilities Group that fulfils the below criteria:

●	Not involved in the day-to-day provision of benchmarks

●	Has the necessary experience of oversight roles to give independent and objective review and challenge to the management body of CF Benchmarks Ltd (“CF Benchmarks”)

●	Is subject to the CF Benchmarks Conflict of Interest Policy

The Oversight Function meetings shall be attended by at least two members employed by CF Benchmarks: One that represents the Compliance Function within the group.

In the event that there are errors or irregularities in the calculation and publication of the Pricing Benchmark, including delayed, missing data or erroneous data, the Benchmark Provider will apply the “Contingency Calculation Rules” as they relate to the Pricing Benchmark that are set forth on the Benchmark Provider’s website. The use of the Contingency Calculation Rules could negatively impact the NAV of the Trust. Such rules dictate how the Benchmark Provider will calculate the Pricing Benchmark, depending upon the type of error or irregularity. For instance, in the event that no Relevant Transaction occurs on a Constituent Platform on a given day, or one or more Relevant Transactions do occur on the Constituent Platform but cannot be retrieved by the Benchmark Provider, the Constituent Platform is disregarded in the calculation of the Pricing Benchmark for that day. In addition, all Relevant Transactions are subject to automated screening for erroneous data. Relevant Transactions that have been flagged as erroneous pursuant to the automated screening and the Contingency Calculation Rules are disregarded in the calculation of the Pricing Benchmark for a given day. If, for whatever reason, the Benchmark Provider is unable to calculate and publish the Pricing Benchmark by the stipulated dissemination time, it shall publish a notification on its website informing Pricing Benchmark users, including the Trust, the calculation and publication have been delayed.

If there are material changes to the Pricing Benchmark calculation methodology, the Trust will notify Shareholders in a prospectus supplement and a current report on Form 8-K or in its annual or quarterly reports. Additionally, the Trust will include a list of the current Constituents Platforms in its annual or quarterly reports.

Cryptocurrency trading venues are approved by the CF Cryptocurrency Index Family Oversight Function to serve as pricing source for the calculation of a CF Settlement Price or CF Spot Rate, collectively known as the CF Cryptocurrency Index Family. Applications for new Constituent Exchanges to be added will be based on a set of predefined criteria, and the operation of existing Constituent Exchanges will be monitored against the same criteria.

A trading venue may be nominated for addition to the list of Constituent Exchanges by any member of the public, exchange or the Oversight Function. Nominations may be submitted to indices@cfbenchmarks.com. Upon receipt of a nomination, the Oversight Function shall at the next meeting, review if the nominee satisfies the Eligibility Criteria. Upon the conclusion, but not limited to, such investigation, and at the agreement of the exchange to be included as a Constituent Exchange, the Oversight Function shall resolve whether the nominee shall be added to the list of Constituent Exchanges.

A trading venue is eligible as a Constituent Exchange in any of the CF Cryptocurrency Index Family indices if, in the opinion of the Oversight Function, it fulfils the following criteria:

1.	The venue facilitates spot trading of the relevant base asset against the corresponding quote asset, including markets where the quote asset is made fungible with the Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (API) with sufficient reliability, detail and timeliness.

2.

The average daily volume contribution of the Relevant Pair spot trading volume during the observation window for the Relevant Pair is greater than 3% of the other Constituent Exchanges in combination for 45 consecutive days.

3.	The venue has published policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.
4.

The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

5.

The venue complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, know-your-client (KYC) regulations and anti-money laundering (AML) regulations.

6.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request.

A Constituent Exchange may be nominated for removal from the list of Constituent Exchanges by any member of the public, the exchange itself or the Oversight Function. Nominations may be submitted to indices@cfbenchmarks.com. All nominations should include as much detail as possible as to why the Constituent Exchange should be removed from the list of Constituent Exchanges. Upon receipt of a nomination, the Oversight Function shall resolve whether an investigation shall be commenced as to whether the nominee satisfies the Eligibility Criteria. Upon the conclusion of such investigation, the Oversight Function shall resolve whether the nominee shall be removed from the list of Constituent Exchanges.

The Administrator may temporarily remove a venue from the list of Constituent Exchanges on an ad-hoc basis if, in the opinion of the Administrator, the Constituent Exchange no longer satisfies the Eligibility Criteria or if other circumstances warrant a temporary removal. The Oversight Function shall resolve as to whether such removal shall be permanent. Details of such decisions will be published as soon as reasonably possible on the CF Benchmarks website.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The four Constituent Platforms that contribute transaction data to the Pricing Benchmark with the aggregate volumes traded on their respective HYPE-USD markets over the preceding four calendar quarters are listed in the table below:

Aggregate Trading Volume of HYPE-USD Markets of Pricing Benchmark Constituent Platforms
Period	Bitget*	Kucoin*	MEXC*	Gate.io*
2024 Q4	N/A	N/A	N/A	N/A
2025 Q1	N/A	N/A	N/A	N/A
2025 Q2	N/A	N/A	N/A	N/A
2025 Q3	N/A	N/A	N/A	N/A

*	Each of Bitget, Kucoin, MEXC and Gate.io were not a component of the Pricing Benchmark for the periods shown above.

The market share for HYPE-USD trading of the four Constituent Platforms over the past four calendar quarters is shown in the table below:

Hyperliquid Trading Platform Market Share of HYPE-USD Trading
Period	Bitget*	Kucoin*	MEXC*	Gate.io*
2024 Q4	N/A	N/A	N/A	N/A
2025 Q1	N/A	N/A	N/A	N/A
2025 Q2	N/A	N/A	N/A	N/A
2025 Q3	N/A	N/A	N/A	N/A

*	Each of Bitget, Kucoin, MEXC and Gate.io were not a component of the Pricing Benchmark for the periods shown above.

CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO THE FUND OR THE SPONSOR AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY PRODUCTS OR SERVICES INCLUDING AS DESCRIBED HEREIN. CF BENCHMARKS ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OFFERING AND SALE OF THE FUND. CF BENCHMARKS ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE FUND OR THE SPONSOR AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Trust Structure

The Trust is a statutory trust formed under the Delaware Statutory Trust Act, and the Trust Agreement constitutes the “governing instrument” of the Trust under the laws of the State of Delaware relating to statutory trusts. The Trust holds Hyperliquid and is expected from time to time to issue Baskets in exchange for deposits of Hyperliquid or cash and to distribute Hyperliquid or cash in connection with redemptions of Baskets. The Trust’s primary investment objective is to seek to provide exposure to the value of Hyperliquid held by the Trust, less the expenses of the Trust’s operations and other liabilities. The Trust’s secondary investment objective is to seek to derive additional Hyperliquid through staking. In seeking to achieve its investment objective, the Trust will hold Hyperliquid and establish its NAV by reference to the Pricing Benchmark.

The Sponsor believes the Trust is a straight-forward solution to seek its investment objectives. Besides cash received in connection with Cash Creation Orders of Baskets, the Trust’s sole asset is expected to be Hyperliquid held with the Hyperliquid Custodian. The Sponsor believes that the Pricing Benchmark is a representative value for the USD-HYPE price of Hyperliquid, based on the methodology administered by the Benchmark Provider.

The Trust processes and pays its only ordinary expense (the Sponsor Fee) in Hyperliquid. The Trust will only sell Hyperliquid (1) in connection with Cash Redemptions, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. This restriction provides protection against potential attempts by bad actors to manipulate the operation of the Trust based on how the Trust calculates its NAV.

Investors may obtain on a 24-hour basis Hyperliquid pricing information based on the spot price for one Hyperliquid from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from digital asset trading platforms, including the Constituent Platforms. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor at the Trust’s website (BHYPetf.com) on each day that the Exchange is open for regular trading and is posted on the Trust’s website.

Staking

Pursuant to its secondary investment objective, the Trust will seek to generate additional Hyperliquid through staking. The Trust will stake the Hyperliquid held in the Trust Hyperliquid Account(s) maintained at the Hyperliquid Custodian. Under normal circumstances, the Sponsor anticipates that it will engage in staking with respect to all of the Trust’s Hyperliquid, except for Hyperliquid held in the Liquidity Reserve. In addition to the Hyperliquid held in the Liquidity Reserve, the Trust may, on a short-term and temporary basis and in connection with one or more of the following events, hold Hyperliquid that is not staked, provided that the Trust shall make such Hyperliquid available for staking as soon as and to the extent reasonably possible: (i) Hyperliquid to be sold to pay Trust expenses; (ii) Hyperliquid received in connection with In-Kind Creations or to be distributed in connection with In-Kind Redemptions; (iii) Hyperliquid acquired with cash in connection with Cash Creations or sold in connection with Cash Redemptions; or (iv) Hyperliquid received or available for receipt as staking rewards. In addition to Hyperliquid held in the Liquidity Reserve, the Trust also may, in connection with one or more of the following events, hold additional unstaked Hyperliquid, provided that the Trust shall make such Hyperliquid available for staking as soon as and to the extent reasonably possible: (i) the purchase or sale of Hyperliquid pursuant to a Contingent Liquidity Arrangement described below; (ii) the sale of Hyperliquid in connection with the Trust’s liquidation; (iii) the need to take protective measures against potential system vulnerabilities in the Hyperliquid Network’s protocol, staking smart contracts or validator client software; (iv) the cessation of the Hyperliquid Custody Agreement, but only with respect to the Hyperliquid affected by the cessation; (v) the cessation of the arrangement between a custodian and a Staking Agent, but only with respect to the staked Hyperliquid affected by the cessation; and (vi) a change in applicable law or regulation.

Staking is the process of actively participating in the validation of transactions and the maintenance of a proof-of-stake (PoS) blockchain network. In the case of the Hyperliquid Network, participants may stake Hyperliquid by either operating their own validator node or utilizing through third-party staking services (such as the Staking Agents) that operate validators. Validators are responsible for proposing and attesting to new blocks as part of Hyperliquid Network’s proof-of-stake consensus mechanism. In return for helping to secure the network and validate transactions, validators may earn staking rewards in the form of additional Hyperliquid. The staked Hyperliquid remains in the custody of the Hyperliquid Custodian but is locked during the staking process. On the Hyperliquid Network, Hyperliquid is locked during the staking process, subject to a lockup period of one day and, upon undelegation, a seven day unstaking queue before it becomes fully liquid and transferable again.

While staking Hyperliquid offers the potential to derive additional Hyperliquid, it also exposes the Trust to several risks. The Hyperliquid protocol does not impose slashing penalties like other proof-of-stake networks. However, if the validators to which the Trust’s Hyperliquid has been staked fail to satisfy uptime and performance requirements, the Trust may fail to earn some or all of the Hyperliquid that would have otherwise been available as a result of its staking.

The Trust will not itself undertake any validation activities or otherwise actively participate in the maintenance of the Hyperliquid Network. The Trust will enter into a Staking Services Agreement with each Staking Agent setting forth the terms of the services provided by the Staking Agent to the Trust in connection with the Trust’s staking activities. The Sponsor will select one or more Staking Agents, each of which will operate the validators to which the Trust’s Hyperliquid is staked to ensure that validation occurs. The Sponsor will allocate the amount and percentage of its Hyperliquid “stake weight” to each Staking Agent in its sole discretion. When making this determination, in order to preserve and protect the Trust assets and ensure that the validators will properly perform validations the Sponsor will exercise diligence to (i) ensure the performance and reliability of each Staking Agent; (ii) ensure the adequacy of the safety and security policies and procedures of each Staking Agent, and (iii) consider any other factor(s) the Sponsor deems appropriate in making the allocation determination as necessary to achieve its investment objective and preserve and protect the Trust’s assets. The Trust intends to arrange its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority.

As of May 1, 2026, the Staking Agent is anticipated to be Attestant, Ltd., although the Trust may add additional Staking Agents in the future. Attestant, Ltd. is an affiliate of the Sponsor.

While the Staking Agent(s) will operate the validators used to undertake the staking activities, the Trust’s Hyperliquid will be staked directly from the Trust Hyperliquid Account(s) at the Hyperliquid Custodian and will not be transferred to any other wallet in order to be staked. Because the Trust’s staked Hyperliquid will remain in the Trust Hyperliquid Account(s) with the Hyperliquid Custodian, even when staked, the Trust’s Hyperliquid will not be commingled with the Hyperliquid of any other Hyperliquid holder in connection with staking. The Hyperliquid Custodian has multiple layers of security protocols designed to protect the Trust’s Hyperliquid from unauthorized access or transfer, which will remain in place when the Trust’s Hyperliquid is staked. The Staking Agents will not have any control over the Trust’s staked Hyperliquid as only the Sponsor has the authority to stake the Trust’s Hyperliquid. In particular, the Staking Agent will not be authorized to leverage or rehypothecate the Trust’s Hyperliquid.

The additional Hyperliquid generated by the Trust’s staking program will be subject to fees shared among the Staking Agent(s) and the Sponsor. The amounts owed or paid to the Staking Agent(s) and the Sponsor are collectively referred to as the Staking Expenses. The Staking Expenses will equal 25% of the amount of the additional Hyperliquid generated by the staking of the Trust’s Hyperliquid. The Staking Expenses will reduce the amount of Hyperliquid generated from the staking of the Trust’s Hyperliquid that is ultimately retained by the Trust. The Trust will ultimately receive approximately 75% of the Hyperliquid generated by its staking activities. The Trust’s NAV will reflect the amount of Hyperliquid that the Trust is entitled to under its staking program after deduction of all Staking Expenses.

Liquidity Policies and Procedures

The Trust anticipates staking a substantial portion of its Hyperliquid holdings. As a result, the Trust has adopted liquidity policies and procedures (the Liquidity Policies) reasonably designed to ensure that the Trust is able to satisfy Redemption Orders without incurring the risk of significant dilution of the remaining Shareholders’ interest in the Trust. The Sponsor is responsible for assessing, managing and reviewing the liquidity risk of the Trust at least annually based on the following four factors: (i) the Trust’s investment strategy and liquidity of the Trust’s assets during normal and stressed conditions, including use of borrowing for investment purposes and derivatives and whether the investment strategy is appropriate for effective and efficient arbitrage, (ii) holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources, (iii) percentage and description of the Trust’s assets that are segregated, pledged, hypothecated, encumbered, or otherwise restricted or prevented from being liquidated, sold, transferred or assigned and (iv) the lock-up period, including the exit times involved in the staking process. Following the liquidity risk assessment, the Sponsor will determine whether changes to the Liquidity Policies are necessary.

The Liquidity Policies provide the Sponsor with the means by which to manage the liquidity of the Trust’s assets in times of stress. While the Sponsor believes that the Liquidity Policies provide viable options to protect the Trust, there can be no guarantee that the implementation of the Liquidity Policies will be fully protective of the Trust.

The Liquidity Policies set forth the operation of the Liquidity Reserve. At the outset of the Trust, the Liquidity Reserve is expected to be composed of approximately 30% of the Trust’s Hyperliquid holdings. However, the amount of Hyperliquid comprising the Liquidity Reserve may be changed by the Sponsor in its sole discretion pursuant to the terms of the Liquidity Policies. The Liquidity Policies specify that, on at least a monthly basis, the Sponsor will seek to determine the appropriate percentage of the Trust’s Hyperliquid to comprise the Liquidity Reserve. In making this determination, the Sponsor may consider any information it deems relevant, including, but not limited to, (i) the average, median and maximum daily value of Shares redeemed over the preceding month; (ii) the day-over-day performance of Hyperliquid over the preceding month; (iii) the thirty-day realized volatility of Hyperliquid; (iv) any changes to the mechanics of Hyperliquid Network staking; and (v) any information available to the Sponsor regarding the likelihood that Shareholders will redeem Shares. Following its review of these factors, the Sponsor may choose to adjust the percentage of Hyperliquid holdings that comprise the Liquidity Reserve.

The Trust will disclose on its website the percentage of the Trust’s Hyperliquid that was staked as of the beginning of each trading day. In the unlikely event that the Sponsor ever suspends the Trust’s staking program, the Trust will file a current report on Form 8-K.

In the event that on a given day the amount of Hyperliquid comprising the Liquidity Reserve is insufficient to meet Redemption Orders received by the Trust, pursuant to the Liquidity Policies, the Trust may utilize a Contingent Liquidity Arrangement. In selecting parties with which to enter a Contingent Liquidity Arrangement, the Sponsor, on behalf of the Trust, will consider a number of factors, including, but not limited to, regulatory compliance, operational security, insurance coverage and institutional reputation of such parties and the terms of the arrangement that they are offering the Trust. Under such an arrangement, the Trust may enter into a credit facility that allows the Trust to borrow cash or Hyperliquid to meet its current obligations. If the Trust draws cash or Hyperliquid under any such credit facility, the Trust may incur additional expenses in the form of interest on its indebtedness or other costs of borrowing. In addition, the Sponsor, on behalf of the Trust, may seek to engage in a transaction with a third-party pursuant to which the Trust will exchange staked Hyperliquid (that will be freely transferable upon completion of the lock-up period and withdrawal queue) (Moderately Liquid Hyperliquid) for Hyperliquid that is unstaked and freely transferable (Highly Liquid Hyperliquid). The Highly Liquid Hyperliquid that the Trust receives in this transaction will be used to satisfy the applicable Redemption Orders. The amount of Hyperliquid sold by the Trust under such circumstances will be the minimum necessary to satisfy the applicable Redemption Orders. Such trades are expected to occur at a spread, requiring the Trust to deliver a greater quantity of Moderately Liquid Hyperliquid in order to receive an equivalent amount of Highly Liquid Hyperliquid.

In the event that a Contingent Liquidity Arrangement is unavailable, the Sponsor may delay settlement of a Redemption Order (i.e., long settle the Redemption Order) or temporarily suspend the right of redemption entirely.

Calculation of NAV

Under normal circumstances, the Trust’s only asset will be Hyperliquid and, under limited circumstances, cash. The Trust’s Hyperliquid is carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust’s NAV will be determined by the Administrator once each Exchange trading day at 4:00 p.m. ET, or as soon thereafter as practicable. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. and almost always by 8:00 p.m.). The pause between 4:00 p.m. and 5:30 p.m. (or later) provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

The Administrator will calculate the NAV of the Trust by multiplying the number of Hyperliquid held by the Trust by the Pricing Benchmark for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share is calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Administrator will determine the price of the Trust’s Hyperliquid by reference to the Pricing Benchmark, which is published between 4:00 p.m. and 4:30 p.m. ET on every calendar day. The methodology used to calculate the Pricing Benchmark price to value Hyperliquid in determining the NAV of the Trust may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Pricing Benchmark is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements.

The Sponsor has the exclusive authority to determine the NAV of the Trust. The Sponsor has delegated to the Administrator the responsibility to calculate the NAV of the Trust and the NAV, based on a pricing source selected by the Sponsor (the Pricing Benchmark). The Administrator will determine the NAV of the Trust each business day. In determining the NAV of the Trust, the Administrator values the Hyperliquid held by the Trust based on the Pricing Benchmark, unless otherwise determined by the Sponsor in its sole discretion. If the Pricing Benchmark is not available or the Sponsor in its sole discretion determines that the Pricing Benchmark should not be used, the Trust’s holdings may be fair valued in accordance with the policy approved by the Sponsor. These valuation policies provide that, in seeking to fair value Hyperliquid, the Sponsor may consider all factors it deems relevant at the time, including analytical values developed using third-party valuation models. In such cases, the Sponsor expects to utilize a volume-weighted average price or volume-weighted median price of Hyperliquid provided by a secondary pricing source (a Secondary Source). It is currently expected that the Lukka Digital Asset Reference Rate – Hyperliquid, the Lukka Reference Rate, would be used a Secondary Source. The Lukka Reference Rate provides a reference rate for the U.S. dollar price of Hyperliquid (HYPE/USD), calculated as of 4:00 p.m. ET. The Lukka Reference Rate aggregates executed transactions from several trading venues, during a calculation window between 3:00 p.m. and 4:00 p.m. ET and produces a U.S. Dollar price of Hyperliquid at 4:00 p.m. ET. Specifically, the Lukka Reference Rate is calculated based on eligible transactions from all of the eligible exchanges, and which may change from time to time as approved by Lukka’s Price Integrity Oversight Board. In determining the value of Hyperliquid, Lukka applies a multi-step process for aggregating executed transactions for Hyperliquid from several trading venues during a calculation window between 3:00 p.m. and 4:00 p.m. ET to produce a Hyperliquid price as of 4:00 p.m. ET. Step 1: Executed transactions from eligible exchanges are collected by Lukka. Step 2: The calculation window is sectioned into equal time intervals, called partitions. Step 3: For each combination of partition, exchange and currency-pair, a Volume Weighted Average Price (“VWAP”) is calculated. Step 4: For each partition and currency pair, the median of these VWAP’s by exchange is calculated. Step 5: The Lukka Reference Rate for Hyperliquid is then calculated as the simple average of the partition medians calculated in the previous step.

If a Secondary Source is not available, or if the Sponsor determines in its sole discretion that the Secondary Source is unreliable, the Sponsor may consider the price reported by the Trust’s principal market as of 4:00 p.m. ET on the valuation date. If the principal market price is also unavailable or deemed unreliable by the Sponsor, the Sponsor will use its best judgment to determine a good faith estimate of fair value based on all available data (such as pricing data available from the digital asset trading platforms it deems most reliable). The Sponsor does not anticipate that the need to “fair value” Hyperliquid will be a common occurrence. However, to the extent the valuation determined under these policies differs materially from the actual market price of Hyperliquid, the price of the Shares may temporarily or permanently deviate from the global market price of Hyperliquid. This could reduce investor confidence in the ability of Shares to track the value of Hyperliquid and may negatively impact the value of an investment in the Trust.

The ITV will be calculated by ICE Data Indices, LLC using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CF Hypecoin-Dollar Spot Rate Index. The ITV disseminated during the Exchange core trading session hours should not be viewed as an actual real-time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end-of-day values of the Trust’s investments. The ITV will be disseminated on a per-Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Exchange will disseminate the ITV value through the facilities of CTA/CQ High Speed Lines that allow for high-speed data transmission. In addition, the ITV will be published on the Exchange’s website and will be available through online information services such as Bloomberg and Reuters. The ITV (which is based upon the CF Hypecoin-Dollar Spot Rate Index) may differ from the NAV (which is based upon the Pricing Benchmark) due to differences in how the CF Hypecoin-Dollar Spot Rate Index and Pricing Benchmark are calculated. While the Pricing Benchmark is calculated as described in the section above entitled “THE TRUST AND HYPERLIQUID PRICES—– The CF Hyperliquid-Dollar US Settlement Price,” the CF Hypecoin-Dollar Spot Rate Index is calculated once per second, in real time by utilizing the order books of Hyperliquid—U.S. dollar trading pairs operated by all Constituent Platforms. An “order book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the CF Hypecoin-Dollar Spot Rate Index calculation agent. The order books are aggregated into one consolidated order book by the CF Hypecoin-Dollar Spot Rate Index calculation agent and the bid-price volume curve, ask-price volume curve, mid-price volume curve and mid-spread volume curve are calculated. The mid-price volume curve is the average of the bid-price volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask-price volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid-price volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid-spread volume curve does not exceed a certain percentage deviation from the mid-price). The CF Hypecoin-Dollar Spot Rate Index is then given by the sum of the weighted mid-price volume curve obtained in the previous step.

Dissemination of the ITV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of the Shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of the Trust and the ITV. If the market price of the Shares diverges significantly from the ITV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the ITV, a market professional could buy the Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the ITV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Pricing Benchmark to the extent the methodology used to calculate the Pricing Benchmark is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for Hyperliquid on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for Hyperliquid, which will be determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

To determine which market is the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s financial statements, the Trust follows ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for Hyperliquid in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that Hyperliquid is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust may transact through Hyperliquid Trading Counterparties, in multiple markets, and its application of ASC 820-10 reflects this fact. The Trust anticipates that, while multiple venues and types of markets will be available to the Hyperliquid Trading Counterparties from whom the Sponsor acquires or disposes of the Trust’s Hyperliquid, the principal market in each scenario is determined by looking at the market-based level of volume and Hyperliquid trading activity. Hyperliquid Trading Counterparties may transact in a Brokered Market, a Dealer Market, Principal-to-Principal Markets and Exchange Markets, each as defined in the FASB ASC Master Glossary. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market. As a result of the aforementioned analysis, an Exchange Market has been selected as the Trust’s principal market. The Trust determines its principal market (or in the absence of a principal market the most advantageous market) on a quarterly basis to determine which market is its Principal Market for the purpose of calculating fair value for the creation of quarterly and annual financial statements.

The process that the Sponsor has developed for identifying a principal market, as prescribed in ASC 820-10, which outlines the application of fair value accounting. The process begins by identifying publicly available, well established and reputable Hyperliquid trading venues (Exchange Markets, as defined in the FASB ASC Master Glossary), which are selected by the Sponsor and its affiliates in their sole discretion. Those markets include Binance, Bitfinex, Bitflyer, Bitstamp, Coinbase Pro, Crypto.com, Gemini, HitBTC, Huobi, Kraken, KuCoin, OKEx and Poloniex. The Sponsor then, through a service provider, calculates on each valuation period, the highest volume venue during the 60-minute period prior to 4:00 p.m. ET for Hyperliquid. The Sponsor then identifies that market as the principal market for Hyperliquid during that period, and uses the price for Hyperliquid from that venue at 4:00 p.m. ET as the principal market price.

Additional Information About The trust

The Trust

The Trust is a Delaware statutory trust, formed pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing units of undivided beneficial ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to the First Amended and Restated Trust Agreement dated as of December 9, 2025. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the State of Delaware on June 4, 2018.

The Trust is passively managed and does not pursue active management investment strategies. Additionally, the Sponsor does not actively manage the Hyperliquid held by the Trust. This means that the Sponsor does not sell Hyperliquid at times when its price is high or acquire Hyperliquid at low prices in the expectation of future price increases. It also means that the Sponsor does not make use of any of the hedging techniques available to professional Hyperliquid investors to attempt to reduce the risks of losses resulting from price decreases. The Hyperliquid held by the Trust will only be delivered to pay its only ordinary expense (the Sponsor Fee) in Hyperliquid. The Trust will only sell Hyperliquid (1) in connection with the Cash Redemptions, (2) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (3) in the event the Trust terminates and liquidates its assets, or (4) as otherwise required by law or regulation. The delivery or sale of Hyperliquid to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes the Trust is not required to register under such act. The Trust does not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the Commodity Exchange Act, as administered by the CFTC or National Futures Association. The Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.34% per annum of the Trust’s Hyperliquid holdings. For a 1-month period commencing on the day the Shares are initially listed on the Exchange, the Sponsor has agreed to waive the entire Sponsor Fee on the first $500 million of Trust assets.

The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and Sponsor Agreement. Except during periods in which all or a portion of the Sponsor Fee is being waived, the Sponsor Fee will accrue daily and will be payable in Hyperliquid monthly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a 0.34% annualized rate to the Trust’s total Hyperliquid holdings, and the amount of Hyperliquid payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The NAV of the Trust is reduced each day by the amount of the Sponsor Fee calculated each day. On or about the last day of each month, an amount of Hyperliquid will be transferred from the Trust Hyperliquid Account to the Sponsor Hyperliquid Account equal to the sum of all daily Sponsor Fees accrued for the month in U.S. dollars divided by the Pricing Benchmark on the last day of the month. The Trust is not responsible for paying any fees or costs associated with the transfer of Hyperliquid to the Sponsor. In exchange for the Sponsor Fee, the Sponsor has agreed to assume and pay the normal operating expenses of the Trust, which include the Trustee’s monthly fee and out-of-pocket expenses, the fees of the Trust’s regular service providers (Cash Custodian, Hyperliquid Custodian, Marketing Agent, Transfer Agent and Administrator), exchange listing fees, tax reporting fees, SEC registration fees, printing and mailing costs, audit fees and up to $500,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion based upon prevailing circumstances to assume legal fees and expenses of the Trust in excess of $500,000 per annum. The Sponsor will also pay the costs of the Trust’s organization.

The additional Hyperliquid generated by the Trust’s staking program will be subject to fees shared among the Staking Agent(s) and the Sponsor. The amounts owed or paid to the Staking Agent(s) and the Sponsor are collectively referred to as the Staking Expenses. The Staking Expenses will equal 25% of the amount of the additional Hyperliquid generated by the staking of the Trust’s Hyperliquid. The Staking Expenses will reduce the amount of Hyperliquid generated from the staking of the Trust’s Hyperliquid that is ultimately retained by the Trust. The Trust will ultimately receive approximately 75% of the Hyperliquid generated by its staking activities. The Trust’s NAV will reflect the amount of Hyperliquid that the Trust is entitled to under its staking program after deduction of all Staking Expenses.

The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, borrowing or financing fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders (including, for example, in connection with any fork of the Hyperliquid Blockchain, any Incidental Rights (as defined below) and any IR Asset (as defined below)), any indemnification of the Cash Custodian, Hyperliquid Custodian, Transfer Agent, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the Prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports.

In addition, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor Fee attributable to Shares held by certain large investors or entities. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor/entity on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor Fee. Neither the Trust nor the Trustee will be a party to any Sponsor Fee rebate arrangements negotiated by the Sponsor.

The Administrator and/or the Sponsor will direct the Hyperliquid Custodian to transfer Hyperliquid from the Trust Hyperliquid Account to the Sponsor Hyperliquid Account to pay the Sponsor Fee and any other Trust expenses not assumed by the Sponsor. To pay for expenses not assumed by the Sponsor that are denominated in U.S. dollars, the Sponsor, on behalf of the Trust, may sell the Trust’s Hyperliquid as necessary to pay such expenses. The Sponsor, on behalf of the Trust, will typically seek to buy and sell Hyperliquid at a price as close to the Pricing Benchmark as practical. Transfers of Hyperliquid from the Trust Hyperliquid Account to the Sponsor Hyperliquid Account, and from the Sponsor Hyperliquid Account to the Hyperliquid Trading Counterparty are “on-chain” transactions represented on the Hyperliquid Blockchain. Transfer fees with respect to this on-chain transfer of Hyperliquid will be paid by the Hyperliquid Custodian. The Hyperliquid Custodian will not pay such transfer fees with the Trust’s assets. The cash proceeds of the sale will be sent to the Sponsor, which will use such proceeds to pay the expenses. Any remaining cash will be distributed back to the Cash Custodian. Each delivery or sale of Hyperliquid by the Trust to pay the Sponsor Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences.”

The Trust does not engage in any activity designed to derive a profit from changes in the price of Hyperliquid. Hyperliquid not needed to redeem Baskets, or to cover the Sponsor Fee and Trust expenses not assumed by the Sponsor, is held by the Hyperliquid Custodian. As a result of the recurring deliveries of Hyperliquid necessary to pay the Sponsor Fee and potential sales of Hyperliquid to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the amount of Hyperliquid represented by each Share will decrease proportionately over the life of the Trust. New deposits of Hyperliquid, purchased with the cash received in connection with Cash Creations of Baskets, will not reverse this trend.

Distributions

The Trust intends to pay cash distributions at least quarterly to Shareholders to distribute staking rewards earned by the Trust. Quarterly distributions are intended to represent net staking rewards after deduction of the Staking Expenses. These rewards accrue in Hyperliquid, and within 10 business days of each quarter end, the Trust intends to sell an equivalent amount of Hyperliquid to fund the cash dividend distribution. The Trust expects to fund the distribution solely from liquid (unbonded) Hyperliquid held by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of Hyperliquid held by the Trust, the percentage of the Trust’s Hyperliquid that is staked, network staking participation rates, protocol reward rates on the Hyperliquid Network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned. In the event the Sponsor determines to modify, suspend, or terminate distributions, the Trust will notify Shareholders by filing a Current Report on Form 8-K with the SEC within 4 business days of such determination, and by posting notice on the Trust’s website.

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, the Sponsor will sell the Trust’s Hyperliquid and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Under no circumstances will the Trust distribute Hyperliquid to Shareholders.

See “ADDITIONAL INFORMATION ABOUT THE TRUST—Termination of the Trust.” Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Forks

In the event of a hard fork in the Hyperliquid Blockchain, the Sponsor will, pursuant to the terms of the Trust Agreement, use its discretion to determine which blockchain should properly be considered the issuer of the Hyperliquid digital asset for the Trust’s purposes. The Sponsor will base its determination on a range of relevant factors at the time, including, but not limited to, the Sponsor’s views regarding the expectations of Hyperliquid core developers, users, service providers, businesses, miners, and other stakeholders, as well as the actual ongoing acceptance of and community engagement with the Hyperliquid Network. There is no assurance that the Sponsor will select the fork or version of Hyperliquid that ultimately proves to be the most valuable, and this decision could negatively impact the value of the Shares. Additionally, the Sponsor may have a differing view from Shareholders, the Hyperliquid Custodian, security vendors, or the Benchmark Provider as to what is generally accepted as Hyperliquid and should therefore be considered “Hyperliquid” for the Trust’s purposes, which could also adversely affect the value of the Shares.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of Hyperliquid, which permit the Trust to acquire other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Hyperliquid Blockchain, airdrops offered to holders of Hyperliquid and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust involuntarily receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject to a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset which may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned.

Although the Sponsor intends, if possible, to arrange for the sale of any Incidental Right(s) and/or IR Asset(s) it receives from the Trust and subsequently contribute such cash proceeds back to the Trust, it is under no obligation to do so. There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, the Sponsor’s ability to realize a benefit from any such Incidental Right(s) and/or IR Asset(s). The Sponsor may choose to evaluate any such fork, airdrop or similar occurrence on a case-by-case basis in consultation with its legal advisers, tax consultants and custodian. In determining whether to attempt to acquire and/or retain any Incidental Right(s) and/or IR Asset(s), the Sponsor expects to take into consideration whatever factors it deems relevant in its discretion, including, without limitation:

●	the availability of a safe and practical way to custody the Incidental Right or IR Asset;

●	the cost or operational burden of taking possession and/or maintaining ownership of the Incidental Right or IR Asset and whether such cost or burden exceed the benefits of owning such Incidental Rights or IR Asset or the proceeds that would be realized from a sale thereof;

●	whether there are any legal or regulatory restrictions on or risks or consequences arising from, or tax implications with respect to, the acceptance, retention, ownership, sale, transfer, abandonment, distribution or disposal or disposition of the Incidental Right or IR Asset, regardless of whether there is a safe and practical way to custody and secure such Incidental Right or IR Asset;

●	the existence of a suitable market into which the Incidental Right or IR Asset may be sold; and

●	whether claiming, owning, selling, or otherwise taking any action in respect of Incidental Rights or IR Asset may create legal or regulatory risks, liability, or burdens of any kind for the Sponsor (including, without limitation, if such Incidental Right or IR Asset is, or may be, a security under federal securities laws or a commodity interest under the Commodity Exchange Act).

The Sponsor is under no obligation to realize any economic benefit from any Incidental Right(s) and/or IR Asset(s) it receives from the Trust. The Sponsor may instead determine, in its sole discretion, to abandon such Incidental Rights or IR Assets permanently and irrevocably for no consideration. Before the Trust claims any Incidental Right(s) and/or IR Asset(s) resulting from a fork or airdrop in the Hyperliquid Blockchain (other than Hyperliquid), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) business days of their delisting;

●	One hundred eighty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed or accepted its appointment;

●	The SEC determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	The Trust is determined to be a “money services business” under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act of 1970 and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	A U.S. regulator requires the Trust to shut down or forces the Trust to liquidate its Hyperliquid;

●	Any ongoing event exists that prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of Hyperliquid for purposes of determining the NAV of the Trust;

●	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any state or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	Sixty days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	The Sponsor elects to terminate the Trust after the Trustee, Administrator or Hyperliquid Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the Investment Company Act; the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority of the Shareholders may propose and approve and who agrees to serve hereunder) shall take full charge of the Trust Property. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the DSTA, the affairs of the Trust shall be wound up and all Hyperliquid owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof and in such a manner so as to effectuate orderly sales and a minimal market impact. The Liquidating Trustee may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of Shareholders that had not theretofore been redeemed. The Liquidating Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of Section 8.01 of the Trust Agreement. The Liquidating Trustee may suspend its sales of Hyperliquid upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of Hyperliquid or similar market event. Upon receipt of proceeds from the sale of the last Hyperliquid held hereunder, all proceeds shall be applied and distributed in the following order of priority:

1.	pay to Sponsor from the Trust an amount equal to the sum of (1) any compensation due it for extraordinary or other services, (2) any advances made but not yet repaid and (3) reimbursement of any other disbursements as provided herein;

2.	deduct from the Trust any amounts that the Liquidating Trustee, in its sole discretion, shall deem necessary or appropriate to pay on behalf of the Trust any applicable taxes or other governmental charges that may be payable by the Trust and any other contingent or future liabilities of the Trust; and

3.	distribute each Shareholder’s interest in the remaining assets of the Trust. Such distribution shall consist of cash. Under no circumstances will the Trust distribute Hyperliquid to Shareholders.

Following the dissolution and windup of the Trust, including distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the DSTA at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in the Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for certain of its obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefor the Hyperliquid represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

The Trust’s Service Providers

The Sponsor

Bitwise Investment Advisers, LLC, as Sponsor, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Hyperliquid Custodian, the Administrator, the Transfer Agent or CF Benchmarks Ltd. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares, and will exercise the marketing plan of the Trust on an ongoing basis.

The principal office of the Sponsor is 250 Montgomery Street, Suite 200, San Francisco, CA 94104.

Officers of the Sponsor

The following is a biographical summary of the business experience of each of the officers, directors and other key employees of the Sponsor:

Hunter Horsley is the Chief Executive Officer of Bitwise Asset Management, Inc., the parent of the Sponsor, and has served in such role since October 2016. He serves as President and Treasurer of the Sponsor. Prior to Bitwise, Mr. Horsley was a product manager at Facebook and Instagram leading efforts in monetization from 2015 to 2016. He graduated from the Wharton School at the University of Pennsylvania with a Bachelor of Science in Economics in 2015. Mr. Horsley took two years off from school from 2011 to 2013 to be on the founding team of a technology company called Lore (formerly known as CourseKit) to assist in the development of an online learning tool incorporating social networking features. Lore raised over $6 million in equity, grew to 20 employees and was sold to Noodle Education, Inc., in 2013.

Paul “Teddy” Fusaro is the President of Bitwise Asset Management, Inc., and has served in such capacity since January 2021. Prior to joining Bitwise in April 2018, Mr. Fusaro was Senior Vice President and Head of Portfolio Management and Capital Markets at IndexIQ, the exchange-traded fund unit of New York Life Investment Management, a firm with over $550 billion in AUM. In this capacity he oversaw portfolio management, trading, and operations for a suite of alternative strategy exchange-traded funds, mutual funds, and separately managed accounts. Prior to that, from 2009 to 2013, Mr. Fusaro was Vice President of Portfolio Management and co-head of Trading and Operations at Direxion Investments, a $13 billion alternative exchange-traded fund manager. Earlier in his career, Mr. Fusaro spent time in both equity derivatives and credit derivatives at Goldman Sachs & Co. Mr. Fusaro is a graduate of Providence College.

The following is a biographical summary of the business experience of certain key officers of Bitwise Asset Management, the parent of the Sponsor:

Matthew “Matt” Hougan is the Chief Investment Officer of Bitwise Asset Management and has served in such capacity since October 2020 after joining Bitwise in February 2018. Prior to Bitwise, Mr. Hougan was the Chief Executive Officer of Inside ETFs and Managing Director of Global Finance at Informa PLC, an FTSE 100 company. Before that, he was Chief Executive Officer of ETF.com, a venture-backed start-up that was sold in three separate transactions, with the data business sold to FactSet in 2015, the Events business sold to Informa in 2015, and the Media business sold to BATS Global Markets in early 2016. Mr. Hougan was also the editor for nine years of the Journal of Indexes. Mr. Hougan is a three-time member of Barron’s ETF Roundtable and co-author of the CFA (Chartered Financial Analyst) Institute’s monograph on exchange-traded funds. Mr. Hougan is a graduate of Bowdoin College.

Hong Kim is the Chief Technology Officer of Bitwise Asset Management and has served in such capacity since Bitwise’s inception. Prior to Bitwise, Mr. Kim worked in cybersecurity for the South Korean Military. He later worked on Google’s backend infrastructure for Drive. Mr. Kim attended the University of Pennsylvania where he graduated with a Bachelor of Science in Computer Science.

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (the “DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

The principal address of CSC Delaware Trust Company, as Trustee is 251 Little Falls Drive, Wilmington, DE 19808.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Trust Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The principal address of BNY Mellon, as Administrator, Transfer Agent and Cash Custodian, is 240 Greenwich Street, New York, NY 10286.

The Transfer Agent

The Transfer Agent (1) issues and redeems Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Hyperliquid Custodian

The Hyperliquid Custodian is responsible for safekeeping the Hyperliquid owned by the Trust. The Hyperliquid Custodian was selected by the Sponsor. The Hyperliquid Custodian has responsibility for opening the Trust Hyperliquid Account and facilitating the transfer of Hyperliquid required for the operation of the Trust.

The Sponsor may, in its sole discretion, add or terminate Hyperliquid custodians at any time. The Sponsor may, in its sole discretion, change the custodian of the Trust’s Hyperliquid holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into Hyperliquid custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in a manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

The Cash Custodian

The Cash Custodian is the custodian of the Trust’s cash holdings.

The Marketing Agent

The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve, or reject, Creation Orders and Redemption Orders of Baskets placed by Authorized Participants with the Transfer Agent; and (2) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

Custody of the Trust’s Assets

The Trust has entered into an agreement with the Hyperliquid Custodian, the Hyperliquid Custody Agreement, pursuant to which the Hyperliquid Custodian will custody all of the Trust’s Hyperliquid in a segregated account from time to time (the Trust Hyperliquid Account). The Hyperliquid Custodian will maintain the private keys associated with the Trust’s Hyperliquid in HSMs with embedded built-in custom business logic designed to provide security for the digital assets held by the Hyperliquid Custodian or similarly secure technology. These HSMs may connect to the internet securely in order to broadcast transactions. While such connectivity is intended to be limited and secure, it may nonetheless expose the system to cybersecurity risks, including potential vulnerabilities in software, firmware, or network architecture. Any compromise of the HSM environment, including unauthorized access or exploitation of its internet-connected features, could result in the loss or theft of digital assets, and may adversely affect the value of the Shares or the Trust’s ability to transact. The Sponsor expects that all of the Trust’s assets and private keys will be held HSMs with embedded built-in custom business logic or similarly secure technology of the Hyperliquid Custodian on an ongoing basis.

Custody of Hyperliquid typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions (i.e., transfers of Hyperliquid from an address associated with the private key to another address). Storage of private keys on HSMs with built-in logic involves keeping such keys on a networked computer or electronic device with custom policy rules embedded directly inside the HSM allowing the hardware itself to validate and approve or reject transactions. Storage in and HSM with built-in logic is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s Hyperliquid is (are) generated and stored. Private keys are generated in computers that instead of blindly signing data, check consensus requirements, whitelists, and other policies before any transactions are approved so that they are resistant to being hacked. This ensures that even if external systems are compromised, unauthorized transactions involving the Trust’s Hyperliquid cannot be approved. By holding the private keys in devices that are capable of limited and controlled network connectivity, they are more accessible than if they were held in non-networked devices. The Trust’s Hyperliquid held on HSMs by the Hyperliquid Custodian are held in segregated wallets and therefore are not commingled with the Hyperliquid Custodian’s or other customer assets. The private key materials are stored within secure storage facilities within the United States, including within HSMs located in such facilities. For security reasons exact locations are never disclosed. The HSM-based storage described above is capable of limited network connectivity and may therefore be characterized as a form of “warm” storage (i.e., not fully cold/offline storage and not continuously connected “hot” storage). A limited number of employees at the Hyperliquid Custodian are involved in private key management operations, and the Hyperliquid Custodian has represented that no single individual has access to full private keys. The Hyperliquid Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.

The Hyperliquid Custodian may receive deposits of Hyperliquid but may not send Hyperliquid without use of the corresponding private keys. In order to send Hyperliquid when the private keys are kept in HSMs, unsigned transactions must be approved by a consensus of authorized users via multiple layers of biometric authentication. At that point, the Hyperliquid Custodian can validate the fully signed transaction and transfer the Hyperliquid. Because the Hyperliquid Custodian will need approval from a consensus of authorized users, the initiation or crediting of withdrawals or other transactions may be delayed.

The Trust’s Hyperliquid will be staked directly from the Trust Hyperliquid Account(s) at the Hyperliquid Custodian and will not be transferred to any other wallet in order to be staked. Because the Trust’s staked Hyperliquid will remain in the Trust Hyperliquid Account(s) with the Hyperliquid Custodian, even when staked, the Trust’s Hyperliquid will not be commingled with the Hyperliquid of any other Hyperliquid holder in connection with staking.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of Creation Orders and Redemption Orders from Authorized Participants. The Trust has entered into the Cash Custody Agreement with BNY Mellon under which BNY Mellon acts as custodian of the Trust’s cash and cash equivalents.

The Trust may engage third-party custodians or vendors besides the Hyperliquid Custodian and the Cash Custodian to provide custody and security services for all or a portion of its Hyperliquid and/or cash, and the Sponsor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor. The Sponsor is responsible for overseeing the Hyperliquid Custodian and the Trust’s other service providers. The Sponsor may, in its sole discretion, add or terminate Hyperliquid custodians at any time. The Sponsor may, in its sole discretion, change the custodian of the Trust’s Hyperliquid holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such custodians. However, the Sponsor will only enter into Hyperliquid custody arrangements with custodians that meet the Sponsor’s criteria, including an agreement to maintain Trust assets in a segregated account, to maintain insurance and to store the Trust’s private keys in a manner as the Sponsor determines provides reasonable protection for the Trust’s assets from loss or theft.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book-Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised the Sponsor as follows: It is a limited-purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Sponsor that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

SEED CAPITAL INVESTOR

Bitwise Asset Management, Inc., the parent of the Sponsor, served as seed capital investor to the Trust (the “Seed Capital Investor”). The Seed Capital Investor agreed to purchase $200 in Shares on November 24, 2025, and on November 24, 2025, took delivery of 8 Shares at a per-Share price of $25 (the “Seed Shares”). The $200 the Trust received in consideration for the sale of the Seed Shares served as the basis of the audit described in the sections entitled “REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “STATEMENT OF ASSETS AND LIABILITIES.”

The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the Seed Capital Investor’s purchase of the Seed Shares.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “BHYP.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Bitwise Investment Manager, LLC, an affiliate of the Sponsor, is expected to purchase the initial Baskets of Shares for $1,000,000, at a per-Share price of $25 for these 40,000 Shares (the Seed Baskets). Such proceeds are expected to be used by the Trust to purchase Hyperliquid at or prior to the listing of Shares on the Exchange. Bitwise Investment Manager, LLC will act as a statutory underwriter in connection with the initial purchase of the Seed Baskets.

Authorized Participants

The offering of the Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. The Sponsor believes that the Basket size of 10,000 Shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust, however, the Sponsor may adjust the Baskets in order to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Basket it does create. As of May 1, 2026, Macquarie Capital (USA) and Virtu Americas LLC have executed an Authorized Participant Agreement with the Trust. Pursuant to the terms of that Authorized Participant Agreements, such Authorized Participant may conduct Cash Creations, Cash Redemptions, In-Kind Creations and In-Kind Redemptions.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view toward distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

Selling Shareholders

The Sponsor or its affiliates, or a fund for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment adviser, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

Selling shareholders (each, a “Selling Shareholder”), including the Seed Capital Investor, may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “CONFLICTS OF INTEREST.”

Creation and Redemption of Shares

When the Trust creates or redeems its Shares, it will do so only in Baskets (blocks of 10,000 Shares) based on the quantity of Hyperliquid attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (10,000). This is called the “Basket Amount.” The Basket Amount required to create each Basket changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Hyperliquid constituting the Basket Amount as appropriate to reflect accrued expenses and any loss of Hyperliquid that may occur. The computation is made by the Administrator each business day prior to the commencement of trading on the Exchange. The Administrator determines the Basket Amount for a given day by dividing the number of Hyperliquid held by the Trust as of the opening of business on that business day, adjusted for the amount of Hyperliquid constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on that business day, by the quotient of the number of Shares outstanding at the opening of business, multiplied by 10,000. Fractions of Hyperliquid smaller than 0.00000001 are disregarded for purposes of the computation of the Basket Amount. The Basket Amount so determined is communicated via electronic mail message to all Authorized Participants and made available on the Sponsor’s website for the Shares. The Exchange also publishes the Basket Amount determined by the Administrator as indicated above.

The Trust may either create and redeem Shares in-kind for Hyperliquid (In-Kind Creations and In-Kind Redemptions, respectively) or for cash (Cash Creations and Cash Redemptions respectively). When the Trust creates or redeems its Shares, it does so in blocks of 10,000 Shares (each, a Basket) based on the quantity of Hyperliquid attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares (10,000) comprising a Basket (the Basket Amount).

In connection with an In-Kind Creation Order, an Authorized Participant shall deliver or cause to be delivered by an Authorized Participant Designee to the Hyperliquid Custodian the amount of Hyperliquid represented by the Basket Amount. In connection with a Cash Creation Order, an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of Hyperliquid, as well as the per-order transaction fee.

In connection with a Redemption Order, an Authorized Participant shall deliver to the Trust’s account at DTC the Basket(s) to be redeemed. To the extent such order is an In-Kind Redemption Order, the Sponsor shall arrange for a Basket Amount of Hyperliquid to be distributed to a Hyperliquid account designated by the Authorized Participant or Authorized Participant Designee. To the extent such order is a Cash Redemption Order, the Sponsor shall arrange for the Basket Amount of Hyperliquid to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant.

Authorized Participants

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the Hyperliquid, cash or Shares required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants must pay the Transfer Agent a non-refundable fee for each Creation Order and Redemption Order they place. The transaction fee may be waived, reduced, increased or otherwise changed by the Sponsor in its sole discretion. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, the Sponsor, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may create Shares by placing a Creation Order to purchase one or more Baskets with the Transfer Agent through the Marketing Agent in exchange for Hyperliquid or cash. Such orders are subject to approval by the Marketing Agent and Transfer Agent. For purposes of processing Creation Orders and Redemption Orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Creation Orders must be placed by 3:59 p.m., ET or the close of regular trading on the Exchange, whichever is earlier, for In-Kind Creation Orders, or 2:00 p.m., ET, or two hours before the close of regular trading on the Exchange, whichever is earlier, for Cash Creation Orders (the “Order Cut-Off Time”). The Order Cut-Off time may be modified by the Sponsor in its sole discretion. The day on which a Creation Order is accepted by the Transfer Agent is considered the “Creation Order Date.”

The Sponsor may in its sole discretion limit the number of Shares created pursuant to Creation Orders on any specified day without notice to the Authorized Participants and may direct the Marketing Agent to reject any Creation Orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to Creation Orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute a Hyperliquid transaction, when it believes the price of Hyperliquid is being inconsistently, irregularly, or discontinuously published from Hyperliquid trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting Creation Orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV. The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement.

By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate (either directly or through an Authorized Participant Designee) the deposit of Hyperliquid with the Hyperliquid Custodian. An Authorized Participant who places an In-Kind Creation Order is responsible for facilitating the delivery of the required amount of Hyperliquid to a Trust Hyperliquid Account at the Hyperliquid Custodian by 3:00 p.m. ET, on the business day following the Creation Order Date. The Authorized Participant or Authorized Participant Designee will normally send the required Hyperliquid in an “on chain” transaction over the Hyperliquid Network. Such on chain transactions are subject to the risks associated with Hyperliquid Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Hyperliquid Network congestion. Upon receipt of the required amount of Hyperliquid in a Trust Hyperliquid Account at the Hyperliquid Custodian, the Sponsor will notify the Transfer Agent that the Hyperliquid has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

By placing a Cash Creation Order, an Authorized Participant agrees to deposit, or cause the deposit of, cash with the Trust in an equivalent amount of cash equal to the required amount of Hyperliquid as described above, multiplied by the Pricing Benchmark price, plus any additional cash required to account for the price at which the Trust agrees to purchase the requisite amount of Hyperliquid to the extent it is greater than the Pricing Benchmark price on each Creation Order Date. On each Creation Order Date, the Administrator will communicate to the Authorized Participant the full cash amount required to settle the transaction. Authorized Participants may not withdraw a Creation Order. If an Authorized Participant fails to consummate the foregoing, the Creation Order will be cancelled. The Sponsor causes to be published each night the amount of Hyperliquid that will be acquired in exchange for each Creation Order, from which can be computed the estimated amount of cash required to create each Basket, prior to accounting for any additional cash required to acquire the requisite amount of Hyperliquid if the price paid by the Trust is in excess of the Pricing Benchmark on each Creation Order Date. If the amount of cash required to acquire the requisite amount of Hyperliquid is less than the amount deposited by the Authorized Participant, the full amount of cash deposited by the Authorized Participant will be returned to the Authorized Participant (at the Authorized Participant’s expense) and the Authorized Participant will then re-send the correct amount.

An Authorized Participant who places a Cash Creation Order is responsible for facilitating the delivery of the required amount of cash to the Cash Custodian by 3:00 p.m. ET on the business day following the Creation Order Date (the “Creation Order Settlement Date”).

The Sponsor, on behalf of the Trust, is responsible for acquiring Hyperliquid from an approved Hyperliquid Trading Counterparty in an amount equal to the Basket Amount. When seeking to purchase Hyperliquid on behalf of the Trust, the Sponsor will seek to purchase Hyperliquid at a price as close to the Pricing Benchmark as practical. Once the trade has been agreed upon with a Hyperliquid Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of Hyperliquid from the Hyperliquid Trading Counterparty to a Trust Hyperliquid Account are “on-chain” transactions represented on the Hyperliquid Network. Upon receipt of the deposit amount of Hyperliquid in a Trust Hyperliquid Account at the Hyperliquid Custodian from the Hyperliquid Trading Counterparty, the Hyperliquid Custodian will notify the Sponsor that the Hyperliquid has been received. The Sponsor will then notify the Transfer Agent that the Hyperliquid has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account and will wire the cash previously sent by the Authorized Participant to the Hyperliquid Trading Counterparty to complete settlement of the Cash Creation Order and the acquisition of the Hyperliquid by the Trust. If the Hyperliquid Trading Counterparty fails to deliver the Hyperliquid to the Hyperliquid Custodian, no cash is sent from the Cash Custodian to the Hyperliquid Trading Counterparty, no Shares are transferred to the Authorized Participant’s DTC account, the cash is returned to the Authorized Participant, and the Cash Creation Order is cancelled.

As between the Trust and the Authorized Participant, the expense and risk of the difference between the value of Hyperliquid calculated by the Administrator for daily valuation using the Pricing Benchmark and the price at which the Trust acquires the Hyperliquid will be borne solely by the Authorized Participant to the extent that the Trust pays more for Hyperliquid than the price used by the Trust for daily valuation. Any such additional cash amount will be included in the amount of cash calculated by the Administrator on the Creation Order Date, communicated to the Authorized Participant on the Creation Order Date, and wired by the Authorized Participant to the Cash Custodian on the Creation Order Settlement Date.

Rejection of Creation Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any Creation Order or deposit of cash or Hyperliquid for any reason, including if the Sponsor determines that:

●	the Creation Order is not in proper form;

●	it would not be in the best interest of the Shareholders;

●	the acceptance of the Creation Order would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Marketing Agent, the Transfer Agent, the Cash Custodian or the Hyperliquid Custodian make it, for all practical purposes, not feasible to process Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent, the Cash Custodian or the Hyperliquid Custodian will be liable for the rejection of any Creation Order.

Redemption Procedures

On any business day, an Authorized Participant may place an order a Redemption Order with the Transfer Agent through the Marketing Agent to redeem one or more Baskets. Redemption Orders must be placed by 3:59 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier, for In-Kind Redemption Orders, or 2:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier, for Cash Redemption Orders (the “Redemption Order Cut-Off Time”). The Redemption Order Cut-Off Time may be modified by the Sponsor in its sole discretion. A Redemption Order will be effective on the date it is accepted by the Transfer Agent (“Redemption Order Date”). The redemption distribution from the Trust in exchange for a redemption of Shares consists of a movement of the Basket Amount of Hyperliquid or cash representing the Basket Amount of Hyperliquid, less any trading expenses incurred by the Trust in liquidating the Hyperliquid, to the redeeming Authorized Participant or its designee. An Authorized Participant may not withdraw a Redemption Order without the prior consent of the Sponsor in its discretion.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of Hyperliquid to the designated wallet address of the Authorized Participant or Authorized Participant Designee. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the business day following the Redemption Order Date (the “Redemption Order Settlement Date”). Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account and the Transfer Agent has notified the Sponsor that the Shares have been deposited, the Sponsor will cause the transfer of the requisite amount of Hyperliquid to the Authorized Participant or Authorized Participant Designee. This transfer of Hyperliquid from the Trust to the Authorized Participant or Authorized Participant Designee will normally be done pursuant to an “on chain” transaction over the Hyperliquid Network. Such on chain transactions are subject to the risks associated with Hyperliquid Network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Hyperliquid Network congestion.

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation with an additional safeguard on Hyperliquid being removed from a Trust Hyperliquid Account, which will not occur until cash has been received by the Cash Custodian in an amount equal to the Basket Amount of Hyperliquid multiplied by the price at which the Trust agrees with the Hyperliquid Trading Counterparty to sell the Hyperliquid on the Redemption Order Date. When seeking to sell Hyperliquid on behalf of the Trust, the Sponsor will seek to sell Hyperliquid at a price as close to the Pricing Benchmark as practical. Once the trade has been agreed upon with a Hyperliquid Trading Counterparty, the transaction will generally occur on an “over-the-counter” basis. Transfers of Hyperliquid from a Trust Hyperliquid Account to the Hyperliquid Trading Counterparty are “on-chain” transactions represented on the Hyperliquid Network. The Authorized Participant must deliver the Shares represented by the Basket to be redeemed to the Trust’s DTC account by end of day ET on the Redemption Order Settlement Date. The Hyperliquid Custodian will not send the Basket Amount of Hyperliquid from a Trust Hyperliquid Account to the Hyperliquid Trading Counterparty until the Cash Custodian has received the cash from the Hyperliquid Trading Counterparty and is instructed by the Sponsor to make such transfer. Once the Hyperliquid Trading Counterparty has sent the cash to the Cash Custodian in an agreed-upon amount to settle the agreed upon sale of the Basket Amount of Hyperliquid, the Transfer Agent will notify the Sponsor. The Sponsor will then notify the Hyperliquid Custodian to transfer the Hyperliquid to the Hyperliquid Trading Counterparty, and the Transfer Agent will facilitate the redemption of Shares in exchange for cash. Once the Authorized Participant has delivered the Shares represented by the Basket to be redeemed to the Trust’s DTC account, the Cash Custodian will wire the requisite amount of cash to the Authorized Participant. Transfers of Hyperliquid from a Trust Hyperliquid Account to the Hyperliquid Trading Counterparty are “on-chain” transactions represented on the Hyperliquid Network. In the event that by the end of the day on the Redemption Order Settlement Date, the Trust’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order the Transfer Agent shall send to the Authorized Participant and the Sponsor via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) business days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) business day period, the Transfer Agent (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Transfer Agent, the Sponsor or the Hyperliquid Custodian related to the cancelled Redemption Order.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of creation or redemption or may postpone the Redemption Order Settlement Date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a creation order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Hyperliquid Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Hyperliquid Network, hacking, cybersecurity breach, or power, internet, or Hyperliquid Network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. In the event that the Sponsor suspends the right of creation or redemption of Baskets, it shall notify Shareholders on the Trust’s website, in a prospectus supplement and/or through a current report on Form 8-K. Suspension of creation and redemption privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying Hyperliquid.

If the Sponsor has difficulty liquidating the Trust’s positions (e.g., because of a market disruption event or the Trust’s ability to un-stake its Hyperliquid), it may be appropriate to suspend redemptions until such time as such circumstances are rectified. In addition, pursuant to the Trust’s Liquidity Policies, the Sponsor may cause the delivery of redemption proceeds to be issued in connection with a Redemption Order to be delayed as a result of stressed liquidity conditions arising from the Trust’s staking activities. In the event that such a delay is deemed necessary, the Trust or Sponsor shall cause the Authorized Participant to be promptly notified and shall deliver the redemption proceeds as soon as practicable following the resolution of the issue. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, the Hyperliquid Custodian or the Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

In the event that the Sponsor suspends the right of creation or redemption of Baskets, it shall notify Shareholders on the Trust’s website, in a prospectus supplement and/or through a current report on Form 8-K. Suspension of creation and redemption privileges may adversely impact how the Shares are traded and arbitraged in the secondary market, which could cause Shares to trade at levels materially different (premiums and discounts) from the value of their underlying Hyperliquid.

Redemption Orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Hyperliquid Custodian make it for all practical purposes not feasible for the Shares to be delivered under the Redemption Order. The Sponsor may also reject a Redemption Order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares (i.e., ten Baskets) or fewer.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. No costs or transaction fees associated with creations and redemptions are payable by the Trust.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place Creation Orders and Redemption Orders. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Basket it does create.

Authorized Participants that do offer to the public Shares from the Basket they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of Hyperliquid or other portfolio investments. Baskets are generally expected to be redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits of Hyperliquid or cash with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of Hyperliquid.

Use of Proceeds

Proceeds received by the Trust in connection with the issuance of Baskets consist of Hyperliquid and cash. In addition, the Trust will receive proceeds derived from its staking program that consist of Hyperliquid. Deposits of Hyperliquid received by the Trust pursuant to an In-Kind Creation are held by the Hyperliquid Custodian on behalf of the Trust until (i) delivered out in connection with an In-Kind Redemption of Baskets or (ii) caused to be transferred or sold by the Sponsor to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Deposits of cash proceeds received by the Trust in connection with Cash Creation Orders will be used to acquire Hyperliquid. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire Hyperliquid, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with Cash Redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

In the event that the Trust is terminated and its assets are to be liquidated, all of the Trust’s Hyperliquid will be sold and the cash proceeds will be distributed to Shareholders. Under no circumstances will the Trust distribute Hyperliquid to Shareholders.

Ownership oF Beneficial Interest in the Trust

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objectives.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities, or otherwise work in respect of other clients, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has adopted policies and procedures that identify the conflicts of interest associated with these companies and their principals, officers, directors and employees when and if trading Hyperliquid, Hyperliquid futures and related contracts or other Hyperliquid-linked derivatives. These policies are intended to prevent conflicts of interest occurring where the Sponsor or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against the Trust. Pursuant to these policies, all principals, officers, directors and employees of the Sponsor, and their family members, must receive prior written clearance from the Sponsor’s chief compliance officer before entering into a transaction in Hyperliquid, Hyperliquid futures or any other Hyperliquid-linked derivative equal if such transaction exceeds $4,999 in current market value. To the extent any such transaction constitutes a purchase of Hyperliquid, Hyperliquid futures or other Hyperliquid-linked derivative exceeds $4,999 in current market value, the policies require that such Hyperliquid, Hyperliquid futures or Hyperliquid-linked derivative must be held for 60 days before it can be traded or sold.

The Sponsor has sole current authority to manage the investments and operations of the Trust, and this may allow it to act in a way that furthers its own interests, which may create a conflict with a Shareholder’s best interests. Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, a change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor for the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on the other funds it manages, including, but not limited to, the Bitwise 10 Crypto Index ETF; the Bitwise 10 Index Offshore Fund Ltd.; the Digital Asset Index Fund; the Bitwise Bitcoin Fund, LLC; the Bitwise Ethereum Fund, LLC; the Bitwise DeFi Crypto Index Fund; the Bitwise Avalanche ETF; the Bitwise Bitcoin ETF; the Bitwise Chainlink ETF; the Bitwise Dogecoin ETF; the Bitwise Ethereum ETF; the Bitwise Solana Staking ETF; and the Bitwise XRP ETF. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of the other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder has any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

The Sponsor is affiliated with Attestant Limited, a Staking Agent. When allocating the Trust’s Hyperliquid among the Staking Agents with whom the Trust has executed a Staking Services Agreement, the Sponsor may preference the use of the Staking Agent with whom it is affiliated.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Fiduciary and Regulatory Duties AND OBLIGATIONS of the Sponsor

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries) are defined and limited in scope by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor has the following obligations as a sponsor of the Trust:

●	To execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

●	To retain independent public accountants to audit the accounts of the Trust;

●	To employ attorneys to represent the Trust;

●	To select the Trust’s Trustee, administrator, transfer agent, custodian(s), digital asset trading platform counterparties and OTC market participant counterparties, Pricing Benchmark, Benchmark Provider, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

●	To negotiate and enter into insurance agreements to secure and maintain the insurance coverage to the extent described in this Prospectus;

●	To develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

●	To maintain the Trust’s website;

●	To acquire and sell Hyperliquid, subject in each instance to the limitations imposed by the Trust Agreement, with a view to providing Shareholders with exposure to the value of Hyperliquid held by the Trust, less the expenses of the Trust’s operations, valuing the Trust’s net assets and the Shares daily with reference to the Pricing Benchmark, or any other pricing methodology adopted by the Sponsor in its discretion (for the avoidance of doubt, the Sponsor may select such subsequent pricing methodology without Shareholder approval);

●	In connection with a hard fork of the Hyperliquid Blockchain to which the Sponsor has actual knowledge, to determine, in good faith, whether the digital asset network running the modified or the extant Hyperliquid Blockchain software is generally accepted to be the Hyperliquid Blockchain and should therefore be considered to be Hyperliquid for the purposes of the Trust’s ongoing operations;

●	To enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

●	To receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Creation Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

●	In connection with In-Kind Creation Orders, to receive from Authorized Participants directly or through its delegates the required amount of Hyperliquid;

●	In connection with Cash Creation Orders, to receive from Authorized Participants directly or through its delegates the required amount of cash;

●	In connection with Creation Orders, after accepting a Creation Order and receiving the required amount of Hyperliquid or cash, as applicable, either directly or through its delegates to direct the Transfer Agent to credit the Baskets to fill the Creation Order within one (1) business day immediately following the Creation Order Date;

●	To receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted Redemption Orders, as described in the Trust Agreement and in the Authorized Participant Agreement;

●	To assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and this Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

●	To use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including by making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any state or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration; the expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

●	To monitor all fees charged to the Trust, and the services rendered by the service providers to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust are at competitive rates and are the best price and services available under the circumstances and, if necessary, to renegotiate the fee structure to obtain such rates and services for the Trust;

●	To perform such other services as the Sponsor believes the Trust may from time to time require; and

●	In general, to carry out any other business in connection with or incidental to any of the foregoing powers; to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others; and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)	the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)	no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)	the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)	the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)	in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)	except as expressly provided in Article III of the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h)	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Trustee Losses”), to the extent that such Trustee Losses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Trustee Losses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Hyperliquid or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or any other Indemnified Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Provisions of Law

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the Sponsor or its directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC and the various state administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests). The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders.

Meetings

Meetings of the Trust’s Shareholders may be called by the Sponsor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each Shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Sponsor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Shareholders may vote in person, by proxy, or in any manner determined by the Sponsor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote will constitute a quorum at a Shareholders’ meeting. Any action taken by Shareholders may be taken without a meeting so long as Shareholders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of the Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of Shareholders.

Books and Records

The Trust keeps its books of record and account at the office of the Sponsor located at 250 Montgomery Street, Suite 200, San Francisco, CA 94104, or at the offices of the Administrator, or at such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during the Trust’s usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information that the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. However, pursuant to the Trust Agreement, this shall not apply to causes of action for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

Legal Matters

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Fenwick & West LLP rendered an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

The statement of assets and liabilities of the Trust as of December 31, 2025 has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Material Contracts

Fund Administration and Accounting Agreement

Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and computing expense ratios, maintaining expense files and coordinating the payment of Trust-approved invoices; (ii) calculating Trust-approved income and per Share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.

The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor or, if such quotes are unavailable, then obtaining such prices from the Sponsor and, in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.

The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for their reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions, or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust that occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided, however, that the Trust shall not indemnify any Indemnitee for any losses arising out of such Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.

The Fund Administration and Accounting Agreement shall be effective commencing upon regulatory approval by the SEC permitting shares of the Trust to be offered for sale and, unless terminated pursuant to its terms, shall continue until 11:59 p.m. on the date which is the third anniversary of such date (the “Initial Term”), at which time such Agreement shall terminate, unless renewed in accordance with the terms hereof. The Fund Administration and Accounting Agreement shall automatically renew for successive terms of one (1) year each (each, a “Renewal Term”), unless the Trust or the Administrator gives written notice to the other party of its intent not to renew and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, the Fund Administration and Accounting Agreement shall terminate at 11:59 p.m. on the last day of the Initial Term or Renewal Term, as applicable.

Transfer Agency and Service Agreement

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of creations and redemptions of Baskets; (ii) preparing and transmitting by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.

The Transfer Agency and Service Agreement will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated by either party pursuant to the terms of the agreement.

Hyperliquid Custody Agreement

The Hyperliquid Custody Agreement with Anchorage Custody establishes the rights and responsibilities of the Hyperliquid Custodian, Sponsor, and the Trust with respect to the Hyperliquid in the Trust Hyperliquid Account, which is established and maintained by the Hyperliquid Custodian.

Access to the Custody Account; Transfers and Storage

The Hyperliquid Custodian has been engaged to keep the Trust’s Hyperliquid in safe custody. The Hyperliquid Custodian will provide the Sponsor with the information that is necessary for third parties to make deposits to the Trust Hyperliquid Account. To support the Trust’s ordinary course deposits and withdrawals, the Hyperliquid Custodian’s services will allow the Sponsor to receive a recipient address for deposits by a third party, and to initiate the transfer and broadcast to the blockchain supporting the relevant asset. Subject to completed blockchain transactions to the provided recipient addresses and completion of required transaction screening by the Hyperliquid Custodian, the Hyperliquid Custodian will credit all Hyperliquid properly authorized by the Trust or the Sponsor to the Trust Hyperliquid Account.

The Hyperliquid Custodian will only allow withdrawals of Hyperliquid from the Trust Hyperliquid Account based on authorized instructions from the Sponsor or the Trust.

Standard of Care; Limitations of Liability

Under the Hyperliquid Custody Agreement, at minimum, the Hyperliquid Custodian (and its affiliates) shall at all times perform its obligations under the Hyperliquid Custody Agreement with the reasonable care, skill, and diligence of a prudent, professional, competent, and regulated provider of custody services in the financial industry, unless a higher standard is specified by this agreement or applicable law or regulation. Except for Anchorage Custody’s gross negligence, willful misconduct or fraud, Anchorage Custody shall not be liable for any losses, whether in contract, tort or otherwise, incurred by the Trust, for any amount in excess of fees paid by the Trust in the twelve (12) months prior to when the liability arises. Further, in no event will Anchorage Custody be liable (i) for acts or omissions under a mere negligence standard, (ii) losses which arise from Anchorage Custody’s compliance with applicable laws, including sanctions laws administered by OFAC; or (iii) special, indirect or consequential damages, or lost profits or loss of business arising in connection with the Hyperliquid Custody Agreement. This limitation of liability shall not limit any losses or claims arising from the Hyperliquid Custodian’s gross negligence, willful misconduct or fraud. Anchorage Custody shall not be liable to the Trust for delays, suspension of operations, whether temporary or permanent, failure in performance of the Hyperliquid Custody Agreement, or interruption of service in each case to the extent it is directly due to a cause or condition entirely beyond the reasonable control of Anchorage Custody.

Indemnity

Under the Hyperliquid Custody Agreement, the Trust shall defend and indemnify and hold harmless Anchorage Custody, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all third party claims and losses arising out of or relating to the Hyperliquid Custody Agreement, except to the extent they arise out of (i) Anchorage Custody’s gross negligence, willful misconduct or fraud as determined by a non-appealable, adjudication by an arbiter of competent jurisdiction, provided, however, that Anchorage Custody shall be released and held harmless for any action it take at the direction of the Trust, even if following such direction constitutes gross negligence or willful misconduct by Anchorage Custody or (ii) Anchorage Custody’s breach of any obligations, warranties or representations under the Hyperliquid Custody Agreement. This obligation will survive any termination of the Hyperliquid Custody Agreement as it relates to the claims and losses arising during the term of the Hyperliquid Custody Agreement or as it relates to activity during such term. The Trust may not settle any claim without the prior written consent of Anchorage Custody where such proposed settlement may limit, materially interfere with, or otherwise adversely affect the rights of Anchorage Custody under the Hyperliquid Custody Agreement.

Insurance

Hyperliquid is not subject to the protections or insurance provided by the FDIC or SIPC. Any insurance coverage obtained by or for the Hyperliquid Custodian is solely for the benefit of the Hyperliquid Custodian and does not guarantee or insure the Trust in any way. There is no third-party insurance held on behalf of the Trust Hyperliquid Accounts.

Inspection and Audit Rights

The Trust does not enjoy audit or inspection rights under the Hyperliquid Custody Agreement. The Sponsor relies on the Hyperliquid Custodian’s System and Organization Controls (“SOC”) reports to provide assurances as to the controls that support the proof of existence of the Trust’s Hyperliquid at the Hyperliquid Custodian. SOC reports are internal control evaluations conducted by independent auditors. A SOC 1 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control. The Hyperliquid Custodian engages an independent auditor to conduct both a SOC 1, Type II audit and a SOC 2, Type II audit. The SOC 1, Type II and SOC 2, Type II reports include controls over private key management.

Modification of Agreement

The Hyperliquid Custodian may be modified only by written agreement signed by both the Trust and the Hyperliquid Custodian.

Term and Termination

The initial term of the Hyperliquid Custody Agreement is one (1) year with a renewal term of one (1) year. The Trust or Anchorage Custody may terminate the Hyperliquid Custody Agreement in its entirety for any reason and without cause by providing written notice at least thirty (30) days’ prior to the expiration of the then current term of the Hyperliquid Custody Agreement. Both the Trust and Anchorage Custody may terminate the Hyperliquid Custody Agreement for cause upon a material breach which is not cured within thirty (30) days after receipt by the breaching party of written notice from the non-breaching party of such breach. The Hyperliquid Custody Agreement may also be terminated immediately by either party, without an opportunity to cure, upon written notice under certain circumstances outlined in the Hyperliquid Custody Agreement.

Cash Custody Agreement

The Trust has entered into the Cash Custody Agreement with BNY Mellon under which BNY Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement by giving written notice to the counterparty as set forth in the Cash Custody Agreement.

The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.

The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Cash Custody Agreement is governed by the substantive laws of the State of New York.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Baskets of the Trust; (ii) maintaining copies of confirmations of Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of this Prospectus to Authorized Participants who have purchased Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for copies of this Prospectus are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Marketing Agent Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that this Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Marketing Agent Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in this Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in this Prospectus or any such advertising materials or sales literature.

The Marketing Agent Agreement shall continue in effect for two years. Thereafter, if not terminated, the Marketing Agent Agreement shall continue automatically in effect for successive one-year periods.

Master Purchase and Sale Agreement for Digital Assets

The Sponsor, on behalf of the Trust, has entered into a Master Sale and Purchase Agreement with each Hyperliquid Trading Counterparty. This agreement set forth the general parameters under which a transaction in Hyperliquid will be effectuated, should any transaction with a Hyperliquid Trading Counterparty occur. The agreement shall remain in effect until terminated in writing by either the Trust or the Hyperliquid Trading Counterparty. The Hyperliquid Trading Counterparty shall have no liability: (i) with respect to any breach of the agreement which does not arise from its bad faith or gross negligence, (ii) for any act or omission (including insolvency) or delay of any third party, including any bank, digital wallet provider or digital currency exchange or any of their agents or subcontractors, (iii) for any interruption or delays of service, system failure, or errors in the design or functioning of any electronic system, or (iv) for any consequential, indirect, incidental, or any similar damages (even if informed of the possibility or likelihood of such damages). The Trust and Sponsor will each, on a several basis (and without duplication), indemnify, defend and hold the Hyperliquid Trading Counterparty harmless together with its officers, directors, members, partners, affiliates and employees, agents and licensors (the “Indemnified Parties”) from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) Counterparty’s breach of the terms of the agreement, (ii) the Trust’s violation of any applicable law, rule or regulation, (iii) Hyperliquid Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of transactions with the Hyperliquid Trading Counterparty.

Staking Services Agreement

Each of the Sponsor and the Trust (the “Customer”) has entered into a Staking Services Agreement with Attestant Ltd. (the “Provider”). The Staking Services Agreement governs the provision of staking services for supported cryptoassets, specifically Hyperliquid. The Provider assists the Customer in setting up hardware and software for staking, offers access to its infrastructure and validation software, maintains the software, and provides dashboards and performance reports. Importantly, the Provider does not offer custody, safekeeping, brokerage, or investment advice, nor does it itself stake or un-stake assets; rather, it enables the Customer to do so using its software. Eligibility for services requires the Customer to be duly organized, legally permitted to use the services, and compliant with all applicable laws, including anti-money laundering and sanctions regulations. The Customer must understand the risks associated with cryptographic systems and staking, and is responsible for ensuring the services are appropriate for its financial situation. The Customer is also required to provide information for identity verification and anti-money laundering checks, and acknowledges that access to services may be affected by the results of these checks.

The Customer is solely responsible for the use, custody, and safekeeping of its supported assets and access keys. It must comply with protocol requirements, pay all applicable fees and taxes, and not use the services for anything other than supported assets. The Customer must also avoid interfering with the services, breaching laws, or introducing security risks. The Provider’s liability is strictly limited to the provision of staking services and excludes responsibility for losses outside its control, including protocol changes, third-party issues, and force majeure events. The Provider’s total liability is capped at the fees paid by the Customer in the six months preceding any claim, and excludes indirect or consequential losses.

Termination and suspension provisions allow either party to terminate for material breach, insolvency, or other specified events. The Provider may suspend or terminate services immediately for legal or regulatory reasons, security concerns, suspected breaches, or other specified circumstances. Upon termination, the Provider will assist with unstaking and migration of assets, provide final reports, and return or destroy confidential information, subject to legal retention requirements. No additional fees are charged for termination assistance beyond agreed network fees and professional services.

The Provider may change the terms of the agreement for various reasons, including changes in law, supported assets, or service improvements, with notice to the Customer and an option to terminate in case of material changes. The agreement is governed by New York law, with exclusive jurisdiction in New York courts, and includes a waiver of jury trial rights. The Order Form specifies Hyperliquid as the supported asset, a 12-month minimum term with automatic renewal, and payment of fees on-chain in Hyperliquid.

The agreement provides detailed risk disclosure, emphasizing the high risks associated with staking, including protocol risks, market volatility, regulatory uncertainty, and the potential for loss of assets due to technical failures, hacking, or human error. The Customer is required to independently assess these risks before using the services.

Pricing Benchmark License Agreement

The Sponsor has entered into an agreement with the Benchmark Provider (the “Pricing Benchmark License Agreement”) providing the Trust with a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Pricing Benchmark to develop, create, calculate, settle, maintain or support and market the Trust for the term of the Pricing Benchmark License Agreement. The Pricing Benchmark License Agreement is subject to a three-year initial term period and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the Pricing Benchmark License Agreement.

United States Federal Income Tax Consequences

The following discussion of the material U.S. federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the opinion of Fenwick & West LLP, special U.S. federal income tax counsel to the Sponsor. The discussion below is based on the Internal Revenue Code of 1986 (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including, but not limited to, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, brokers or dealers, traders, partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons with “applicable financial statements” within the meaning of Section 451(b) of the Code, or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A Shareholder that is not a U.S. Shareholder as defined above is considered a “Non-U.S. Shareholder” for purposes of this discussion. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. In the opinion of Fenwick & West LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis.

On November 10, 2025, the IRS released Revenue Procedure 2025-31, which provides a safe harbor under which a widely held fixed investment trust may stake digital assets without preventing the trust from qualifying as an investment trust under Treasury Regulation Section 301.7701-4(c) and as a grantor trust under Sections 671 et seq. of the Code, provided that fourteen separate requirements are met. Revenue Procedure 2025-31 states that no inferences should be drawn as any Federal income tax consequences not expressly addressed in Revenue Procedure 2025-31, including with respect to whether income attributable to staking would be treated as income effectively connected with the conduct of a trade or business within the United States or as unrelated business taxable income. To the extent that staking by the Trust does not comply with all of the requirements of the Revenue Procedure, the safe harbor would not be available to assure the Trust’s status as a grantor trust. There can be no assurance that any staking by the Trust will comply with Revenue Procedure 2025-31. Accordingly, the Trust may rely on principles of underlying law in respect of grantor trusts that hold other assets, such as rental real estate and securities, which conclude that limited or ministerial actions with respect to the Trust corpus does not represent a power to vary the investment of the Trust certificate holders. Further, the Trust intends to arrange its affairs to limit staking so that any staking that occurs is non-discretionary, will not vary based on market conditions, and does not contain the indicia of a trade or business as provided in extant authority. However, there can be no assurance that in the event the safe harbor’s requirements are not met the IRS will not take a contrary view or that any such contrary view would not be sustained by a Court if challenged.

Moreover, the opinion of Fenwick & West LLP represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders, and might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust could be taxed in the same manner as a regular corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the Hyperliquid held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

With the exception of certain reporting standards under Section 6045 and related provisions of the Code, there have been no binding pronouncements of law with respect to the U.S. federal income tax treatment of digital assets. In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (which would likely include Hyperliquid) for U.S. federal income tax purposes. In the Notice, the IRS stated its position that, for U.S. federal income tax purposes, such digital assets (i) are property, (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. Later, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “2019 Ruling & FAQs”) stating its position that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. In 2023, the IRS released another revenue ruling stating its position that tokens “received” as a result of staking give rise to income upon assertion of dominion and control (the “2023 Ruling & FAQs”; the 2019 Ruling & FAQs and the 2023 Ruling & FAQs together, the “Rulings & FAQs”). The Notice and the Rulings & FAQs are not, however, binding pronouncements of law, and a court would not be obligated to treat them as binding legal authority. Moreover, the Notice and the Rulings & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets, and there continues to be significant uncertainty with respect to the timing and amount of the income inclusions, if any, relating to staking, hard forks, airdrops, and other cryptocurrency specific transactions.

Other countries’ treatment of digital assets does not necessarily comport with the Notice, the Rulings & FAQs, or U.S. federal income tax more broadly. If one or more foreign countries recognizes Hyperliquid as legal currency, and if the IRS recognizes Hyperliquid as a “foreign currency,” the tax consequences of an investment in the Trust will change. Gains or losses in respect of foreign currencies are generally ordinary gains or losses. In general, entering or acquiring forward contracts, futures contracts, options or similar financial instruments is treated as a foreign currency contract that produces ordinary gain or loss. However, ordinary gain or loss treatment does not apply (unless elected) to contracts that require delivery of, or the settlement of which depends on the value of, a foreign currency in respect of which positions are traded through regulated futures contracts. Instead, such contracts are treated as having 60% long-term capital gain or loss and 40% short-term capital gain or loss. Such contracts are also required to be marked to market at the end of each year.

The remainder of this discussion assumes that Hyperliquid, and any Incidental Rights or IR Assets, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital currencies in general, including, in the case of Shareholders that are generally exempt from U.S. federal income taxation, whether such Shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.

Incidental Rights and IR Assets

From time to time, the Trust may come into possession of rights incident to its ownership of Hyperliquid, which permit the Trust to acquire other digital assets. These rights are generally expected to be Forked Assets that arise in connection with hard forks in the Hyperliquid Blockchain, airdrops offered to holders of Hyperliquid and digital assets arising from other similar events without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. These rights are referred to as “Incidental Rights” and any digital assets acquired through Incidental Rights are referred to as “IR Assets.” Pursuant to the Trust Agreement, the Trust has explicitly disclaimed all Incidental Rights and IR Assets. Such assets are not considered assets of the Trust at any point in time and will not be taken into account for purposes of determining the Trust’s NAV and the NAV per Share.

Pursuant to the Trust Agreement, to the extent that the Trust receives such assets in a Trust wallet, it will, as soon as practicable, and, if possible, immediately, distribute such assets to the Sponsor. At such time, the Incidental Right(s) and/or IR Asset(s) will be the property of the Sponsor. Once acquired, the Sponsor, subject to a reasonable, good faith determination, may take any lawful action necessary or desirable in connection with its acquisition of such assets. In the event that the Sponsor decides to sell the Incidental Right(s) and/or IR Asset(s), it will seek to do so for cash. This may be a sale of the Incidental Right(s) and/or IR Asset(s) directly in exchange for cash, or in exchange for another digital asset that may subsequently be exchanged for cash. The Sponsor would then contribute that cash back to the Trust, which in turn would distribute the cash to DTC to be distributed to Shareholders in proportion to the number of Shares owned. Such distribution would generally be a taxable event giving rise to ordinary income for a U.S. Holder.

Taxation of U.S. Shareholders

Shareholders will be treated for U.S. federal income tax purposes as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying Hyperliquid represented by the Shares and the additional Hyperliquid purchased with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the Hyperliquid held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the Hyperliquid with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of Hyperliquid to the Trust in exchange for a pro rata share of the underlying Hyperliquid represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the Hyperliquid held in the Trust will be the same as its tax basis and holding period for the Hyperliquid delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying Hyperliquid related to such Shares.

Hyperliquid may be used to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such Hyperliquid. If the Trust sells Hyperliquid (for example to generate cash to pay fees or expenses) or is treated as selling Hyperliquid (for example by using Hyperliquid to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the Hyperliquid that was sold. A Shareholder’s tax basis for its share of any Hyperliquid sold by the Trust should generally be determined by multiplying the Shareholder’s total basis for its share of all of the Hyperliquid held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of Hyperliquid sold, and the denominator of which is the total amount of the Hyperliquid held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the Hyperliquid remaining in the Trust should be equal to its tax basis for its share of the total amount of the Hyperliquid held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the Hyperliquid that was sold.

Shareholders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years beginning after December 31, 2017 and before January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will not be deductible for U.S. federal income tax purposes. Under current law, for taxable years beginning on or after January 1, 2026, a non-corporate U.S. Shareholder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Shareholder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Shareholder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion or all, respectively, of its pro rata share of the Hyperliquid held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the portion of its pro rata share of the Hyperliquid held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling Hyperliquid) will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its pro rata share of the Hyperliquid that was sold of more than one (1) year.

The current maximum tax rate for individuals applicable to capital gains is 20% (subject to an additional tax of 3.8% on net investment income). However, gain from collectibles is subject to a 28% maximum (also subject to the 3.8% additional tax), and currency gain is subject to tax at ordinary income rates. Current guidance indicates that digital assets are treated neither as collectibles nor as currencies, but the IRS has the authority to change its position on the treatment of digital assets.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying Hyperliquid represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the Hyperliquid received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the Hyperliquid held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the Hyperliquid received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the Hyperliquid received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the Hyperliquid held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the Hyperliquid held in the Trust immediately prior to the sale or redemption, less the portion of such basis that is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the Hyperliquid received by the Shareholder in the redemption.

If a fork were to occur in the Hyperliquid Blockchain, the Trust would hold both the original Hyperliquid and the alternative new asset. However, such Forked Asset would not constitute an asset of the Trust as, pursuant to the Trust Agreement, the Trust has disclaimed all Incidental Rights and IR Assets, including Forked Assets. The Trust Agreement requires that, if such a transaction occurs, the Trust will, as soon as possible, distribute the Forked Asset to the Sponsor. The Sponsor may then sell the Forked Asset, at which point it would contribute the proceeds of that sale back to the Trust, which would distribute the cash to Shareholders. Such distribution would cause Shareholders to incur a federal income tax liability.

Although the Trust has explicitly disclaimed all Incidental Rights and IR Assets, it is possible that the IRS may not recognize such a disclaimer. Under such circumstances, the receipt, distribution and/or sale of the Forked Asset may cause Shareholders to incur a federal income tax liability. The IRS has taken the position in the Rulings & FAQs that, under certain circumstances, a fork constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Rulings & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. Under the Rulings & FAQs, a U.S. Shareholder will have a basis in any IR Asset received in a fork or airdrop equal to the amount of income the U.S. Shareholder recognizes as a result of such fork or airdrop and the U.S. Shareholder’s holding period for such IR Asset will begin as of the time it recognizes such income. In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt Shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize some UBTI as a consequence of an investment in Shares.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders that are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of Hyperliquid by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the individual’s adjusted gross income. Similar rules apply to certain miscellaneous itemized deductions of estates and trusts. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisers as to the tax consequences of a purchase of Shares.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally should not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale or disposition of Hyperliquid by the Trust, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from U.S. sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met. A Non-U.S. Shareholder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a Non-U.S. Shareholder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although there is no guidance on point, it is likely that any ordinary income recognized by a Non-U.S. Shareholder as a result of a fork, airdrop or similar occurrence would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. A non-U.S. Shareholder in the Trust should assume that, in the absence of guidance, a withholding agent (including the Sponsor) may withhold 30% from a Non-U.S. Shareholder’s pro rata share of any such income, including by deducting such withheld amounts from proceeds that such Non-U.S. Shareholder would otherwise be entitled to receive in connection with a distribution of Incidental Rights, IR Assets or proceeds from the disposition of Incidental Rights or IR Assets by the Sponsor, or by selling an amount of tokens as necessary to comply with such withholding obligation. A Non-U.S. Shareholder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the Non-U.S. Shareholder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury Regulations.

Although the nature of the Incidental Rights and IR Assets that the Trust may hold in the future is uncertain and the Trust has sought to disclaim such assets, it is unlikely that any such asset would give rise to income that is treated as “effectively connected” with the conduct of a trade or business in the United States or that any income derived by a Non-U.S. Shareholder from any such asset would otherwise be subject to U.S. income or withholding tax, except as discussed above in connection with the fork, airdrop or similar occurrence giving rise to Incidental Rights or IR Assets. There can, however, be no complete assurance in this regard.

U.S. Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS and provide certain tax-related information to Shareholders in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to U.S. backup withholding tax, at a rate of 24%, in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a U.S. person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States to which they are subject) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or any transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

Purchases By Employee Benefit Plans

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan in making such investment, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is intended not to be complete, but only to address certain questions under ERISA and the Code that are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types that provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

Plan Assets

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the 1933 Act, and the Shares will be timely registered under the Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Trust will be freely tradable on the Exchange like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 Shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Hyperliquid Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW AND ERISA.

Information You Should Know

This Prospectus contains information investors should consider when making an investment decision about the Shares. Investors should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide investors with different information and, if anyone provides investors with different or inconsistent information, investors should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Sponsor and other sources the Sponsor believed to be reliable.

Investors should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when the Sponsor refers to this “Prospectus,” it is referring to this Prospectus and (if applicable) the relevant prospectus supplement.

Investors should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

Cross references in this Prospectus to captions in these materials indicate where an investor can find further related discussions. The table of contents assists in locating these captions.

Summary of Promotional and Sales Material

The Trust expects to use the following sales material it has prepared:

●	the Trust’s website, BHYPetf.com; and

●	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

Intellectual Property

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

Where You Can Find More Information

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is BHYPetf.com. The Trust’s website address is only provided here as a convenience and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated Prospectus annually on behalf of the Trust pursuant to the requirements of the 1933 Act.

The reports and other information are available online at www.sec.gov.

Privacy Policy

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to investors annually and is also available at BHYPetf.com.

Report of independent registered public accounting firm

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Sponsor of
Bitwise Hyperliquid ETF:

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities (in organization) of Bitwise Hyperliquid ETF (the Trust) as of December 31, 2025 and the related notes (collectively, the financial statement). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of December 31, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Trust’s auditor since 2025.

New York, New York

April 10, 2026

Statement of ASSETS AND LIABILITIES

Bitwise Hyperliquid ETF

Statement of Assets and Liabilities (In Organization)

December 31, 2025

Assets
Cash	$200
Total Assets	200

Liabilities
Total Liabilities	–

Net Assets	$200

Net assets consist of:
Capital stock at $25.00 per share	200
Net Assets	$200

Shares issued and outstanding, no par value, unlimited amount authorized	8
Net asset value per Share	$25.00

The accompanying notes are an integral part of this financial statement.

NOTES TO FINANCIAL STATEMENT

1. ORGANIZATION

Bitwise Hyperliquid ETF (the “Trust”), is an investment trust organized on September 12, 2025 under Delaware law pursuant to a Declaration of Trust and Trust Agreement (the “Trust Agreement”). The Trust’s primary investment objective is to seek to provide exposure to the value of Hyperliquid held by the Trust, less the expenses of the Trust’s operations, generally just the sponsor’s management fee. The Trust’s secondary investment objective is to seek to earn staking rewards. In seeking to achieve its primary investment objective, the Trust’s sole asset is expected to be Hyperliquid. The Trust is an Exchange Traded Product (“ETP”) that issues common shares of beneficial interest (“Shares”) that are anticipated to be listed on the NYSE Arca, Inc. (the “Exchange”) under the ticker symbol “BHYP”, providing investors with an efficient means to obtain market exposure to the price of Hyperliquid.

Bitwise Investment Advisers, LLC (the “Sponsor”) serves as the Sponsor for the Trust. The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the U.S. and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares, and will operate the marketing plan of the Trust on an ongoing basis. The Sponsor also oversees the additional service providers of the Trust and exercises managerial control of the Trust as permitted under the Trust Agreement. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified management fee.

Delaware Trust Company acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

As of December 31, 2025, the Trust has had no operations other than those actions relating to organizational and registration matters, including the sale and issuance of the Trust’s shares to Bitwise Asset Management, Inc., the parent company of the Sponsor, the sole shareholder of eight (8) shares of the Trust. Proceeds from the issuance of these shares were held in cash as presented on the Trust’s statement of assets and liabilities.

In the ordinary course of operation, the Trust will purchase and sell Hyperliquid directly and it will create or redeem its Shares either in-kind or in cash-settled transactions in blocks of 10,000 Shares at the Trust’s net asset value per Share and only in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). An Authorized Participant will deliver, or cause to be delivered, either an amount of Hyperliquid or cash to the Trust when it purchases Shares from the Trust, and the Trust will deliver either an amount of Hyperliquid or cash to an Authorized Participant, or its designee, when it redeems Shares with the Trust. Authorized Participants, and their customers, may then, in turn, offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statement. The financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Trust is an investment company and follows the specialized accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC” or “Codification”) Topic 946, Financial Services—Investment Companies.

Use of Estimates

The preparation of the financial statement in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of this financial statement. Actual results could differ from those estimates.

Indemnifications

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Cash

Cash includes non-interest bearing non-restricted cash with one institution. Cash in a bank deposit account, at times, may exceed U.S. federally insured limits. The Trust has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on such bank deposits.

Income Taxes

The Trust will be classified as a “grantor trust” for United States federal income tax purposes. As a result, the Trust itself will not be subject to United States federal income tax. Instead, the Trust’s income and expenses will “flow through” to the shareholders, and the Bank of New York Mellon (the “Administrator”), will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service on that basis. As of December 31, 2025, no amounts had “flowed through” to the shareholder.

Organizational and offering costs

The costs of the Trust’s organization and the initial offering of the Shares will be borne directly by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

3. AGREEMENTS

As the Trust has had no operations other than those actions relating to organizational and registration matters, including the sale and issuance of the Trust’s shares to Bitwise Asset Management, Inc., the parent company of the Sponsor, the Sponsor has not yet begun to charge the Trust an annual management fee, which it anticipates charging once operations commence. Once operations commence, the Trust is expected to pay an annualized management fee to the Sponsor as compensation for services performed under the Trust Agreement; but it has not yet determined the amount of such fee. In exchange for the management fee, the Sponsor has agreed to assume and pay all ordinary expenses of the Trust, including the Trustee’s fee and out-of-pocket expenses, the fees of the Trust’s regular service providers, Exchange listing fees, SEC registration fees, SEC filing costs, audit fees and ordinary legal expenses. The Sponsor’s management fee is paid by delivery of Hyperliquid, monthly on the first Business Day of the month in respect of fees payable for the prior month. The delivery is of that number of Hyperliquid which equals the daily accrual of the Sponsor’s Fee for such prior month.

The Trust intends to utilize Bitwise On-chain Solutions, formerly Attestant, Ltd., a wholly owned subsidiary of Bitwise Asset Management, Inc., the parent company of the Sponsor, to be the staking agent for either a portion of or all of the Trust’s staked Hyperliquid.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time.

As of the date of this Financial Statement, there were no amounts payable to related parties.

4. BENEFICIAL OWNERSHIP

As of the date of this financial statement Bitwise Asset Management, Inc., the parent company of the Sponsor, owned 100% of the outstanding Shares of the Trust.

5. SUBSEQUENT EVENTS

In preparing this financial statement, the Sponsor has evaluated events and transactions for potential recognition or disclosure through the date this financial statement was issued. Management has determined that there were no material events, that would require disclosure in the Trust’s financial statement, which occurred subsequent to the statement of assets and liabilities date through April 10, 2026.

Bitwise Hyperliquid ETF

shares

prospectus

__________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by Bitwise Investment Advisers, LLC, the sponsor of the Trust. Except for the Securities and Exchange Commission Registration Fee and Exchange Listing Fee, all such expenses are estimated:

SEC registration fee (actual)	$0	*
Listing fee (actual)	$4,500
Auditor’s fees and expenses	$30,000
Legal fees and expenses	$125,000
Printing expenses	$5,000
Miscellaneous expenses	$-
Total	$164,500

*

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the additional registration fee and will pay the additional registration fee subsequently on an annual basis.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement provides that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 4.06 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

On November 24, 2025, the Trust sold 8 Shares at a per-Share price of $25 to Bitwise Asset Management, Inc., an affiliate of the Sponsor, in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. No further sales of unregistered securities are contemplated.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibit.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b) Financial Statement Schedules. Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining the liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on May 5, 2026.

Bitwise Investment Advisers, LLC
Sponsor of the Bitwise Hyperliquid ETF

By:	/s/ Hunter Horsley
Name:	Hunter Horsley
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hunter Horsley	President	May 5, 2026
Hunter Horsley	(Principal Executive Officer)*

/s/ Paul (“Teddy”) Fusaro	Chief Operating Officer	May 5, 2026
Paul (“Teddy”) Fusaro	(Principal Financial Officer and Principal Accounting Officer)*

*	The registrant is a trust and the persons are signing in their capacities as officers of Bitwise Investment Advisers, LLC, the Sponsor of the registrant.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Trust Agreement(1)
3.2	Certificate of Trust(1)
3.3	First Amended and Restated Declaration of Trust and Trust Agreement(2)
5.1	Opinion of Chapman and Cutler LLP as to legality(2)
8.1	Opinion of Fenwick & West LLP as to tax matters(2)
10.1	Sponsor Agreement(2)
10.2	Form of Authorized Participant Agreement(2)
10.3	Marketing Agent Agreement(3)
10.4	First Amendment to Marketing Agent Agreement(3)
10.5	Hyperliquid Custody Agreement(2)
10.6	Cash Custody Agreement(2)
10.7	Fund Administration and Accounting Agreement(2)
10.8	Transfer Agency and Service Agreement(2)
10.9	Form of Master Purchase and Sale Agreement for Digital Assets(2)
10.10	Staking Services Agreement(2)
10.11	Pricing Benchmark License Agreement(2)
10.12	Amendment to Pricing Benchmark License Agreement(2)
23.1	Consent of Independent Registered Public Accounting Firm(3)
23.2	Chapman and Cutler LLP (included in Exhibits 5.1)(2)
23.3	Fenwick & West LLP (included in Exhibit 8.1)(2)
107	Filing Fee Table(2)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 25, 2025.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on December 15, 2025.
(3)	Filed herewith.